================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 23, 1998

                         COMMISSION FILE NUMBER: 1-6828

                               STARWOOD HOTELS &
                                    RESORTS
             (Exact name of registrant as specified in its charter)

                                    MARYLAND
                          (State or other jurisdiction
                       of incorporation or organization)

                                   52-0901263
                      (I.R.S. employer identification no.)

                      2231 EAST CAMELBACK ROAD., SUITE 410
                             PHOENIX, ARIZONA 85016
                        (Address of principal executive
                          offices, including zip code)

                                 (602) 852-3900
              (Registrant's telephone number, including area code)

                         COMMISSION FILE NUMBER: 1-7959

                               STARWOOD HOTELS &
                            RESORTS WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)

                                    MARYLAND
                          (State or other jurisdiction
                       of incorporation or organization)

                                   52-1193298
                      (I.R.S. employer identification no.)

                      2231 EAST CAMELBACK ROAD, SUITE 400
                             PHOENIX, ARIZONA 85016
                        (Address of principal executive
                          offices, including zip code)

                                 (602) 852-3900
              (Registrant's telephone number, including area code)

================================================================================

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Pro Forma Financial Information. The unaudited combined consolidated pro forma balance sheet as of December 31, 1997 of Starwood Hotels & Resorts and Starwood Hotels & Resorts Worldwide, Inc. and ITT Corporation and the unaudited combined consolidated pro forma statement of income for the year ended December 31, 1997 are included in pages F-2 through F-30.

     (b) Financial Statements. Audited consolidated balance sheet of ITT Corporation and subsidiaries as of December 31, 1997 and 1996, and the related audited consolidated statements of income, cash flow and stockholders equity for each of the three years in the period ended December 31, 1997 and related report of independent public accountants are included on pages F-31 through F-55 and S-1 through S-2.

         Audited combined balance sheet of Westin Hotels & Resorts Worldwide, Inc. and subsidiaries and certain affiliates as of December 31, 1997, the consolidated balance sheet of W&S Hotel L.L.C. and subsidiaries as of December 31, 1996, and the related combined and consolidated statements of operations, changes in shareholders equity (deficit), members' equity and cash flows for the years ended December 31, 1997 and 1996 and for the period from May 12, 1995 through December 31, 1995 are included on pages F-56 through F-85.

     (c) Exhibits.

           EXHIBITS
           --------
             23.1     Consent of Arthur Andersen LLP.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                                       STARWOOD HOTELS &
STARWOOD HOTELS & RESORTS                              RESORTS WORLDWIDE, INC.

By:                                                    By:
-----------------------------------------------------  -----------------------------------------------------
    Barry S. Sternlicht                                    Ronald C. Brown
    Chairman and                                           Executive Vice President and
    Chief Executive Officer                                Chief Financial Officer


Date: April 27, 1998

                         INDEX TO FINANCIAL STATEMENTS

STARWOOD HOTELS & RESORTS AND STARWOOD HOTELS & RESORTS
  WORLDWIDE, INC. -- COMBINED PRO FORMA FINANCIAL STATEMENTS
  AS ADJUSTED FOR THE ITT AND WESTIN TRANSACTIONS...........     F-3
Starwood Hotels & Resorts and Starwood Hotels & Resorts
  Worldwide, Inc. Unaudited Combined Consolidated Pro Forma
  Balance Sheet as of December 31, 1997.....................     F-6
Notes to the Unaudited Combined Consolidated Pro Forma
  Balance Sheet as of December 31, 1997.....................     F-7
Starwood Hotels & Resorts and Starwood Hotels & Resorts
  Worldwide, Inc. Unaudited Combined Consolidated Pro Forma
  Statement of Income for the year ended December 31,
  1997......................................................    F-11
Notes to the Unaudited Combined Consolidated Pro Forma
  Statements of Income for the year ended December 31,
  1997......................................................    F-12

ITT CORPORATION PRO FORMA FINANCIAL STATEMENTS
Unaudited Consolidated Pro Forma Balance Sheet as of
  December 31, 1997.........................................    F-14
Unaudited Consolidated Pro Forma Statement of Income for the
  year ended December 31, 1997..............................    F-15
Notes to Unaudited Pro Forma Consolidated Financial
  Statements................................................    F-16

STARWOOD HOTELS & RESORTS AND STARWOOD HOTELS & RESORTS
  WORLDWIDE, INC. -- PRO FORMA FINANCIAL STATEMENTS AS
  ADJUSTED FOR THE WESTIN TRANSACTION.......................    F-17
Starwood Hotels & Resorts and Starwood Hotels & Resorts
  Worldwide, Inc. Unaudited Combined Consolidated Pro Forma
  Balance Sheet as of December 31, 1997.....................    F-18
Starwood Hotels & Resorts Unaudited Consolidated Pro Forma
  Balance Sheet as of December 31, 1997.....................    F-19
Starwood Hotels & Resorts Worldwide, Inc. Unaudited
  Consolidated Pro Forma Balance Sheet as of December 31,
  1997......................................................    F-20
Notes to the Unaudited Combined Consolidated and Separate
  Consolidated Pro Forma Balance Sheets as of December 31,
  1997......................................................    F-21
Starwood Hotels & Resorts and Starwood Hotels & Resorts
  Worldwide, Inc. Unaudited Combined Consolidated Pro Forma
  Statement of Operations for the year ended December 31,
  1997......................................................    F-25
Starwood Hotels & Resorts Unaudited Consolidated Pro Forma
  Statement of Operations for the year ended December 31,
  1997......................................................    F-26
Starwood Hotels & Resorts Worldwide, Inc. Unaudited
  Consolidated Pro Forma Statement of Operations for the
  year ended December 31, 1997..............................    F-27
Notes to the Unaudited Combined Consolidated and Separate
  Consolidated Pro Forma Statements of Operations for the
  year ended December 31, 1997..............................    F-28

ITT CORPORATION AND SUBSIDIARIES AUDITED FINANCIAL STATEMENTS
Report of Independent Public Accountants...................................................................       F-31
Consolidated Income for the three years ended December 31, 1997............................................       F-32
Consolidated Balance Sheet as of December 31, 1997 and 1996................................................       F-33
Consolidated Cash Flow for the three years ended December 31, 1997.........................................       F-34
Consolidated Stockholders Equity for the three years ended December 31, 1997...............................       F-35
Notes to Financial Statements..............................................................................       F-36
Quarterly Results for 1997 and 1996 (Unaudited)............................................................       F-53
Business Segment Information...............................................................................       F-54
Geographical Information -- Total Segments.................................................................       F-55
Valuation and Qualifying Accounts..........................................................................        S-1

WESTIN COMBINED AND W&S HOTEL L.L.C. CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Public Accountants...................................................................       F-56
Consolidated Balance Sheets as of December 31, 1997 and 1996...............................................       F-57
Combined, Consolidated and Predecessor Business Statements of Operations for the three years ended December
  31, 1997.................................................................................................       F-59
Combined, Consolidated and Predecessor Business Statements of Members' Equity for the three years ended
  December 31, 1997........................................................................................       F-60
Combined, Consolidated and Predecessor Business Statements of Cash Flows for the three years ended December
  31, 1997.................................................................................................       F-61
Combined, Consolidated and Predecessor Business Notes to Financial Statements..............................       F-62

                         STARWOOD HOTELS & RESORTS AND
                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                 PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997
                                  (UNAUDITED)

     The following unaudited pro forma combined consolidated balance sheet is presented as if (i) the merger of Chess Acquisition Corp. ("Merger Sub"), a newly formed Nevada corporation and a subsidiary of Starwood Hotels & Resorts Worldwide, Inc. (the "Corporation"), with and into ITT Corporation ("ITT") and
(ii) the acquisition by the Corporation and Starwood Hotels & Resorts (the "Trust" and, together with the Corporation, "Starwood Hotels" or the "Company") and certain of their affiliates of Westin Hotels & Resorts Worldwide, Inc. ("Westin Worldwide"), W&S Lauderdale Corp. ("Lauderdale"), W&S Seattle Corp. ("Seattle"), Westin St. John Hotel Company, Inc. ("St. John"), W&S Denver Corp. ("Denver") and W&S Atlanta Corp. ("Atlanta" and, together with Westin Worldwide, Lauderdale, Seattle, St. John and Denver, "Westin") had occurred as of December 31, 1997.

       Acquisition of ITT

     On February 23, 1998, pursuant to an Amended and Restated Agreement and Plan of Merger dated as of November 12, 1997 (the "ITT Merger Agreement") among the Corporation, Merger Sub, the Trust and ITT, the Company acquired ITT.

     Pursuant to the terms of the ITT Merger Agreement, Merger Sub was merged with and into ITT (the "ITT Merger"), whereupon the separate corporate existence of Merger Sub ceased and ITT continued as the surviving corporation. As a result of the ITT Merger, ITT was owned jointly by the Trust and the Corporation. Immediately after the effective time of the ITT Merger, the Corporation purchased all of the common stock, no par value, of ITT ("ITT Common Stock") owned by the Trust for a combination of cash and notes. After such purchase, ITT became a wholly owned subsidiary of the Corporation.

     Under the terms of the ITT Merger Agreement, each outstanding share of ITT Common Stock, together with the associated right to purchase shares of Series A Participating Cumulative Preferred Stock of ITT (the "Rights" and, together with the ITT Common Stock, "ITT Shares"), other than those that were converted into cash pursuant to a cash election by the holder (and other than ITT Shares owned directly or indirectly by ITT or Starwood Hotels, which shares were canceled), was converted into 1.543 shares of common stock, par value $.01 per share, of the Corporation (the "Corporation Shares") and 1.543 shares of beneficial interest, par value $.01 per share, of the Trust (the "Trust Shares" and, when paired with the Corporation Shares, the "Paired Shares"). Pursuant to cash election procedures, approximately 35,196,000 ITT Shares, representing approximately 30% of the outstanding ITT Shares, were converted into $85 in cash per share. In addition, each ITT Share was converted into additional cash consideration in the amount of $.37493151, which amount represents the interest that would have accrued (without compounding) on $85 at an annual rate of 7% during the period from and including January 31, 1998 to but excluding the date of the closing of the ITT Merger (February 23, 1998). The aggregate value of the ITT acquisition in cash, Paired Shares and assumed debt was approximately $14.6 billion.

     On February 23, 1998, the Company obtained two additional credit facilities ($5.6 billion in total) with Lehman Commercial Paper Inc., Bankers Trust Company and The Chase Manhattan Bank to fund the cash portion of the ITT Merger consideration, to refinance a portion of the Company's existing indebtedness (including indebtedness outstanding under the $2.2 Billion Facility (as defined below) and to provide funds for general corporate purposes. These facilities are comprised of a $3.1 billion senior secured credit facility (the "$3.1 Billion Facility") and a $2.5 billion, five-year increasing rates notes facility (the "IRN Facility").

     The $3.1 Billion Facility has three tranches: a $1.0 billion, one-year term loan; a $1.0 billion, five-year term loan; and a $1.1 billion, five-year revolving credit facility. The Corporation, the Trust and certain of their respective direct and indirect subsidiaries may be designated as borrowers or co-borrowers under all or a portion of the $3.1 Billion Facility. The interest rate for the $3.1 Billion Facility is one-, two- or three-month LIBOR, at the Company's option, plus 187.5 basis points for the four months ending June 24, 1998, one-, two-or three-month LIBOR plus 162.5 basis points for the two months ending August 24, 1998, and thereafter is determined pursuant to a pricing "grid" with rates based on the Company's leverage and/or senior unsecured debt rating. Quarterly amortization of the five-year term loan begins in the third year, with total amortization of 10%, 20% and 70% of the principal amount over the third, fourth and fifth year, respectively. Repayment of amounts borrowed under the $3.1 Billion Facility is guaranteed by the Trust and the Corporation and substantially all of their respective significant subsidiaries (including the Partnerships (as defined below)) other than gaming subsidiaries, and is secured by a pledge of all the capital stock, partnership interests and other equity interests of the guarantor subsidiaries.

  Acquisition of Westin

     On January 2, 1998, pursuant to a Transaction Agreement dated as of September 8, 1997 (the "Westin Transaction Agreement"), among WHWE L.L.C. ("WHWE"), Woodstar Investor Partnership ("Woodstar"), Normura Asset Capital Corporation ("Nomura"), Juergen Bartels (Mr. Bartels, and together with WHWE, Woodstar and Nomura, the "Members"), Westin Worldwide, Lauderdale, Seattle, St. John, Denver, Atlanta, W&S Hotel L.L.C. ("W&S LLC" and, together with Westin, the "Westin Companies"), the Trust, SLT Realty Limited Partnership (the "Realty Partnership"), the Corporation and SLC Operating Limited Partnership (the "Operating Partnership" and, together with the Realty Partnership, the "Partnerships"), the Company acquired Westin.

     Pursuant to the terms of the Transaction Agreement.

          (i) Westin Worldwide merged into the Trust (the "Westin Merger"). In connection with the Westin Merger, all of the issued and outstanding shares of capital stock of Westin Worldwide (other than shares held by Westin Worldwide and its subsidiaries or by the Company) were converted into an aggregate of 6,285,783 Class A Exchangeable Preferred Shares, par value $.01 per share (the "Class A EPS"), of the Trust and 5,294,783 Class B Exchangeable Preferred Shares, liquidation value $38.50 per share (the "Class B EPS" and, together with the Class A EPS, the "EPS"), of the Trust and cash in the amount of $177.9 million;

          (ii) The stockholders of Lauderdale, Seattle and Denver contributed all of the outstanding shares of such companies to the Realty Partnership. In exchange for such contribution and after giving effect to the deemed exchange of certain units, the Realty Partnership issued to such stockholders an aggregate of 470,309 limited partnership units of the Realty Partnership and the Trust issued to such stockholders an aggregate of 127,534 shares of Class B EPS. In addition, in connection with the foregoing share contribution, the Realty Partnership assumed, repaid or refinanced the indebtedness of Lauderdale, Seattle and Denver and assumed $84.2 million of indebtedness incurred by the Members prior to such contributions; and

          (iii) The stockholders of Atlanta and St. John contributed all of the outstanding shares of such companies to the Operating Partnership. In exchange for such contribution and after giving effect to the deemed exchange of certain units, the Operating Partnership issued to such stockholders an aggregate of 312,741 limited partnership units of the Operating Partnership and the Trust issued to such stockholders an aggregate of 80,415 shares of Class B EPS. In addition, in connection with the foregoing share contributions, the Operating Partnership assumed, repaid or refinanced indebtedness of Atlanta and St. John and assumed $3.4 million of indebtedness incurred by the Members prior to such contributions.

     The aggregate principal amount of debt assumed by the Company pursuant to the Westin Transaction Agreement was approximately $1.0 billion.

     The shares of Class A EPS, the shares of Class B EPS and the limited partnership interests issued in connection with the Westin Merger and the contribution of Seattle, Lauderdale, Denver, St. John and Atlanta to the Partnerships are directly or indirectly exchangeable on a one-to-one basis (subject to certain adjustments) for Paired Shares (subject to the right of the Company to elect to pay cash in lieu of issuing such shares). The limited partnership interests also are exchangeable on a one-to-one basis for shares of Class B EPS. The shares of Class B EPS have a liquidation preference of $38.50 per share and provide the holders with the right, from and after the fifth anniversary of the closing date of the Westin acquisition, to require the Trust to redeem such shares at a price of $38.50.

     On January 2, 1998, the Company obtained a $2.265 billion credit facility (the "$2.2 Billion Facility") from a group of lenders led by Bankers Trust Company and The Chase Manhattan Bank to fund the cash portion of the purchase of Westin for approximately $178 million and to repay an aggregate of approximately $1.0 billion of outstanding debt of Westin and of the Company under a $1.2 billion facility. The $2.2 Billion Facility was refinanced on February 23, 1998 with proceeds from the $3.1 Billion Facility and the IRN Facility.

     The unaudited pro forma combined consolidated balance sheet should be read in conjunction with the combined consolidated historical financial statements of Starwood Hotels and the Notes thereto included in the Starwood Hotels Joint Annual Report on Form 10-K for the year ended December 31, 1997 and the historical financial statements of ITT and Westin and the Notes thereto included in this Joint Current Report on Form 8-K. In management's opinion, all pro forma adjustments necessary to reflect the effects of the acquisition of ITT and Westin have been made.

     The unaudited pro forma combined consolidated balance sheet is not necessarily indicative of what the actual financial position of the Company would have been as of December 31, 1997, nor does it purport to represent the future financial position of the Company.

                         STARWOOD HOTELS & RESORTS AND
                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

            UNAUDITED COMBINED CONSOLIDATED PRO FORMA BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                                 (IN MILLIONS)

                                                                                          PRO FORMA
                                                   PRO FORMA                              STARWOOD
                                       PRO FORMA   STARWOOD     PRO FORMA                  HOTELS
                                          ITT       HOTELS     ADJUSTMENTS                 AND ITT
                                       ---------   ---------   -----------                ---------
                                          (A)         (B)
ASSETS

Total current assets.................   $  793      $  425       $ 3,348(D)                $ 1,218
                                                                  (3,348)(D)
Plant, property and equipment, net...    4,832       3,466                                   8,298
Investments..........................      348          78                                     426
Goodwill and other intangibles,
  net................................    1,257         857         2,239(C)                  4,353
Other assets.........................    1,190         193                                   1,383
                                        ------      ------       -------                   -------
                                        $8,420      $5,019       $ 2,239                   $15,678
                                        ======      ======       =======                   =======

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES

Notes payable and current maturities
  of long-term debt..................   $  898      $  345       $                         $ 1,243
Other current liabilities............    1,512         151                                   1,663
Long-term debt.......................      965       2,430         3,348(D)                  6,743
Deferred income taxes and other
  liabilities........................    1,105         180                                   1,285
                                        ------      ------       -------                   -------
                                         4,480       3,106         3,348                    10,934
                                        ------      ------       -------                   -------
MINORITY INTEREST....................      181         326          (194)(E),(F),(I)           313

Class B EPS pro forma shares, at
  redemption value...................                  204                                     204

SHAREHOLDERS' EQUITY

Trust shares of beneficial
  interest...........................                    1             1(F)                      2
Class A EPS pro forma shares.........
Corporation common stock.............    2,936           1        (2,935)(F),(G),(I)             2
Additional paid-in capital...........                1,696         2,629(E),(F),(G)          4,325
                                                                        (H),(I),(J),(K)
Cumulative translation adjustment....     (102)                                               (102)
Retained earnings/(Distributions in
  excess of earnings)................      925        (315)         (610)(F),(H),(J),(K)
                                        ------      ------       -------                   -------
                                         3,759       1,385          (915)                    4,227
                                        ------      ------       -------                   -------
                                        $8,420      $5,019       $ 2,239                   $15,678
                                        ======      ======       =======                   =======

         See accompanying Notes to the Unaudited Combined Consolidated and Separate Consolidated Pro Forma Balance Sheet.

                         STARWOOD HOTELS & RESORTS AND
                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                  NOTES TO THE UNAUDITED COMBINED CONSOLIDATED
                            PRO FORMA BALANCE SHEET
                            AS OF DECEMBER 31, 1997

NOTE 1.  BASIS OF PRESENTATION

     The Trust and the Corporation have unilateral control of the Realty Partnership and the Operating Partnership respectively, and, therefore, the historical financial statements of the Realty Partnership and the Operating Partnership are consolidated with those of the Trust and the Corporation, respectively. Unless the context otherwise requires, all references to the "Trust" and the "Corporation" include the Trust and the Corporation and those entities respectively owned or controlled by the Trust or the Corporation, including the Realty Partnership and the Operating Partnership, respectively.

NOTE 2.  ITT ACQUISITION

     On February 23, 1998, pursuant to the ITT Merger Agreement, the Company acquired ITT.

     Pursuant to the terms of the ITT Merger Agreement, Merger Sub was merged with and into ITT, whereupon the separate corporate existence of Merger Sub ceased and ITT continued as the surviving corporation. As a result of the ITT Merger, ITT was owned jointly by the Trust and the Corporation. Immediately after the effective time of the ITT Merger, the Corporation purchased all of the ITT Common Stock owned by the Trust for a combination of cash and notes. After such purchase, ITT became a wholly owned subsidiary of the Corporation.

     Under the terms of the ITT Merger Agreement, each outstanding ITT Share, other than those that were converted into cash pursuant to a cash election by the holder (and other than ITT Shares owned directly or indirectly by ITT or Starwood Hotels, which shares were canceled), was converted into 1.543 Paired Shares. Pursuant to cash election procedures, approximately 35,196,000 ITT Shares, representing approximately 30% of the outstanding ITT Shares, were converted into $85 in cash per share. In addition, each ITT Share was converted into additional cash consideration in the amount of $.37493151, which amount represents the interest that would have accrued (without compounding) on $85 at an annual rate of 7% during the period from and including January 31, 1998 to but excluding the date of the closing of the ITT Merger (February 23, 1998). The aggregate value of the ITT acquisition in cash, Paired Shares and assumed debt was approximately $14.6 billion.

  Accounting Treatment

     Starwood Hotels will account for the ITT Merger as a reverse purchase in accordance with Accounting Principles Board Opinion No. 16. Purchase accounting for a combination is similar to the accounting treatment used in the acquisition of any asset group. Although the Trust and the Corporation issued Paired Shares to ITT stockholders and survived as reporting companies following the ITT Merger, the Trust and the Corporation are considered the acquired companies for accounting purposes because the ITT stockholders represented the majority shareholders of Starwood Hotels after the ITT Merger was consummated. The fair market value of the pro forma Paired Shares and Partnership units held by the Starwood Hotels shareholders and the Partnerships' unit holders, respectively (using the stock price of $54.31 based on the average of the high and low prices per Paired Share of Starwood Hotels as reported on the New York Stock Exchange ("NYSE") on November 12, 1997), is used as the valuation basis for the combination. The assets and liabilities of Starwood Hotels are revalued to their respective fair market values at the combination date. The pro forma financial statements of Starwood Hotels reflect the combined operations from the date of the combination. Certain reclassifications have been made to the pro forma Starwood Hotels balance sheet to conform to the presentation of the ITT balance sheet.

NOTE 3.  PRO FORMA ADJUSTMENTS

          (A) Represents ITT's pro forma balance sheet as of December 31, 1997 reflecting the sale of ITT's 50% ownership interest in WBIS+ and the disposition of ITT World Directories ("WD") (see page F-14 through F-16).

          (B) Represents Starwood Hotels pro forma combined consolidated balance sheet as of December 31, 1997, as adjusted for the acquisition of Westin (see pages F-17 through F-23).

          (C) Represents the purchase consideration in excess of the fair market value of the combined pro forma net assets of Starwood Hotels. The Merger will be accounted for as a reverse purchase (see note 2 above). As a result, the purchase consideration is based upon the fair market value of Starwood Hotels' pro forma Paired Shares outstanding (after giving effect to the Westin acquisition and assuming the conversion of the Partnership's units into Paired Shares and using the stock price of $54.31 based on the average of the high and low prices per Paired Share of Starwood Hotels as reported on the NYSE on November 12, 1997). Since the majority of Starwood Hotels' pro forma assets were acquired within the last year, their cost basis is deemed to approximate fair market value. The amount attributable to goodwill will be analyzed during 1998 to determine whether any amounts should be specifically allocated to properties or other assets. The calculation of goodwill is as follows:

Paired Shares and Partnership units outstanding prior to the
  acquisition of Westin.....................................       63,271
Class A EPS, Class B EPS and Partnership units issued in
  conjunction with the acquisition of Westin................       12,572
                                                              -----------
Total Paired Shares and Partnership units outstanding prior
  to the ITT Merger.........................................       75,843
Fair market value of the Company's stock using the stock
  price of $54.31 based on the average of the high and low
  prices per Paired Share of Starwood Hotels as reported on
  the NYSE on November 12, 1997.............................  $     54.31
                                                              -----------
Sub-total...................................................  $ 4,119,000
Book value of the Company's combined pro forma equity after
  giving effect to the acquisition of Westin................   (1,385,000)
Redemption value of Class B EPS.............................     (204,000)
Minority interest related to the Partnerships...............     (291,000)
                                                              -----------
Goodwill....................................................  $ 2,239,000
                                                              ===========

          (D) Represents the additional debt of $3.348 billion incurred to finance (i) $2.991 billion representing the cash portion of the purchase price of the ITT Shares acquired from ITT stockholders and (ii) $357 million in cash necessary to retire approximately 8.7 million ITT stock options.

          (E) Represents the adjustment to minority interest to reflect the approximate 6.6% pro forma minority interest of the Partnership units plus the minority interests of certain joint ventures.

          (F) The following table represents a reconciliation of the pro forma adjustments to the equity section of the pro forma combined balance sheet as of December 31, 1997:

    TRUST
   SHARES          CORPORATION      ADDITIONAL             RETAINED
OF BENEFICIAL        COMMON          PAID-IN        EARNINGS/DISTRIBUTIONS
  INTEREST            STOCK          CAPITAL        IN EXCESS OF EARNINGS                    TOTAL
-------------      -----------      ----------      ----------------------                  -------
     $               $(2,936)        $ 2,936                $                     (G)       $     0
       1                   1           3,656                                      (I)         3,658
                                                             (357)                (J)          (357)
                                         194                                      (E)           194
                                      (1,734)                 315                 (K)        (1,419)
                                      (2,423)                (568)                (H)        (2,991)
     ---             -------         -------                -----                           -------
     $ 1             $(2,935)        $ 2,629                $(610)                          $  (915)
     ===             =======         =======                =====                           =======

          (G) Represents a reclassification of the ITT Common Stock to additional paid-in capital to conform to Starwood Hotels' par value of $0.01 per share.

          (H) Represents the $2.991 billion distribution to ITT's shareholders (see note (D) above), resulting in the elimination of additional paid-in capital and distributions in excess of retained earnings.

          (I) Represents the $4.119 billion value of the 75.8 million Paired Shares and Partnership units outstanding prior to the ITT Merger, net of the redemption value of Class B EPS and minority interests related to the Partnerships.

          (J) Represents the $357 million necessary to retire the ITT stock options (see note (D) above).

          (K) Represents the elimination of the historical net book value of Starwood Hotels prior to the ITT Merger.

                         STARWOOD HOTELS & RESORTS AND
                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                        PRO FORMA COMBINED CONSOLIDATED
                              STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

     The following unaudited combined consolidated pro forma statements of income for the year ended December 31, 1997 give effect as of January 1, 1997 to the acquisitions of ITT and Westin. The pro forma information is based upon historical information and does not purport to present what actual results would have been had such transactions, in fact, occurred at January 1, 1997, or to project results for any future period. Historical Trust and Corporation results are for the year ended December 31, 1997. The historical ITT results and Westin results are for the year ended December 31, 1997.

     Historical Starwood Hotels results include the results of the properties acquired in 1997 (the Deerfield Beach Hilton in Deerfield Beach,
Florida -- acquired on January 8, the Radisson Denver South in Denver,
Colorado -- acquired on January 17, the Embassy Suites Hotel in Atlanta, Georgia, the BWI Airport Marriott in Baltimore, Maryland, the Charleston Hilton North in Charleston, South Carolina, the Crowne Plaza Edison in Edison, New Jersey, the Courtyard by Marriott Crystal City in Arlington, Virginia, the Novi Hilton in Novi, Michigan, the Omni Waterside Hotel in Norfolk, Virginia, the Park Ridge Hotel in King of Prussia, Pennsylvania, the Westin Hotel in Long Beach, California, and the Sonoma County Hilton in Santa Rosa, California -- all acquired on February 14, the Days Inn Lake Shore Drive in Chicago,
Illinois -- acquired February 21, the Westin Hermitage in Nashville,
Tennessee -- acquired on March 11, the Hotel De La Poste in New Orleans, Louisiana -- acquired on March 12, the San Diego Marriott Suites in San Diego, California -- acquired on April 3, the Tremont Hotel in Chicago,
Illinois -- acquired on April 4, the Raphael Hotel in Chicago,
Illinois -- acquired May 7, the Stamford Sheraton in Stamford,
Connecticut -- acquired on June 9, the Westin Hotel in Southfield,
Michigan -- acquired on July 10, the Westin Regina Resort in Los Cabos, Mexico, the Westin Regina Resort in Cancun, Mexico, and the Westin Regina Resort in Puerto Vallarta, Mexico -- acquired on August 21, a portfolio of 15 hotels, owned by Flatley Co./Tara Hotels, located in the Northeastern United
States -- acquired on September 11, the Crowne Plaza in New Orleans,
Louisiana -- acquired on September 16, One Washington Circle in Washington,
D.C. -- acquired on September 30, the Radisson Plaza & Suite Hotel in Indianapolis, Indiana -- acquired on October 31, 1997, the Westin Aquila in Omaha, Nebraska -- acquired on December 5, 1997, the Westin Mission Hills Resort in Rancho Mirage, California -- acquired on December 9, 1997, and the Turnberry Hotel and Golf Resort in Ayreshire, Scotland -- acquired on December 23, 1997) from their respective dates of acquisition.

                         STARWOOD HOTELS & RESORTS AND
                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

         UNAUDITED COMBINED CONSOLIDATED PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                          PRO FORMA
                                                                PRO FORMA                 STARWOOD
                                                    PRO FORMA   STARWOOD     PRO FORMA     HOTELS
                                                       ITT       HOTELS     ADJUSTMENTS    AND ITT
                                                    ---------   ---------   -----------   ---------
                                                       (A)         (B)
Revenues..........................................   $5,899      $1,323        $           $7,222
Costs and expenses:
  Salaries, benefits and other operating..........    4,506         802                     5,308
  Selling, general and administrative.............      670         111                       781
  Restructuring charge............................      691                                   691
  Depreciation and amortization...................      267         212           56(C)       535
                                                     ------      ------        -----       ------
                                                      6,134       1,125           56        7,315
                                                     ------      ------        -----       ------
                                                       (235)        198          (56)         (93)
Interest expense, net.............................      (51)       (154)        (251)(D)     (456)
Miscellaneous expense, net........................     (155)                                 (155)
Provision for income taxes........................      (15)         (7)         268(E)       246
Minority interest.................................       (9)        (13)          24(F)         2
                                                     ------      ------        -----       ------
Net (loss) income.................................   $ (465)     $   24        $ (15)      $ (456)
                                                     ======      ======        =====       ======
Earnings (loss) per share.........................   $(3.97)                               $(2.45)
                                                     ======                                ======
Weighted average number of paired shares..........      117          60            9(G)       186
                                                     ======                                ======

       See accompanying Notes to the Unaudited Combined Consolidated and
             Separate Consolidated Pro Forma Statements of Income.

                         STARWOOD HOTELS & RESORTS AND
                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                  NOTES TO THE UNAUDITED COMBINED CONSOLIDATED
                         PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 1.  BASIS OF PRESENTATION

     The Trust and the Corporation have unilateral control of the Realty Partnership and the Operating Partnership, respectively, and, therefore, the historical financial statements of the Realty Partnership and the Operating Partnership are consolidated with those of the Trust and the Corporation, respectively. Unless the context otherwise requires, all references to the "Trust" and the "Corporation" include the Trust and the Corporation and those entities respectively owned or controlled by the Trust or the Corporation, including the Realty Partnership and the Operating Partnership.

NOTE 2.  ITT ACQUISITION

     On February 23, 1998, pursuant to the ITT Merger Agreement, the Company acquired ITT.

     Pursuant to the terms of the ITT Merger Agreement, Merger Sub was merged with and into ITT, whereupon the separate corporate existence of Merger Sub ceased and ITT continued as the surviving corporation. As a result of the ITT Merger, ITT was owned jointly by the Trust and the Corporation. Immediately after the effective time of the ITT Merger, the Corporation purchased all of the ITT Common Stock owned by the Trust for a combination of cash and notes. After such purchase, ITT became a wholly owned subsidiary of the Corporation.

     Under the terms of the ITT Merger Agreement, each outstanding ITT Share, other than those that were converted into cash pursuant to a cash election by the holder (and other than ITT Shares owned directly or indirectly by ITT or Starwood Hotels, which shares were canceled), was converted into 1.543 Paired Shares. Pursuant to cash election procedures, approximately 35,196,000 ITT Shares, representing approximately 30% of the outstanding ITT Shares, were converted into $85 in cash per share. In addition, each ITT Share was converted into additional cash consideration in the amount of $.37493151, which amount represents the interest that would have accrued (without compounding) on $85 at an annual rate of 7% during the period from and including January 31, 1998 to but excluding the date of the closing of the ITT Merger (February 23, 1998). The aggregate value of the ITT acquisition in cash, Paired Shares and assumed debt was approximately $14.6 billion.

Accounting Treatment

     Starwood Lodging will account for the ITT Merger as a reverse purchase in accordance with Accounting Principles Board Opinion No. 16. Purchase accounting for a combination is similar to the accounting treatment used in the acquisition of any asset group. Although the Trust and the Corporation issued Paired Shares to ITT stockholders and survived as reporting companies following the ITT Merger, the Trust and the Corporation are considered the acquired companies for accounting purposes because the ITT stockholders represented the majority shareholders of Starwood Hotels after the ITT Merger was consummated. The fair market value of the pro forma Paired Shares and Partnership units held by the Starwood Hotels shareholders and the Partnerships' unit holders, respectively (using the stock price of $54.31 based on the average of the high and low prices per Paired Share of Starwood Hotels as reported on the NYSE on November 12,
1997), is used as the valuation basis for the combination. The assets and liabilities of Starwood Hotels are revalued to their respective fair market values at the combination date. The pro forma financial statements of the Starwood Hotels reflect the combined operations from date of combination. Certain reclassifications have been made to Starwood Hotels' pro forma statements of operations to conform to the presentation of the ITT statements of income.

NOTE 3.  PRO FORMA ADJUSTMENTS

     (A) Represents ITT's pro forma statements of income for the year ended December 31, 1997 reflecting the sale of shares of Alcatel Alsthom owned by ITT, the sale of ITT's 39.8% ownership interest in Madison Square Garden and the sale of ITT's 50% ownership interest in WBIS+ (see pages F-14 through F-16).

     (B) Represents Starwood Hotels' combined consolidated pro forma statements of operations for the year ended December 31, 1997, as adjusted for the acquisition of Westin (see pages F-17 through F-30).

     (C) Represents the amortization expense related to the goodwill recorded as a result of the purchase consideration exceeding the fair market of the combined net assets of Starwood Hotels. (See note (C) on page F-8).

     (D) Represents interest expense, using an average interest rate of 7.5%, on the additional debt incurred to finance (i) the $2.991 billion representing the cash portion of the purchase price of ITT Shares acquired and (ii) the $357 million representing the cash necessary to retire approximately 8.7 million ITT stock options.

     (E) Represents the tax effect of the additional interest expense described in note (D) above and interest expense, using an average interest rate of 8.5%, on $4.9 billion of collateralized notes, issued by the Corporation to acquire the Trust's interest in ITT.

     (F) Represents the adjustment to the minority interest to reflect the weighted average pro forma minority interest of the Partnership units and the minority interests of certain joint ventures.

     (G) Represents the effect of the conversion of each outstanding ITT Share, other than those converted into cash pursuant to a cash election by the holder (and other than ITT Shares owned directly or indirectly by ITT or Starwood Hotels, which shares were canceled) into 1.543 Paired Shares.

                                ITT CORPORATION

                 UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                                 (IN MILLIONS)

                                                                SALE OF    DISPOSITION OF
                                                  HISTORICAL     WBIS+           WD          PRO FORMA
                                                  ----------    -------    --------------    ---------
                                                                  (A)           (A)
Total current assets............................    $  793       $            $               $  793
Plant, property and equipment...................     4,832                                     4,832
Investments.....................................       453        (105)                          348
Goodwill, net...................................     1,257                                     1,257
Other assets....................................     1,190                                     1,190
                                                    ------       -----        -------         ------
                                                    $8,525       $(105)       $               $8,420
                                                    ======       =====        =======         ======
Notes payable and current maturities of
  long-term debt................................    $  898       $            $               $  898
Other current liabilities.......................     1,512                                     1,512
Long-term debt..................................     1,070        (105)                          965
Deferred income taxes and other liabilities.....       520                        585          1,105
Net liabilities of discontinued operations......     1,600                     (1,600)
Minority interest...............................       181                                       181

Common stock....................................     2,936                                     2,936
Cumulative translation adjustment...............      (135)                        33           (102)
Retained earnings...............................       (57)                       982            925
                                                    ------       -----        -------         ------
                                                    $8,525       $(105)       $               $8,420
                                                    ======       =====        =======         ======

    See accompanying Notes to the Unaudited Pro Forma Consolidated Financial
                                  Statements.

                                ITT CORPORATION

              UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                    SALE OF   SALE OF   SALE OF
                                                       HISTORICAL   ALCATEL     MSG      WBIS+    PRO FORMA
                                                       ----------   -------   -------   -------   ---------
                                                                      (A)       (A)       (A)
Revenues.............................................    $5,899      $         $          $        $5,899
Costs and expenses:
  Salaries, benefits and other operating.............     4,506                                     4,506
  Selling, general and administrative................       670                                       670
  Restructuring charge...............................       691                                       691
  Depreciation and amortization......................       267                                       267
                                                         ------      -----     -----      ---      ------
                                                          6,134                                     6,134
                                                         ------      -----     -----      ---      ------
                                                           (235)                                     (235)
Interest expense, net................................       (94)        15        19        9         (51)
Gain on sale of Alcatel Alsthom shares...............       183       (183)
Gain on sale of investment in Madison Square
  Garden.............................................       200                 (200)
Miscellaneous expense, net...........................      (156)                  (4)       5        (155)
Provision for income taxes...........................      (159)        70        79       (5)        (15)
Minority equity......................................        (9)                                       (9)
                                                         ------      -----     -----      ---      ------
Income (loss) from continuing operations.............    $ (270)     $ (98)    $(106)     $ 9      $ (465)
                                                         ======      =====     =====      ===      ======
Loss per share.......................................    $(2.31)                                   $(3.97)
                                                         ======                                    ======

Weighted average number of shares....................       117                                       117
                                                         ======                                    ======

    See accompanying Notes to the Unaudited Pro Forma Consolidated Financial
                                  Statements.

                                ITT CORPORATION

                        NOTES TO THE UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1997

     The unaudited pro forma consolidated financial statements may not be indicative of the results that would have occurred if the transactions discussed below had actually occurred on the dates indicated or which may be obtained in the future. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes to such financial statements of ITT, which are included in this Joint Current Report. Set forth below is a discussion of the adjustments that are given effect in the unaudited pro forma consolidated financial statements.

BALANCE SHEET

     The accompanying unaudited consolidated pro forma balance sheet assumes that the following adjustments occurred as of December 31, 1997:

     (A) Pro forma effect is given to the sale of ITT's interest in WBIS+ at its book value of $105 million and the disposition of WD for a total consideration valued at $2.1 billion. On May 12, 1997, ITT and Dow Jones & Company, Inc. reached a definitive agreement to sell WBIS+, Channel 31 in New York City, to Paxson Communications Corporation ("Paxson") for a purchase price of $257.5 million, approximately $105 million of which represented ITT's interest. The sale of WBIS+ closed on March 6, 1998. On December 18, 1997, the Corporation announced that it had reached a binding agreement with VNU, a leading international publishing and information company based in The Netherlands, for the disposition of WD for a total consideration to the Corporation valued at $2.1 billion. The disposition of WD occurred on February 19, 1998.

STATEMENTS OF INCOME

     The accompanying unaudited consolidated pro forma statements of income assume the following adjustments:

     (A) Pro forma effect is given to the asset dispositions indicated in the unaudited consolidated pro forma statements of income as if such transactions had occurred at the beginning of the respective periods presented. Those dispositions include the sale of ITT's interest in WBIS+, the sale of ITT's 7.5 million share stake in Alcatel Alsthom and the sale of ITT's 39.8% ownership interest in Madison Square Garden. The sale of the Alcatel Alsthom shares generated proceeds of approximately $830 million and a pre-tax gain of $183 million. The sale of the ownership interest in Madison Square Garden generated proceeds of $500 million and a pre-tax gain of $200 million.

                         STARWOOD HOTELS & RESORTS AND
                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                      PRO FORMA COMBINED CONSOLIDATED AND
                      SEPARATE CONSOLIDATED BALANCE SHEETS

                               DECEMBER 31, 1997
                                  (UNAUDITED)

     The following unaudited pro forma combined consolidated and separate consolidated balance sheets are presented as if the acquisition of Westin had occurred as of December 31, 1997.

     The unaudited pro forma combined consolidated and separate consolidated balance sheets should be read in conjunction with the separate consolidated and combined consolidated historical financial statements of the Trust and the Corporation and the notes thereto included in Starwood Hotels' Joint Annual Report on Form 10-K for the year ended December 31, 1997, and the historical financial statements of Westin and the Notes thereto included in this Joint Current Report on Form 8-K. In management's opinion, all pro forma adjustments necessary to reflect the effects of the acquisition of Westin have been made.

     The unaudited pro forma combined consolidated and separate consolidated balance sheets are not necessarily indicative of what the actual financial position of Starwood Hotels would have been as of December 31, 1997, nor do they purport to represent the future financial position of Starwood Hotels.

                         STARWOOD HOTELS & RESORTS AND
                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

            UNAUDITED COMBINED CONSOLIDATED PRO FORMA BALANCE SHEET
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                        HISTORICAL
                                                         STARWOOD                                    PRO FORMA
                                                          HOTELS       WESTIN       PRO FORMA     STARWOOD HOTELS
                                                         COMBINED    ACQUISITION   ADJUSTMENTS        COMBINED
                                                        ----------   -----------   -----------    ---------------
                                                           (A)           (B)
                        ASSETS
Hotel assets held for sale, net.......................  $   37,924   $              $                $   37,924
Hotel assets, net.....................................   2,590,939      874,618                       3,465,557
                                                        ----------   ----------     --------         ----------
                                                         2,628,863      874,618                       3,503,481
Mortgage notes receivable, net........................      51,197                                       51,197
Investments...........................................       1,698       75,850                          77,548
                                                        ----------   ----------     --------         ----------
    Total real estate investments.....................   2,681,758      950,468                       3,632,226
Cash and cash equivalents.............................      23,462      178,000                          23,462
                                                                       (178,000)
Accounts, interest and rent receivable................      77,687                                       77,687
Notes receivable, net.................................      35,856       14,076                          49,932
Inventories, prepaid expenses and other assets........     190,701      865,056      180,000(C)       1,235,757
                                                        ----------   ----------     --------         ----------
                                                        $3,009,464   $1,829,600     $180,000         $5,019,064
                                                        ==========   ==========     ========         ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Collateralized notes payable and revolving lines of
  credit..............................................  $1,221,727   $1,030,093     $                $2,429,820
                                                                        178,000
Mortgage and other notes payable......................     344,287                                      344,287
Accounts payable and other liabilities................     121,164                   180,000(C)         301,164
Distributions payable.................................      30,374                                       30,374
                                                        ----------   ----------     --------         ----------
                                                         1,717,552    1,208,093      180,000          3,105,645
                                                        ----------   ----------     --------         ----------
Commitments and contingencies.........................
MINORITY INTEREST.....................................     270,289       48,993        6,572(D)         325,854
Class B EPS pro forma shares; $.01 par value;
  authorized 10,000,000; outstanding 5,295,000, at
  redemption value....................................                  203,849                         203,849

SHAREHOLDERS' EQUITY
Trust shares of beneficial interest,
  $.01 par value; authorized 100,000,000 shares;
    outstanding 51,346,000............................         513                                          513
  $.01 par value; authorized 10,000,000 Class A EPS
    pro forma shares; outstanding 6,286,000...........                       63                              63
Corporation common stock,
  $.01 par value; authorized 100,000,000 shares;
    outstanding 51,346,000............................         513                                          513
Additional paid-in capital............................   1,335,513      368,602       (6,572)(D)      1,697,543
Accumulated deficit...................................    (314,916)                                    (314,916)
                                                        ----------   ----------     --------         ----------
                                                         1,021,623      368,665       (6,572)         1,383,716
                                                        ----------   ----------     --------         ----------
                                                        $3,009,464   $1,829,600     $180,000         $5,019,064
                                                        ==========   ==========     ========         ==========

       See accompanying Notes to the Unaudited Combined Consolidated and
                 Separate Consolidated Pro Forma Balance Sheet.

                           STARWOOD HOTELS & RESORTS

                 UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                     HISTORICAL     WESTIN       PRO FORMA       PRO FORMA
                                                       TRUST      ACQUISITION   ADJUSTMENTS        TRUST
                                                     ----------   -----------   -----------      ---------
                                                        (A)           (B)
ASSETS
Hotel assets held for sale, net....................  $   16,591   $              $               $   16,591
Hotel assets, net..................................   2,293,947      694,118                      2,988,065
                                                     ----------   ----------     ---------       ----------
                                                      2,310,538      694,118                      3,004,656
Mortgage notes receivable, net.....................      51,197                                      51,197
Mortgage notes receivable Corporation..............     241,432                                     241,432
Investments........................................       1,451       69,850                         71,301
                                                     ----------   ----------     ---------       ----------
  Total real estate investments....................   2,604,618      763,968                      3,368,586
Cash and cash equivalents..........................       9,818      178,000                          9,818
                                                                    (178,000)
Rent and interest receivable.......................       5,203                                       5,203
Notes receivable, net..............................      35,255       14,076                         49,331
Notes receivable Corporation.......................      80,178      294,184                        374,362
Prepaid expenses and other assets..................      37,351      726,295                        763,646
                                                     ----------   ----------     ---------       ----------
                                                     $2,772,423   $1,798,523     $               $4,570,946
                                                     ==========   ==========     =========       ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Collateralized notes payable and revolving lines of
  credit...........................................  $1,221,727   $1,030,093     $               $2,429,820
                                                                     178,000
Mortgage and other notes payable...................     217,567                                     217,567
Accounts payable and other liabilities.............      61,135                                      61,135
Distributions payable..............................      30,250                                      30,250
                                                     ----------   ----------     ---------       ----------
                                                      1,530,679    1,208,093                      2,738,772
                                                     ----------   ----------     ---------       ----------
Commitments and contingencies......................
MINORITY INTEREST..................................     259,118       46,543         6,357(D)       312,018
Class B EPS pro forma shares; $.01 par value;
  authorized 10,000,000; outstanding 5,295,000, at
  redemption value.................................                  203,849                        203,849

SHAREHOLDERS' EQUITY
Trust shares of beneficial interest,
  $.01 par value; authorized 100,000,000 shares;
    outstanding 51,346,000.........................         513                                         513
  $.01 par value; authorized 10,000,000 Class A EPS
    pro forma shares; outstanding 6,286,000........                       63                             63
Additional paid-in capital.........................   1,211,116      339,975        (6,357)(D)    1,544,734
Accumulated deficit................................    (229,003)                                   (229,003)
                                                     ----------   ----------     ---------       ----------
                                                        982,626      340,038        (6,357)       1,316,307
                                                     ----------   ----------     ---------       ----------
                                                     $2,772,423   $1,798,523     $               $4,570,946
                                                     ==========   ==========     =========       ==========

       See accompanying Notes to the Unaudited Combined Consolidated and
                 Separate Consolidated Pro Forma Balance Sheet.

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                 UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                               HISTORICAL      WESTIN       PRO FORMA          PRO FORMA
                                               CORPORATION   ACQUISITION   ADJUSTMENTS        CORPORATION
                                               -----------   -----------   -----------        -----------
                                                   (A)           (B)
                   ASSETS
Hotel assets held for sale, net..............   $ 21,333      $             $                 $   21,333
Hotel assets, net............................    296,992       180,500                           477,492
                                                --------      --------      --------          ----------
                                                 318,325       180,500                           498,825
Investments..................................        247         6,000                             6,247
                                                --------      --------      --------          ----------
     Total real estate investments...........    318,572       186,500                           505,072
Cash and cash equivalents....................     13,644                                          13,644
Accounts and interest receivable.............     72,484                                          72,484
Notes receivable, net........................        601                                             601
Inventories, prepaid expenses and other
  assets.....................................    153,350       138,761       180,000(C)          472,111
                                                --------      --------      --------          ----------
                                                $558,651      $325,261      $180,000          $1,063,912
                                                ========      ========      ========          ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Mortgage and other notes payable.............   $126,720      $             $                 $  126,720
Mortgage notes payable Trust.................    241,432                                         241,432
Notes payable Trust..........................     80,178       294,184                           374,362
Accounts payable and other liabilities.......     60,029                     180,000(C)          240,029
Distributions payable........................        124                                             124
                                                --------      --------      --------          ----------
                                                 508,483       294,184       180,000             982,667
                                                --------      --------      --------          ----------
Commitments and contingencies................
MINORITY INTEREST............................     11,171         2,450           215(D)           13,836
SHAREHOLDERS' EQUITY
Corporation common stock,
  $.01 par value; authorized 100,000,000
     shares; outstanding 51,346,000..........        513                                             513
Additional paid-in capital...................    124,397        28,627          (215)(D)         152,809
Accumulated deficit..........................    (85,913)                                        (85,913)
                                                --------      --------      --------          ----------
                                                  38,997        28,627          (215)             67,409
                                                --------      --------      --------          ----------
                                                $558,651      $325,261      $180,000          $1,063,912
                                                ========      ========      ========          ==========

       See accompanying Notes to the Unaudited Combined Consolidated and
                 Separate Consolidated Pro Forma Balance Sheet.

                         STARWOOD HOTELS & RESORTS AND
                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                NOTES TO THE UNAUDITED COMBINED CONSOLIDATED AND
                 SEPARATE CONSOLIDATED PRO FORMA BALANCE SHEETS
                            AS OF DECEMBER 31, 1997

NOTE 1. BASIS OF PRESENTATION

     (A) The Trust and the Corporation have unilateral control of the Realty Partnership and the Operating Partnership, respectively, and, therefore, the historical financial statements of the Realty Partnership and the Operating Partnership are consolidated with those of the Trust and the Corporation. Unless the context otherwise requires all references to the "Trust" and the "Corporation" include the Trust and the Corporation and those entities respectively owned or controlled by the Trust or the Corporation, including the Realty Partnership and the Operating Partnership, respectively.

NOTE 2. WESTIN ACQUISITION

     (B) On January 2, 1998, pursuant to the Westin Transaction Agreement, the Company acquired Westin.

     Pursuant to the terms of the Transaction Agreement.

          (i) Westin Worldwide merged into the Trust. In connection with the Westin Merger, all of the issued and outstanding shares of capital stock of Westin Worldwide (other than shares held by Westin Worldwide and its subsidiaries or by the Company) were converted into an aggregate of 6,285,783 Class A EPS and 5,294,783 Class B EPS, of the Trust and cash in the amount of $177.9 million;

          (ii) The stockholders of Lauderdale, Seattle and Denver contributed all of the outstanding shares of such companies to the Realty Partnership. In exchange for such contribution and after giving effect to the deemed exchange of certain units, the Realty Partnership issued to such stockholders an aggregate of 470,309 limited partnership units of the Realty Partnership and the Trust issued to such stockholders an aggregate of 127,534 shares of Class B EPS. In addition, in connection with the foregoing share contribution, the Realty Partnership assumed, repaid or refinanced the indebtedness of Lauderdale, Seattle and Denver and assumed $84.2 million of indebtedness incurred by the Members prior to such contributions; and

          (iii) The stockholders of Atlanta and St. John contributed all of the outstanding shares of such companies to the Operating Partnership. In exchange for such contribution and after giving effect to the deemed exchange of certain units, the Operating Partnership issued to such stockholders an aggregate of 312,741 limited partnership units of the Operating Partnership and the Trust issued to such stockholders an aggregate of 80,415 shares of Class B EPS. In addition, in connection with the foregoing share contributions, the Operating Partnership assumed, repaid or refinanced indebtedness of Atlanta and St. John and assumed $3.4 million of indebtedness incurred by the Members prior to such contributions.

     The aggregate principal amount of debt assumed by the Company pursuant to the Westin Transaction Agreement was approximately $1.0 billion.

     The pro forma adjustments allocate Westin's assets between the Trust and the Corporation in accordance with the terms of the acquisition. The assets were allocated based upon a valuation performed by an independent accounting firm. As a result, all the properties owned by Westin (other than the Westin

Peachtree Plaza and the Westin Resort, St. John) are combined with the Trust. The following is a list of the hotels that are wholly-owned by Westin:

                     NAME                             CITY                STATE           TOTAL ROOMS
                     ----                             ----                -----           -----------
Hotels owned as of December 31, 1996
The Westin Hotel Seattle......................    Seattle          Washington                  865
The Westin San Francisco Airport..............    San Francisco    California                  388
The Westin Hotel Cincinnati...................    Cincinnati       Ohio                        448
The Westin Galleria and Oaks..................    Houston          Texas                       891
The Westin South Coast Plaza..................    Orange County    California                  396
The Westin Hotel Fort Lauderdale..............    Ft.              Florida                     293
                                                  Lauderdale
The Cherry Creek Inn..........................    Denver           Colorado                    320
                                                                                             -----
     Sub-total................................                                               3,601
                                                                                             -----

                     NAME                             CITY           STATE/TERRITORY      TOTAL ROOMS
                     ----                             ----           ---------------      -----------
Hotels acquired since January 1, 1997
The Westin Hotel Indianapolis.................    Indianapolis     Indiana                     573
The Westin Hotel Tabor Center.................    Denver           Colorado                    420
The Westin Peachtree Plaza....................    Atlanta          Georgia                   1,068
The Westin Resort.............................    St. John         U.S. Virgin Islands         285
                                                                                             -----
     Sub-total................................                                               2,346
                                                                                             -----
     Total....................................                                               5,947
                                                                                             =====

     In addition, Westin has joint venture interests in the following operating properties:

          NAME/OWNERSHIP PERCENTAGE                   CITY           STATE/PROVINCE       TOTAL ROOMS
          -------------------------                   ----           --------------       -----------
Westin O'Hare Hotel Venture (approximately
  49%)........................................    Chicago          Illinois                    525
The Galleria Hotel Venture (20%)..............    Dallas           Texas                       431
Sixth & Virginia Properties (25%).............    Seattle          Washington                  N/A(1)
The Westin London (10%).......................    London           Ontario                     329

-------------------------
(1) contains approximately 350,000 square feet

     The acquisition price for Westin was allocated approximately as follows (in thousands):

                                                           TRUST       CORPORATION     COMBINED
                                                         ----------    -----------    ----------
Wholly owned assets....................................  $  694,118     $180,500      $  874,618
Joint venture assets...................................      69,850        6,000          75,850
Notes receivable.......................................      14,076           --          14,076
Other assets(1)........................................     726,295      138,761         865,056
                                                         ----------     --------      ----------
     Total assets......................................  $1,504,339     $325,261      $1,829,600
                                                         ==========     ========      ==========

---------------
(1) Other assets includes the value of existing management contracts, certain intangible assets, and an amount allocated to a wholly owned captive insurance company.

     As partial consideration for the acquisition of Westin, the Company issued approximately 6,286,000 shares of newly created Class A EPS with an aggregate value of approximately $310.8 million (using the closing stock price of $49.4375 per paired share on September 8, 1997) and approximately 5,295,000 shares of newly created Class B EPS with an aggregate value of approximately $261.8 million (using the closing stock price of $49.4375 per paired share on September 8, 1997). The Company also issued approximately 991,000 limited partnership units of the Partnerships with an aggregate value of approximately $49.0 million (using the closing stock price of $49.4375 per paired share on September 8, 1997), exchangeable on a one for one basis for Class B EPS or Paired Shares. The Corporation borrowed approximately $294.2 million from the Trust to partially finance the acquisition of assets allocable to the Corporation.

     Finally, the consideration included the assumption of approximately $1.030 billion of debt and the cash payment of approximately $178.0 million. The cash portion was drawn down under the Company's revolving line of credit. The Company refinanced some of Westin's debt to obtain credit terms similar to the Company's existing credit facilities.

NOTE 3. PRO FORMA ADJUSTMENTS

     (C) Reflects estimated deferred tax liability recorded as a result of the Westin acquisition.

     (D) Minority interest has been adjusted to reflect the 16.9% pro forma minority interest subsequent to the Westin acquisition.

                         STARWOOD HOTELS & RESORTS AND
                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                      PRO FORMA COMBINED CONSOLIDATED AND
                 SEPARATE CONSOLIDATED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

     The following unaudited combined consolidated and separate consolidated pro forma statements of operations for the year ended December 31, 1997 give effect as of January 1, 1997 to the acquisition of Westin. The pro forma information is based upon historical information and does not purport to present what actual results would have been had such transactions, in fact, occurred at January 1, 1997, or to project results for any future period. Historical Trust and Corporation results are for the year ended December 31, 1997. The historical Westin results are for the year ended December 31, 1997.

     Historical Trust and Corporation results include the results of the properties acquired in 1997 (the Deerfield Beach Hilton in Deerfield Beach, Florida -- acquired on January 8, the Radisson Denver South in Denver, Colorado -- acquired on January 17, the Embassy Suites Hotel in Atlanta, Georgia, the BWI Airport Marriott in Baltimore, Maryland, the Charleston Hilton North in Charleston, South Carolina, the Crowne Plaza Edison in Edison, New Jersey, the Courtyard by Marriott Crystal City in Arlington, Virginia, the Novi Hilton in Novi, Michigan, the Omni Waterside Hotel in Norfolk, Virginia, the Park Ridge Hotel in King of Prussia, Pennsylvania, the Westin Hotel in Long Beach, California, and the Sonoma County Hilton in Santa Rosa, California -- all acquired on February 14, the Days Inn Lake Shore Drive in Chicago,
Illinois -- acquired February 21, the Westin Hermitage in Nashville,
Tennessee -- acquired on March 11, the Hotel De La Poste in New Orleans, Louisiana -- acquired on March 12, the San Diego Marriott Suites in San Diego, California -- acquired on April 3, the Tremont Hotel in Chicago,
Illinois -- acquired on April 4, the Raphael Hotel in Chicago,
Illinois -- acquired May 7, the Stamford Sheraton in Stamford,
Connecticut -- acquired on June 9, the Westin Hotel in Southfield, Michigan -- acquired on July 10, the Westin Regina Resort in Los Cabos, Mexico, the Westin Regina Resort in Cancun, Mexico, and the Westin Regina Resort in Puerto Vallarta, Mexico -- acquired on August 21, a portfolio of 15 hotels, owned by Flatley Co./Tara Hotels, located in the Northeastern United States -- acquired on September 11, the Crowne Plaza in New Orleans, Louisiana -- acquired on September 16, One Washington Circle in Washington, D.C. -- acquired on September 30, the Radisson Plaza & Suite Hotel in Indianapolis, Indiana -- acquired on October 31, 1997, the Westin Aquila in Omaha, Nebraska -- acquired on December 5, 1997, the Westin Mission Hills Resort in Rancho Mirage,
California -- acquired on December 9, 1997, and the Turnberry Hotel and Golf Resort in Ayreshire, Scotland -- acquired on December 23, 1997) from their respective dates of acquisition.

                         STARWOOD HOTELS & RESORTS AND
                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

       UNAUDITED COMBINED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                HISTORICAL
                                                 STARWOOD                                           PRO FORMA
                                                  HOTELS          WESTIN      PRO FORMA          STARWOOD HOTELS
                                                 COMBINED        COMBINED    ADJUSTMENTS             COMBINED
                                                ----------       --------    -----------         ---------------
                                                   (A)             (B)
REVENUE
Hotel operations:
  Rooms....................................      $577,318        $153,642     $  24,222             $  755,182
  Food & beverage..........................       248,072         77,917         12,641                338,630
  Other....................................        63,524         17,351          2,683                 83,558
                                                 --------        --------     ---------             ----------
      Total................................       888,914        248,910         39,546(C)           1,177,370
Gaming.....................................        15,003                                               15,003
Interest from mortgage and other notes.....        13,680          4,775                                18,455
Rent from leased hotel properties and
  income from investments..................           883          1,724                                 2,607
Management fees and other income...........         8,068         81,990         (1,995)(F)             88,063
Gain (loss) on sales of real estate
  investments and non-recurring items......         7,035         14,456                                21,491
                                                 --------        --------     ---------             ----------
                                                  933,583        351,855         37,551              1,322,989
                                                 --------        --------     ---------             ----------
EXPENSES
Hotel operations:
  Rooms....................................       141,872         33,234          5,773                180,879
  Food & beverage..........................       181,430         53,809          8,780                244,019
  Other....................................       290,852         88,288         13,124                392,264
                                                 --------        --------     ---------             ----------
                                                  614,154        175,331         27,677(C)             817,162
                                                                                 (1,995)(F)             (1,995)
                                                                                 (2,443)(G)             (2,443)
                                                 --------        --------     ---------             ----------
      Total................................       614,154        175,331         23,239                812,724
Gaming.....................................        16,499                                               16,499
Interest...................................        65,035                        89,399(H)             154,434
Depreciation and amortization..............       125,446                        86,986(I)             212,432
Administrative and general.................        27,241         31,907                                59,148
Treasury lock settlement...................        25,000                                               25,000
                                                 --------        --------     ---------             ----------
                                                  873,375        207,238        199,624              1,280,237
                                                 --------        --------     ---------             ----------
Income from operations before income taxes
  and minority interest....................        60,208        144,617       (162,073)                42,752
Provision for income taxes.................                                       7,014(J)               7,014
                                                 --------        --------     ---------             ----------
Income from operations before minority
  interest.................................        60,208        $144,617     $(169,087)                35,738
                                                                 ========     =========
Minority interest (K)......................        18,684                                               12,386
                                                 --------                                           ----------
Income from operations.....................      $ 41,524                                           $   23,353
                                                 ========                                           ==========
Income from operations per Paired Share
  (L)......................................      $   0.85                                           $     0.39
                                                 ========                                           ==========
Weighted average number of Paired Shares...        48,663                                               60,244
                                                 ========                                           ==========

       See accompanying Notes to the Unaudited Combined Consolidated and
           Separate Consolidated Pro Forma Statements of Operations.

                           STARWOOD HOTELS & RESORTS

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                             HISTORICAL        WESTIN      PRO FORMA             PRO FORMA
                                               TRUST          COMBINED    ADJUSTMENTS              TRUST
                                             ----------       --------    -----------            ---------
                                                (A)             (B)
REVENUE
Rents from Corporation................        $234,537        $            $ 67,650(D)            $302,187
Interest from Corporation.............          16,336                       30,889(E)              47,225
Interest from mortgage and other
  notes...............................          13,680          4,775                               18,455
Rent from leased hotel properties and
  income from investments.............             883          1,724                                2,607
Other income..........................           2,161                                               2,161
Gain on sale of real estate
  investments and non-recurring
  items...............................           3,171         14,456                               17,627
                                              --------        -------      --------               --------
                                               270,768         20,955        98,539                390,262
                                              --------        -------      --------               --------
EXPENSES
Interest..............................          64,872                       89,399(H)             154,271
Depreciation and amortization.........         100,151                       73,411(I)             173,562
Administrative and general............          12,212                                              12,212
Treasury lock settlement..............          25,000                                              25,000
                                              --------        -------      --------               --------
                                               202,235                      162,810                365,045
                                              --------        -------      --------               --------
Income from operations before minority
  interest............................          68,533        $20,955      $(64,271)                25,217
                                                              =======      ========
Minority interest (K).................          17,786                                               8,824
                                              --------                                            --------
Income from operations................        $ 50,747                                            $ 16,393
                                              ========                                            ========
Income from operations per share
  (L).................................        $   1.04                                            $   0.27
                                              ========                                            ========
Weighted average number
  of shares...........................          48,663                                              60,244
                                              ========                                            ========

       See accompanying Notes to the Unaudited Combined Consolidated and
           Separate Consolidated Pro Forma Statements of Operations.

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                 HISTORICAL     WESTIN     PRO FORMA       PRO FORMA
                                                 CORPORATION   COMBINED   ADJUSTMENTS     CORPORATION
                                                 -----------   --------   -----------     -----------
                                                     (A)         (B)
REVENUE
Hotel operations:
  Rooms........................................   $577,318     $153,642    $  24,222       $  755,182
  Food & beverage..............................    248,072       77,917       12,641          338,630
  Other........................................     63,524       17,351        2,683           83,558
                                                  --------     --------    ---------       ----------
     Total.....................................    888,914      248,910       39,546(C)     1,177,370
Gaming.........................................     15,003                                     15,003
Management fees and other income...............      5,907       81,990       (1,995)(F)       85,902
Loss on sales of real estate investments.......      3,864                                      3,864
                                                  --------     --------    ---------       ----------
                                                   913,688      330,900       37,551        1,282,139
                                                  --------     --------    ---------       ----------
EXPENSES
Hotel operations:
  Rooms........................................    141,872       33,234        5,773          180,879
  Food & beverage..............................    181,430       53,809        8,780          244,019
  Other........................................    290,852       88,288       13,124          392,264
                                                  --------     --------    ---------       ----------
                                                   614,154      175,331       27,677(C)       817,162
                                                                              (1,995)(F)       (1,995)
                                                                              (2,443)(G)       (2,443)
                                                  --------     --------    ---------       ----------
     Total.....................................    614,154      175,331       23,239          812,724
Gaming.........................................     16,499                                     16,499
Rent to Trust..................................    234,537                    67,650(D)       302,187
Interest to Trust..............................     16,336                    30,889(E)        47,225
Interest.......................................        163                                        163
Depreciation and amortization..................     25,295                    13,575(I)        38,870
Administrative and general.....................     15,029       31,907                        46,936
                                                  --------     --------    ---------       ----------
                                                   922,013      207,238      135,353        1,264,604
                                                  --------     --------    ---------       ----------
Income (loss) before income taxes and minority
  interest.....................................     (8,325)     123,662      (97,802)          17,535
Provision for income taxes.....................                                7,014(J)         7,014
                                                  --------     --------    ---------       ----------
Income (loss) before minority interest.........     (8,325)    $123,662    $(104,816)          10,521
                                                               ========    =========
Minority interest(K)...........................        898                                      3,562
                                                  --------                                 ----------
Net income (loss)..............................   $ (9,223)                                $    6,959
                                                  ========                                 ==========
Net income (loss) per share(L).................   $  (0.20)                                $     0.12
                                                  ========                                 ==========
Weighted average number of shares..............     46,022                                     60,244
                                                  ========                                 ==========

       See accompanying Notes to the Unaudited Combined Consolidated and
           Separate Consolidated Pro Forma Statements of Operations.

                         STARWOOD HOTELS & RESORTS AND
                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                NOTES TO THE UNAUDITED COMBINED CONSOLIDATED AND
            SEPARATE CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 1. BASIS OF PRESENTATION

     The Trust and the Corporation have unilateral control of the Realty Partnership and the Operating Partnership, respectively, and, therefore, the historical financial statements of the Realty Partnership and the Operating Partnership are consolidated with those of the Trust and the Corporation. Unless the context otherwise requires, all references herein to the "Company" refer to the Trust and the Corporation, and all references to the "Trust" and the "Corporation" include the Trust and the Corporation and those entities respectively owned or controlled by the Trust or the Corporation, including the Realty Partnership and the Operating Partnership.

NOTE 2. PRO FORMA ADJUSTMENTS

     (A) Reflects the Company's historical statements of operations. Results of operations for properties sold or pending sale are not considered material to the pro forma presentation. The historical statements of operations for the year ended December 31, 1997 exclude the impact of extraordinary items.

     (B) Reflects Westin's historical statements of operations excluding depreciation and amortization, interest expense and provision for income taxes which are reflected as pro forma adjustments. The following is a reconciliation of the historical results of Westin in the pro forma statements of operations to the audited statement of operations for the year ended December 31, 1997:

Income before depreciation and amortization, interest and
  provision for income taxes per pro forma combined
  statement of operations...................................  $144,617
Less:
Depreciation and amortization...............................    50,340
Interest expense............................................    48,525
Provision for income taxes..................................    15,533
                                                              --------
Income before extraordinary item per audited statement of
  operations................................................  $ 30,219
                                                              ========

     Listed below are the effects each wholly-owned hotel had on the combined pro forma statements of operations for the year ended December 31, 1997 (in thousands):

                                                                                     EXCESS OF
                                                                                     REVENUES
                        HOTEL                          REVENUES      EXPENSES      OVER EXPENSES
                        -----                          --------      --------      -------------
The Westin Hotel Seattle.............................  $ 47,722      $ 30,508         $17,214
The Westin Hotel San Francisco Airport...............    25,461        16,200           9,261
The Westin Hotel Cincinnati..........................    21,390        15,164           6,226
The Westin Hotel Galleria and Oaks...................    47,254        40,008           7,246
The Westin South Coast Plaza.........................    20,526        16,346           4,180
The Westin Hotel Fort Lauderdale.....................    11,448         8,753           2,695
The Cherry Creek Inn.................................     8,004         4,966           3,038
The Westin Hotel Indianapolis (acquired March 4,
  1997)..............................................    23,272        14,017           9,255
The Westin Hotel Tabor Center (acquired June 24,
  1997)..............................................    12,783         7,622           5,161
The Westin Peachtree Plaza (acquired June 4, 1997)...    31,050        21,747           9,303
The Westin Resort St. John (acquired May 15,
  1997)(1)...........................................
                                                       --------      --------         -------
     Total...........................................  $248,910      $175,331         $73,579
                                                       ========      ========         =======

---------------
(1) Hotel closed for renovation due to hurricane damage.

     Listed below are the effects each joint venture had on the combined pro forma statements of operations for the year ended December 31, 1997 (in thousands):

                                                          WESTIN
                                                          O'HARE    GALLERIA
                                                           HOTEL     HOTEL
                                                          VENTURE   VENTURE    OTHERS     TOTAL
                                                          -------   --------   ------     -----
Operating revenues......................................  $31,420   $31,551    $16,723   $79,694
Operating expenses......................................   23,480    19,904     10,713    54,097
Depreciation and amortization...........................    2,862     4,702      3,155    10,719
                                                          -------   -------    -------   -------
Operating income........................................    5,078     6,945      2,855    14,878
Interest expense........................................   (2,268)   (5,749)    (2,618)  (10,635)
Other income (expense)..................................        7       (53)      (250)     (296)
                                                          -------   -------    -------   -------
  Net income (loss).....................................    2,817     1,143        (13)    3,947
                                                          -------   -------    -------   -------
Westin Share............................................  $ 1,368   $   229    $   127   $ 1,724
                                                          =======   =======    =======   =======

     (C) Since January 1, 1997 Westin has acquired four hotel properties including the 573-room Westin Hotel Indianapolis in Indianapolis, Indiana acquired on March 4, 1997; the 285-room Westin Resort, St. John on the U.S. Virgin Islands acquired on May 15, 1997; the 1,068-room Westin Peachtree Plaza in Atlanta, Georgia acquired on June 4, 1997; and the 420-room Westin Hotel Tabor Center in Denver, Colorado acquired on June 24, 1997.

     Listed below are the pro forma adjustments necessary to show the effect on the results of operations of the acquired hotels as if they had been acquired at January 1, 1997:

                                                                                       EXCESS OF
                                                                                       REVENUES
                                                                                         OVER
                           HOTEL                                 REVENUES   EXPENSES   EXPENSES
                           -----                                 --------   --------   ---------
The Westin Hotel Tabor Center...............................     $11,854    $ 8,531     $ 3,323
The Westin Hotel Indianapolis...............................       3,215      2,832         383
The Westin Peachtree Plaza..................................      24,477     16,314       8,163
The Westin Resort St. John(1)...............................
                                                                 -------    -------     -------
  Total.....................................................     $39,546    $27,677     $11,869
                                                                 =======    =======     =======

-------------------------
(1) Hotel closed for renovation due to hurricane damage.

     (D) The Trust leases the hotels it acquired to the Corporation under leases that provide for annual base or minimum rents plus contingent or percentage rents based on the gross revenue of the properties and are accounted for as operating leases.

     (E) Reflects interest expense on funds borrowed by the Corporation from the Trust to acquire certain assets in the Westin transaction including the Westin Peachtree Plaza in Atlanta, Georgia and the Westin Resort St. John on the U.S. Virgin Islands.

     (F) Reflects the elimination of franchise fees paid by the Company to Westin on seven Westin hotels owned by the Company as of December 31, 1997 including the Westin Los Angeles Airport in Los Angeles, California; the Westin Horton Plaza in San Diego, California; the Westin Washington in Washington, DC; the Westin Tampa Airport in Tampa, Florida; the Westin Atlanta North in Atlanta, Georgia; the Westin Philadelphia Airport in Philadelphia, Pennsylvania and the Westin Waltham in Waltham, Massachusetts.

     (G) Reflects the elimination of franchise fees incurred by the Company on hotels the Company intends to convert to Westins. These franchise fees represent franchise fees incurred from the date the hotel was acquired until the end of each period presented and therefore may not represent a full period of franchise fees expense.

     (H) Reflects the addition of interest expense at the Company's current weighted average borrowing rate (7.4%) on the $1.030 billion of assumed debt and the $178.0 million cash drawn down to acquire Westin.

     (I) Reflects depreciation and amortization expense on the Company's basis in the assets acquired in the Westin transaction.

     (J) Reflects the estimated income tax expense on the pro forma Corporation results using an effective income tax rate of 40%.

     (K) Reflects the minority interests of the partners in the income of the Partnerships.

     (L) Net income (loss) per Paired Share has been computed using the weighted average number of Paired Shares and equivalent Paired Shares outstanding and includes Class A EPS and Class B EPS issued as partial consideration for the Westin acquisition (see footnote B to the unaudited combined consolidated and separate consolidated pro forma balance sheets).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE STOCKHOLDERS OF ITT CORPORATION:

     We have audited the accompanying consolidated balance sheet of ITT Corporation (a Nevada corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, cash flow and stockholders equity for each of the three years in the period ended December 31, 1997, as set forth in the accompanying Index to Financial Statements and Schedule. These financial statements and the schedule referred to below are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ITT Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

     As explained in the Notes to the Financial Statements, effective January 1, 1997, the Corporation changed its method of accounting for start-up costs.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the Index to Financial Statements and Schedule is presented for purposes of complying with the Securities and Exchange Commissions rules and is not a part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

New York, New York
February 12, 1998

                        ITT CORPORATION AND SUBSIDIARIES
                              CONSOLIDATED INCOME
                         (IN MILLIONS EXCEPT PER SHARE)

                                                               YEARS ENDED DECEMBER 31,
                                                              --------------------------
                                                               1997      1996      1995
                                                              ------    ------    ------
Revenues....................................................  $5,899    $5,718    $5,396
Costs and expenses:
  Salaries, benefits and other operating....................   4,506     4,291     4,117
  Selling, general and administrative, net of service fee
     income of $--, $--, and $96............................     670       681       605
  Restructuring and other special charges...................     691        --        57
  Depreciation and amortization.............................     267       247       223
                                                              ------    ------    ------
                                                               6,134     5,219     5,002
                                                              ------    ------    ------
                                                                (235)      499       394

Interest expense (net of interest income of $19, $68 and
  $49)......................................................     (94)      (96)     (152)
Miscellaneous income, net...................................     227         3         5
                                                              ------    ------    ------
  Pretax income (loss)......................................    (102)      406       247

Provision for income taxes..................................    (159)     (173)      (87)
Minority equity.............................................      (9)       (7)        1
                                                              ------    ------    ------
Income (loss) from continuing operations....................    (270)      226       161

Discontinued operations.....................................      25        23       (14)
Extraordinary item, net of tax benefit of $36...............     (42)       --        --
Cumulative effect of accounting change, net of tax benefit
  of $6.....................................................     (11)       --        --
                                                              ------    ------    ------
Net income (loss)...........................................  $ (298)   $  249    $  147
                                                              ======    ======    ======
Basic earnings per share:
  Income (loss) from continuing operations..................  $(2.31)   $ 1.93    $ 1.37
  Income (loss) from discontinued operations................     .21       .20      (.12)
  Extraordinary item........................................    (.36)       --        --
  Cumulative effect of accounting change....................    (.09)       --        --
                                                              ------    ------    ------
  Net income (loss).........................................  $(2.55)   $ 2.13    $ 1.25
                                                              ======    ======    ======
Diluted earnings per share:
  Income (loss) from continuing operations..................  $(2.31)   $ 1.91    $ 1.36
  Income (loss) from discontinued operations................     .21       .20      (.12)
  Extraordinary item........................................    (.36)       --        --
  Cumulative effect of accounting change....................    (.09)       --        --
                                                              ------    ------    ------
  Net income (loss).........................................  $(2.55)   $ 2.11    $ 1.24
                                                              ======    ======    ======
Weighted average basic shares...............................     117       117       117
Weighted average diluted shares.............................     117       118       118

The accompanying notes to financial statements are an integral part of the above statement.

                        ITT CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                        (IN MILLIONS EXCEPT FOR SHARES)

                                                                DECEMBER 31,
                                                              ----------------
                                                               1997      1996
                                                              ------    ------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  201    $  205
  Marketable securities.....................................      --       599
  Receivables, net..........................................     424       435
  Inventories...............................................      63        58
  Prepaid expenses and other................................     105       102
                                                              ------    ------
          Total current assets..............................     793     1,399

Plant, property and equipment, net..........................   4,832     4,700
Investment in Madison Square Garden.........................      85       533
Other investments...........................................     368       386
Long-term receivables, net..................................     281       178
Other assets................................................     450       346
Goodwill, net...............................................   1,257     1,323
Net assets held for sale....................................     386        --
Net assets of discontinued operations.......................      73        57
                                                              ------    ------
                                                              $8,525    $8,922
                                                              ======    ======
LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
  Accounts payable..........................................  $  273    $  257
  Accrued expenses..........................................   1,078       451
  Notes payable and current maturities of long-term debt....     898       342
  Accrued taxes.............................................     161       171
                                                              ------    ------
          Total current liabilities.........................   2,410     1,221

Long-term debt..............................................   1,070     1,989
Deferred income taxes.......................................      97       186
Other liabilities...........................................     423       379
Net liabilities of discontinued operations..................   1,600     1,855
Minority interest...........................................     181       218
                                                              ------    ------
                                                               5,781     5,848
                                                              ------    ------
Stockholders equity:
  Common stock: authorized 200,000,000 shares, no par or
     stated value, outstanding 117,278,541 and 116,366,176
     shares, respectively...................................   2,936     2,897
  Cumulative translation adjustment.........................    (135)       (2)
  Unrealized loss on securities.............................      --       (62)
  Retained earnings (accumulated deficit)...................     (57)      241
                                                              ------    ------
          Total stockholders equity.........................   2,744     3,074
                                                              ------    ------
                                                              $8,525    $8,922
                                                              ======    ======

The accompanying notes to financial statements are an integral part of the above statement.

                        ITT CORPORATION AND SUBSIDIARIES
                             CONSOLIDATED CASH FLOW
                                 (IN MILLIONS)

                                                               YEARS ENDED DECEMBER 31,
                                                              ---------------------------
                                                               1997      1996      1995
                                                              -------    -----    -------
OPERATING ACTIVITIES
Net Income (loss)...........................................  $  (298)   $ 249    $   147
  Discontinued operations...................................      (25)     (23)        14
  Extraordinary item........................................       42       --         --
  Cumulative effect of accounting change....................       11       --         --
                                                              -------    -----    -------
     Income (loss) from continuing operations...............     (270)     226        161
Adjustments to income (loss) from continuing operations:
  Depreciation and amortization.............................      267      247        223
  Provision for doubtful receivables........................       65       39         50
  Minority equity in net income.............................        9        7         (1)
  Equity income, net of dividends received..................        4        8         21
  (Gain) loss on divestments -- pretax......................     (429)     (36)         2
Changes in working capital:
  Receivables...............................................     (102)    (102)      (151)
  Inventories...............................................       (8)     (11)        --
  Accounts payable..........................................       (5)     (33)        46
  Accrued expenses..........................................      630        6         50
Accrued and deferred taxes..................................      (65)      41         53
Other, net..................................................       50       28        (10)
                                                              -------    -----    -------
Cash from continuing operations.............................      146      420        444
Cash from/(used for) discontinued operations................       (9)     (12)       106
                                                              -------    -----    -------
  Cash from operating activities............................      137      408        550
                                                              -------    -----    -------
INVESTING ACTIVITIES
Additions to plant, property and equipment..................   (1,068)    (563)      (416)
Proceeds from divestments...................................    1,641      282         10
Collection of note receivable from Cablevision Systems
  Corporation...............................................      169       81         --
Acquisitions, net of acquired cash..........................     (287)    (364)    (2,309)
Funding of employee benefit trust...........................     (166)      --         --
Other, net..................................................       (1)     (31)       109
                                                              -------    -----    -------
  Cash from/(used for) investing activities.................      288     (595)    (2,606)
                                                              -------    -----    -------
FINANCING ACTIVITIES
Short-term debt, net........................................     (153)      77         (4)
Long-term debt issued.......................................      145      454      3,132
Long-term debt issued by discontinued operations............      546       --         --
Long-term debt repaid.......................................     (995)    (303)      (121)
Changes in investments and advances from ITT Industries.....       --       --       (929)
Other, net..................................................       31       22        (54)
                                                              -------    -----    -------
  Cash from/(used for) financing activities.................     (426)     250      2,024
                                                              -------    -----    -------
EXCHANGE RATE EFFECT ON CASH AND CASH EQUIVALENTS...........       (3)       1         (2)
                                                              -------    -----    -------
Increase (decrease) in cash and cash equivalents............       (4)      64        (34)
CASH AND CASH EQUIVALENTS -- BEGINNING OF YEAR..............      205      141        175
                                                              -------    -----    -------
CASH AND CASH EQUIVALENTS -- END OF YEAR....................  $   201    $ 205    $   141
                                                              =======    =====    =======
Supplemental disclosures of cash flow information:
Cash paid during the year for:
  Interest..................................................  $    73    $ 105    $   171
                                                              =======    =====    =======
  Income taxes..............................................  $   183    $108..   $    46
                                                              =======    =====    =======

The accompanying notes to financial statements are an integral part of the above statement.

                        ITT CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STOCKHOLDERS EQUITY
                        (IN MILLIONS EXCEPT FOR SHARES)

                                                                                     CURRENCY       RETAINED
                                       INVESTMENTS AND           COMMON STOCK       TRANSLATION     EARNINGS
                                        ADVANCES FROM        --------------------    AND OTHER    (ACCUMULATED
                                   ITT INDUSTRIES, INC.(1)     SHARES      AMOUNT   ADJUSTMENT      DEFICIT)
                                   -----------------------   -----------   ------   -----------   ------------
Balance -- January 1, 1995.......          $ 3,353                    --   $   --      $  --         $  --
Net income.......................              155                    --       --         --            --
Transfers to ITT Industries,
  net............................             (539)                   --       --         --            --
Translation of financial
  statements.....................              (25)                   --       --         --            --
Issuance of common stock in
  connection with the
  Distribution...................           (2,944)          117,196,370    2,944         --            --
                                           -------           -----------   ------      -----         -----
Balance -- December 19, 1995.....               --           117,196,370    2,944         --            --
Net loss.........................               --                    --       --         --            (8)
                                           -------           -----------   ------      -----         -----
Balance -- December 31, 1995.....               --           117,196,370    2,944         --            (8)
Net income.......................               --                    --       --         --           249
Stock option transactions........               --               293,332       10         --            --
Common stock repurchases.........               --            (1,123,526)     (57)        --            --
Translation of financial
  statements.....................               --                    --       --         (2)           --
Unrealized loss on securities....               --                    --       --        (62)           --
                                           -------           -----------   ------      -----         -----
Balance -- December 31, 1996.....               --           116,366,176    2,897        (64)          241
Net loss.........................               --                    --       --         --          (298)
Stock option transactions........               --               912,365       39         --            --
Translation of financial
  statements.....................               --                    --       --       (133)           --
Change in unrealized loss on
  securities.....................               --                    --       --         62            --
                                           -------           -----------   ------      -----         -----
Balance -- December 31, 1997.....          $    --           117,278,541   $2,936      $(135)        $ (57)
                                           =======           ===========   ======      =====         =====

---------------
(1) Investments and Advances from ITT Industries represents the means by which ITT was funded by ITT Industries prior to the Distribution and consisted of both equity and interest bearing advances. As of December 19, 1995, ITT was recapitalized through issuances of its own debt and equity securities.

The accompanying notes to financial statements are an integral part of the above statement.

                        ITT CORPORATION AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS

            (DOLLAR AMOUNTS ARE IN MILLIONS UNLESS OTHERWISE STATED)

BASIS OF PRESENTATION

     ITT Corporation ("ITT" or "the Company") is one of the world's largest hotel and gaming companies. Its principal lines of business are hotels and gaming. The hotels segment is comprised of a worldwide hospitality network of over 440 full-service hotels serving three markets: luxury, upscale and mid-price. The Company's hotel operations are represented on every continent and in nearly every major world market. The Company's gaming operations are located in several key domestic jurisdictions. The Company also operates various hotel/casino ventures outside the United States.

     On December 19, 1995 (the "Distribution Date"), the former ITT Corporation ("Old ITT," which has been renamed ITT Industries, Inc.), distributed to its shareholders of record at the close of business on such date all of the outstanding shares of common stock of ITT, then a wholly owned subsidiary of Old ITT (the "Distribution"). In such Distribution, holders of common stock of Old ITT received one share of ITT common stock for every one share of ITT Industries, Inc. ("ITT Industries") common stock held. In connection with such Distribution, ITT, which was then named "ITT Destinations, Inc.", changed its name to ITT Corporation.

     These financial statements present the financial position, results of operations and cash flows of the Company as if it were a separate entity for all periods presented. Old ITT's historical basis in the assets and liabilities of the Company has been carried over and all majority-owned subsidiaries have been consolidated. All material intercompany transactions and balances have been eliminated.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTING POLICIES

     Revenue Recognition: Generally, revenues are recognized when the services have been rendered. The following is a description of the composition of revenues of the Company's business segments:

     Hotels Operations: At December 31, 1997, the Company operated 162 hotels under long-term management agreements. These agreements effectively convey to the Company the right to use the hotel properties in exchange for payments to the property owners which are based primarily on the hotels' profitability. Accordingly, the Company includes the operating results of hotel properties under long-term management agreements in its consolidated financial statements. Revenues related to these hotel properties were $3.0 billion, $2.8 billion and $2.8 billion for 1997, 1996 and 1995, respectively, and amounts provided for payments to the property owners for the use of the hotel properties were $.7 billion, $.6 billion and $.5 billion for 1997, 1996 and 1995, respectively.

     Gaming Operations: Casino revenues represent the net win from gaming wins and losses. Revenues exclude the retail value of rooms, food, beverage, entertainment and other promotional allowances provided on a complimentary basis to customers. The estimated retail value of these promotional allowances was $157, $161 and $144 for the years ended December 31, 1997, 1996 and 1995, respectively. The estimated cost of such promotional allowances was $100, $111 and $99 for the years ended December 31, 1997, 1996 and 1995, respectively, and has been included in Costs and Expenses in the accompanying statement of Consolidated Income.

                        ITT CORPORATION AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Revenues and Costs and Expenses of the Gaming operations are comprised of the following for the years ended December 31, 1997, 1996 and 1995:

                                                               YEAR ENDED DECEMBER 31,
                                          ------------------------------------------------------------------
                                                  1997                   1996                   1995
                                          --------------------   --------------------   --------------------
                                                     COSTS AND              COSTS AND              COSTS AND
                                          REVENUES   EXPENSES    REVENUES   EXPENSES    REVENUES   EXPENSES
                                          --------   ---------   --------   ---------   --------   ---------
Gaming..................................   $  953     $  592      $1,032     $  592      $1,004     $  516
Rooms...................................       71         25          70         25          70         25
Food and beverage.......................       77         71          79         71          70         80
Other operations........................      111         89         104         57          88         99
Selling, general and administrative.....       --        189          --        215          --        172
Depreciation and amortization...........       --         83          --         80          --         88
Provision for doubtful accounts.........       --         59          --         34          --         50
                                           ------     ------      ------     ------      ------     ------
          Total.........................   $1,212     $1,108      $1,285     $1,074      $1,232     $1,030
                                           ======     ======      ======     ======      ======     ======

     Cash and Cash Equivalents: The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Inventories: Inventories, comprised principally of hotel and gaming supplies, are generally valued at the lower of cost (first-in, first-out) or market and potential losses from obsolete and slow-moving inventories are provided for in the current period.

     Plant, Property and Equipment: Plant, property and equipment, including capitalized interest of $35 and $13 in 1997 and 1996, respectively, applicable to major project expenditures, are recorded at cost. The Company normally claims the maximum depreciation deduction allowable for tax purposes. In general, for financial reporting purposes, depreciation is provided on a straight-line basis over the useful economic lives of the assets involved as follows: Buildings and improvements -- primarily 15 to 40 years, Machinery and equipment -- 2 to 10 years, and Other -- 5 to 40 years. Gains or losses on the sale or retirement of assets are included in income.

     Derivative Financial Instruments: The Company uses derivative financial instruments from time to time, including foreign currency forward contracts and/or swaps, as a means of hedging exposure to foreign currency and/or interest rate risks. Forward exchange contracts and foreign currency swaps are accounted for in accordance with SFAS No. 52 "Foreign Currency Translation." The Company is an end-user and does not utilize these instruments for speculative purposes. The Company has strict policies regarding the financial stability and credit standing of its major counterparties. Changes in the spot rate of derivative instruments designated as hedges of foreign currency denominated assets have been classified in the same manner as the classification of the changes in the underlying assets.

     Foreign Currency: Balance sheet accounts are translated at the exchange rates in effect at each year end and income and expense accounts are translated at the average rates of exchange prevailing during the year. The national currencies of foreign operations are generally the functional currencies. Gains and losses from foreign currency transactions are reported currently in costs and expenses and were insignificant for all periods presented.

     Income Tax: Prior to the Distribution, the Company and its subsidiaries were included in the consolidated U.S. Federal tax return of ITT Industries and remitted to (received from) ITT Industries an income tax provision (benefit) computed in accordance with a tax sharing arrangement. This arrangement generally required that the Company determine its tax provision (benefit) as if it were filing a separate U.S. Federal income tax return. However, the arrangement allowed the Company to record benefits of certain

                        ITT CORPORATION AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

tax attributes, primarily foreign tax credits, utilizable on the ITT Industries consolidated tax return, which may not have been available on a separate company basis.

     Goodwill: The excess of cost over the fair value of net assets acquired is amortized on a straight-line basis over 40 years. Accumulated amortization was $100, $72 and $33 at December 31, 1997, 1996 and 1995, respectively. The Company continually reviews goodwill to assess recoverability from future operations using undiscounted cash flows. Impairments would be recognized in operating results if a permanent diminution in value is deemed to have occurred.

     Earnings Per Share: In March 1997, the Financial Accounting Standards Board issued SFAS No. 128 "Earnings per Share," which requires replacement of primary and fully diluted earnings (loss) per share with basic and diluted earnings (loss) per share. All periods presented herein have been restated to comply with the requirements of this pronouncement.

     Basic earnings per share were computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share were computed based upon the weighted average number of common shares outstanding during the period and the dilutive effect of stock options, one million shares in 1996 and 1995. Due to the loss in 1997, the effect of stock options is antidilutive and is therefore excluded from the diluted earnings per share computation.

     Reclassifications: Certain amounts in the prior years' financial statements have been reclassified to conform to the current year presentation.

CHANGES IN ACCOUNTING PRINCIPLES

     Effective January 1, 1997, the Company changed its method of accounting for start-up costs on major hospitality and gaming projects to expense these costs as incurred. Prior to 1997, the Company capitalized these costs and amortized them over a three-year period. This change was made to increase the focus on controlling costs associated with the start-up of new projects. The Company restated 1997 first-quarter results to record a pretax charge of $17 ($11 after taxes or $0.09 per share) as the cumulative effect of this accounting change. This change also increased 1997 pretax loss by $33 ($21 after taxes or $0.18 per share). On a pro forma basis, this change would have reduced 1996 pretax income by $1 ($1 after taxes or $0.01 per share) and 1995 pretax income and after-tax income would have been unchanged.

RESTRUCTURING AND OTHER SPECIAL CHARGES

  Restructuring

     During 1997, the Company recorded pretax charges totaling $260 to restructure and rationalize operations at its World Headquarters and the headquarters of its field operations. Of the total pretax charge, approximately $196 represented severance and other related employee termination costs associated with the elimination of nearly 370 positions worldwide. The balance of the restructuring charge ($64 pretax) related primarily to asset write-offs, lease commitments and termination penalties. The substantial portion of these costs are expected to be paid during 1998.

     The Company recorded a $51 pretax charge in the Hotels segment and a $6 pretax charge in the Gaming segment during 1995 to restructure and rationalize their world headquarters operations and provide for the planned disposal of non-core assets. Of the total pretax charge, approximately $20 represented severance and other related employee termination costs. The balance of the restructuring charge ($37 pretax) related primarily to asset write-offs, lease commitments and termination penalties and reserve actions in connection with the disposal of non-core assets and reduced facilities utilization. As of December 31, 1997, substantially all of these restructuring costs have been paid.

                        ITT CORPORATION AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Other Special Charges

     On October 17, 1997, the Company's Board of Directors agreed to an offer by Starwood Hotels & Resorts Worldwide, Inc. and Starwood Hotels & Resorts (collectively, "Starwood") to acquire the common stock of the Company for an aggregate consideration of $82 per share. On November 6, 1997, the Board of Directors of the Company approved the revised terms of an offer which increased the aggregate consideration to $85 per share and would allow the holders of the Company's common stock to elect between cash and paired shares of Starwood. On February 12, 1998, the stockholders of the Company voted to accept the offer.

     As a result of the aforementioned actions, the Company recorded the following special charges in 1997: (1) conversion of the accounting for the Company's stock option plan to variable accounting due to limited stock appreciation rights subject to exercise and related charges for tax reimbursements to employees of $431, and (2) other costs including legal fees, investment banking fees and asset write-offs totaling $169. The employee related costs and the restructuring charges are included as a component of operating income in the accompanying statement of income, while the other costs are included in miscellaneous income, net.

TRANSACTIONS WITH ITT INDUSTRIES

     The Company included many of the corporate functions of ITT Industries and provided ITT Industries and other affiliates certain centralized systems for legal, accounting, tax, treasury and insurance services. The Company received fees for such services which ranged between 0.5% and 1% of net sales of the affiliate and totaled $96 in 1995. Service fee income has been recorded in costs and expenses in the accompanying statement of Consolidated Income.

     Interest expense was charged to the Company on the portion of its Investments and Advances from ITT Industries which was deemed debt. Interest expense was charged at 8% and totaled $161 in 1995.

     The Company was one of several affiliates participating in the ITT Salaried Retirement Plan as well as health care and life insurance programs for salaried employees and retirees sponsored by ITT Industries through the time of the Distribution (see "Employee Benefit Plans").

ACQUISITIONS AND DIVESTMENTS

     ITT completed various hotel acquisitions during 1996. These acquisitions were accounted for using the purchase method of accounting. The aggregate purchase price of $371, including assumed liabilities of $176, was approximately equal to the fair value of the assets acquired. The results of operations of these acquisitions have been included in Consolidated Income from their respective dates of acquisition. ITT also made minority investments in certain hotel properties during 1996 in the aggregate amount of $65. The pro forma effects of these transactions on revenues, net income and earnings per share were not material.

     On July 1, 1996, ITT, in partnership with Dow Jones & Co., launched a new television station, WBIS+. The partnership purchased the broadcasting license from New York City for $207. This purchase was funded equally by the partners. ITT's investment in this partnership is reported using the equity method of accounting and the Company's share of WBIS+'s results of operations are included in Consolidated Income from the date of acquisition. On May 12, 1997, the partnership agreed to sell the Federal Communications Commission ("FCC") license of WBIS+ to Paxson Communications Corporation for approximately $258. This agreement is subject to the approval of the FCC, which is expected to be received in early 1998. This transaction is expected to be completed during 1998.

     On January 30, 1995, ITT completed a cash tender offer for the outstanding shares of Caesars World, Inc. ("Caesars") for approximately $1.76 billion (including expenses directly attributable to the acquisition of approximately $10). The acquisition was accounted for using the purchase method. Accordingly, the purchase price was allocated to assets based on their estimated fair values. The purchase price, including assumed

                        ITT CORPORATION AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

liabilities of $450, exceeded the fair value of assets acquired by approximately $1.1 billion. Caesars results of operations are included in Consolidated Income from the date of acquisition.

     On March 10, 1995, ITT, in a joint venture with Rainbow Programming Holdings, Inc., a subsidiary of Cablevision Systems Corporation ("Cablevision"), completed the acquisition of the businesses comprising Madison Square Garden ("MSG") for approximately $1 billion. The acquisition was funded by equity contributions from the venture partners of approximately $720 and the remainder was financed through bank debt. The Company's share of the results of MSG are included in Consolidated Income from the date of acquisition.

     On February 18, 1997, the Company received $169 as payment of the remaining amount necessary to equalize the partnership interests of Cablevision and ITT in MSG. On April 15, 1997, ITT entered into a Partnership Interest Transfer Agreement with Cablevision. Pursuant to the Partnership Interest Transfer Agreement, Cablevision paid ITT $500 in cash on June 17, 1997. ITT also has a "put" option to require Cablevision or MSG to purchase half of ITT's continuing interest in MSG for $75 on June 17, 1998 and the other half of this continuing interest for an additional $75 on June 17, 1999 (or, if the first option is not exercised the entire continuing interest for $150). In addition, ITT agreed to contribute to MSG an ITT-owned aircraft which MSG has used for the New York Knickerbockers and the New York Rangers. In consideration of the aircraft contribution, Cablevision has agreed to add an additional $19 to the exercise price of each of ITT's "put" options. The Partnership Interest Transfer Agreement also includes a "call" option requiring ITT to sell its remaining stake in MSG on June 17, 2000 at fair market value, but not below a minimum price based on the "put" prices.

     The following unaudited pro forma summary presents information as if the Caesars and MSG acquisitions had occurred at the beginning of 1995:

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1995
                                                               -----------------
Revenues...................................................         $5,478
Net income from continuing operations......................         $  110
                                                                    ======
Earnings per share from continuing operations:
  Basic....................................................         $  .92
                                                                    ======
  Diluted..................................................         $  .91
                                                                    ======

     The pro forma information is not necessarily indicative of the results that would have occurred had the acquisitions taken place at the beginning of the period.

MARKETABLE SECURITIES

     Marketable securities consisted of the Company's investment in Alcatel Alsthom. Accordingly, this investment was classified as "available for sale" in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and carried at fair value with the change from cost basis reported in stockholders equity. The cost basis of this investment at December 31, 1996 was $661. Dividend income from Alcatel Alsthom was $12 and $29 in 1996 and 1995, respectively. During 1997, the Company sold its interest in Alcatel Alsthom for approximately $830, resulting in a pretax gain of $183.

RECEIVABLES

     Current receivables of $424 and $435 at December 31, 1997 and 1996, including current maturities of notes receivable, are reported net of allowances for doubtful accounts of $112 and $121, respectively.

                        ITT CORPORATION AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Long-term receivables of $281 and $178 at December 31, 1997 and 1996, are net of allowances for doubtful accounts of $57 and $50, exclude current maturities of $28 and $15, respectively, and approximate fair value.

PLANT, PROPERTY AND EQUIPMENT

     Plant, property and equipment consisted of the following:

                                                               DECEMBER 31,
                                                             ----------------
                                                              1997      1996
                                                             ------    ------
Land and improvements......................................  $1,178    $1,337
Buildings and improvements.................................   2,757     2,671
Machinery, furniture, fixtures and equipment...............     990       969
Construction work in process...............................     599       293
Other......................................................      85       120
                                                             ------    ------
                                                              5,609     5,390
Less: Accumulated depreciation and amortization............    (777)     (690)
                                                             ------    ------
                                                             $4,832    $4,700
                                                             ======    ======

OTHER INVESTMENTS

     Other Investments consisted of the following:

                                                              DECEMBER 31,
                                                              ------------
                                                              1997    1996
                                                              ----    ----
Equity in WBIS+.............................................  $119    $109
Equity in and advances to other 20-50% owned companies......   230     261
Other investments at cost...................................    19      16
                                                              ----    ----
                                                              $368    $386
                                                              ====    ====

     Equity in earnings of unconsolidated subsidiaries accounted for on the equity basis were $14, $8 and $1 in 1997, 1996 and 1995, respectively.

                        ITT CORPORATION AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

INCOME TAX

     Income tax data from continuing operations is as follows:

                                                       1997     1996    1995
                                                       -----    ----    ----
Pretax income (loss)
  U.S................................................  $(255)   $310    $182
  Foreign............................................    153      96      65
                                                       -----    ----    ----
                                                       $(102)   $406    $247
                                                       =====    ====    ====
Provision (benefit) for income tax*
Current:
  U.S. Federal.......................................  $ 201    $ 96    $ 21
  State and local....................................     15      11      11
  Foreign............................................     57      29      21
                                                       -----    ----    ----
                                                         273     136      53
                                                       -----    ----    ----
Deferred:
  U.S. Federal.......................................   (143)     22      32
  Foreign and other..................................     29      15       2
                                                       -----    ----    ----
                                                        (114)     37      34
                                                       -----    ----    ----
                                                       $ 159    $173    $ 87
                                                       =====    ====    ====

---------------
* The 1995 provision (benefit) for income taxes was computed in accordance with tax sharing agreement between the Company and ITT Industries that generally requires that such provision (benefit) be computed as if the Company were a stand-alone entity. The primary exception to the stand-alone computation relates to the utilization of foreign tax credits. The agreement allows for the realization of such credits since they were utilized by ITT Industries in the consolidated tax returns.

     No provision was made for U.S. taxes payable on undistributed foreign earnings amounting to approximately $173 since these amounts are permanently reinvested. No provision was made for foreign withholding taxes payable on undistributed foreign earnings amounting to approximately $377 since these amounts are permanently reinvested.

     Deferred income taxes represent the tax effect of the differences between the book and tax bases of assets and liabilities. Deferred tax assets (liabilities) include the following:

                                                        DECEMBER 31,
                                          ----------------------------------------
                                                 1997                  1996
                                          ------------------    ------------------
                                           U.S.      FOREIGN     U.S.      FOREIGN
                                          FEDERAL    & OTHER    FEDERAL    & OTHER
                                          -------    -------    -------    -------
Plant, property and equipment...........   $(183)     $ (91)     $(177)     $(74)
Allowances for doubtful accounts........      58         --         50        --
Employee benefits.......................      38         --         32        --
Transaction costs.......................     159         --         --        --
Other...................................      (9)        (5)        (5)      (12)
                                           -----      -----      -----      ----
          Total                               63        (96)      (100)      (86)
Less valuation allowance................     (64)        --         --        --
                                           -----      -----      -----      ----
Deferred income taxes...................   $  (1)     $ (96)     $(100)     $(86)
                                           =====      =====      =====      ====

                        ITT CORPORATION AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     A reconciliation of the tax provision at the U.S. statutory rate to the provision for income tax as reported is as follows:

                                                        1997    1996    1995
                                                        ----    ----    ----
Tax provision at U.S. statutory rate..................  $(36)   $142    $86
Tax on repatriation of foreign earnings...............    21       1    (18)
Non-deductible goodwill...............................    10      10      9
Foreign tax rate differential.........................    (1)      6     (2)
U.S. state and local income taxes.....................    24       8      8
Non-deductible transaction costs......................    89      --     --
Valuation allowance...................................    64      --     --
Other.................................................   (12)      6      4
                                                        ----    ----    ---
Provision for income tax..............................  $159    $173    $87
                                                        ====    ====    ===

DEBT

     Debt consisted of the following:

                                                              DECEMBER 31,
                                                           ------------------
                                                            1997       1996
                                                           -------    -------
Bank loans and other short-term..........................  $   258    $   323
Long-term................................................    3,043      3,912
                                                           -------    -------
                                                             3,301      4,235
Less net debt allocated to discontinued operations.......   (1,333)    (1,904)
                                                           -------    -------
                                                           $ 1,968    $ 2,331
                                                           =======    =======

     The weighted average interest rate for bank loans and other short-term borrowings was 6.71% at December 31, 1997 and 7.75% at December 31, 1996 and their fair values approximated carrying value. This average is composed of interest rates on both U.S. dollar and non-U.S. dollar denominated indebtedness. The estimated fair value of long-term debt at December 31, 1997 and 1996 was $2,976 and $3,868, respectively, and was determined based on quoted market prices and/or discounted cash flows using the Company's incremental borrowing rates for similar arrangements.

                        ITT CORPORATION AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Long-term debt consisted of the following:

                                                              DECEMBER 31,
                                                           ------------------
                       DESCRIPTION                          1997       1996
                       -----------                         -------    -------
Revolving credit agreement (6.16% weighted average)......  $   600    $    --
Commercial paper (5.75% weighted average rate)...........       --      1,102
6.25% notes due 2000.....................................      699        698
6.75% notes due 2003.....................................      250        250
6.75% notes due 2005.....................................      449        449
7.375% debentures due 2015...............................      448        448
7.75% debentures due 2025................................      148        148
8.875% senior subordinated notes due 2002................      150        150
5.9%-10.13% domestic loans due 1998-2011.................       44        153
4.75%-19.80% foreign loans due 1997-2010.................      255        514
                                                           -------    -------
Total....................................................    3,043      3,912
Less indebtedness classified in net liabilities of
  discontinued operations................................   (1,333)    (1,904)
Less current maturities..................................     (640)       (19)
                                                           -------    -------
                                                           $ 1,070    $ 1,989
                                                           =======    =======

     The aggregate maturities of long-term debt are $640 in 1998, $39 in 1999, $734 in 2000, $55 in 2001, $171 in 2002, and $1,404 thereafter. Assets pledged to secure indebtedness (including mortgage loans) amounted to $246 as of December 31, 1997.

     ITT's historical practice has been to incur indebtedness for its consolidated group at the parent company level or at a limited number of subsidiaries, rather than at the operating company level, and to centrally manage various cash functions. ITT maintains lines of credit under which bank loans and other short-term debt are drawn. On November 4, 1996, ITT renewed its major revolving credit facilities ("Revolvers") with syndicate banks totaling $3.0 billion (a five-year facility of $2.0 billion; and a 364-day facility of $1.0 billion which expired in November 1997). In addition, smaller credit lines are maintained by ITT's foreign subsidiaries. ITT had approximately $1.4 billion of available borrowing capacity under the Revolver as of December 31, 1997.

MISCELLANEOUS INCOME, NET

     Miscellaneous income, net consisted of the following:

                                                        1997     1996    1995
                                                        -----    ----    ----
Special charges.......................................  $(169)    $--     $--
Gain on sale of Alcatel Alsthom.......................    183     --      --
Gain on sale of investment in Madison Square Garden...    200     --      --
Other income (expense)................................     13      3       5
                                                        -----     --      --
                                                        $ 227     $3      $5
                                                        =====     ==      ==

EARLY RETIREMENT OF DEBT

     During 1997, the Company announced the tender offer for $546 of debt securities of a subsidiary company. The tender offer was financed through short term bank facilities. The tender offer resulted in the Company paying a tender premium of $42 after tax ($78 pretax) or $0.36 per share which has been recorded as an extraordinary loss on the early retirement of debt.

                        ITT CORPORATION AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

DISCONTINUED OPERATIONS

     On December 18, 1997, a binding agreement was reached to dispose ITT World Directories to VNU, a leading international publishing and information company based in The Netherlands, for $2.1 billion. The Company is also exploring its options regarding the disposition of ITT Educational. Therefore, the businesses comprising the information services segment of the Company (ITT World Directories and ITT Educational) have been presented as discontinued operations. The assets and liabilities of ITT World Directories and ITT Educational are included in Net Liabilities of Discontinued Operations and Net Assets of Discontinued Operations, respectively. Company interest expense and debt is allocated to Discontinued Operations based upon the amount of debt to be repaid with the proceeds from these sales. Summary financial information of the discontinued operations is as follows:

  ITT World Directories

        Balance Sheet Data:

                                                              DECEMBER 31,
                                                           ------------------
                                                            1997       1996
                                                           -------    -------
Total assets.............................................  $   562    $   367
Total liabilities........................................     (829)      (318)
Allocated debt of ITT....................................   (1,333)    (1,904)
                                                           -------    -------
Net liabilities of discontinued operations...............  $(1,600)   $(1,855)
                                                           =======    =======

        Income Statement Data:

                                                        1997    1996    1995
                                                        ----    ----    ----
Revenues..............................................  $586    $647    $654
Operating income......................................   192     208     160
Interest expense, net.................................   130     138     144
Miscellaneous expense, net............................     7       1      --
Income tax expense....................................    25      27      19
Minority equity.......................................    21      31      20
                                                        ----    ----    ----
Earnings from discontinued operations.................  $  9    $ 11    $(23)
                                                        ====    ====    ====

     On July 15, 1997, the Company purchased for $254 the 20% minority interest in ITT World Directories owned by an affiliate of BellSouth Corporation, bringing its ownership of ITT World Directories to 100%. The Company is contractually obligated to make an additional payment to BellSouth Corporation upon the sale of ITT World Directories. Based on the agreement with VNU, this payment will be approximately $150.

  ITT Educational Services

        Balance Sheet Data:

                                                              DECEMBER 31,
                                                           ------------------
                                                            1997       1996
                                                           -------    -------
Total assets.............................................  $   144    $   134
Total liabilities........................................      (71)       (77)
                                                           -------    -------
Net assets of discontinued operations....................  $    73    $    57
                                                           =======    =======

                        ITT CORPORATION AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

        Income Statement Data:

                                                        1997    1996    1995
                                                        ----    ----    ----
Revenues..............................................  $262    $232    $202
Operating income......................................    27      21      14
Interest income.......................................     5       4       5
Miscellaneous expense, net............................    --       1      --
Income tax expense....................................    13      10       8
Minority equity.......................................     3       2       2
                                                        ----    ----    ----
Earnings from discontinued operations.................  $ 16    $ 12    $  9
                                                        ====    ====    ====

NET ASSETS HELD FOR SALE

     On April 29, 1997, the Company announced its intention to sell one of its Gaming properties, the Desert Inn in Las Vegas, Nevada. For financial reporting purposes, the assets and liabilities attributable to this property have been classified in the Consolidated Balance Sheet as "Net assets held for sale".

EMPLOYEE BENEFIT PLANS

     Pension Plans -- The Company and its subsidiaries sponsor numerous pension plans. The plans are funded with trustees, except in some countries outside the U.S. where funding is not required. The plans' assets are comprised of a broad range of domestic and foreign equity securities, fixed income investments and real estate. Prior to the Distribution, certain employees of the Company participated in the ITT Salaried Retirement Plan sponsored by Old ITT. Subsequent to the Distribution, those employees became participants in the Company's plans.

     Total pension expenses were:

                                                              1997    1996    1995
                                                              ----    ----    ----
Defined Benefit Plans Service cost..........................  $ 24    $ 22    $ 15
  Interest cost.............................................    25      22      14
  Return on assets..........................................   (51)    (28)    (29)
  Net amortization and deferral.............................    31      15      16
  Net periodic pension cost.................................    29      31      16
Other Pension Cost
Defined contribution savings plans..........................    10      10       5
  Other.....................................................     9      10       4
                                                              ----    ----    ----
          Total pension expense.............................  $ 48    $ 51    $ 25
                                                              ====    ====    ====

     U.S. pension expenses included in the net periodic pension costs in the table above were $25, $22 and $9 for 1997, 1996 and 1995, respectively.

                        ITT CORPORATION AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The following table sets forth the funded status of the Company's pension plans, amounts recognized in the Company's Consolidated Balance Sheet at December 31, 1997 and 1996, and the principal weighted average assumptions inherent in their determination:

                                                                  1997
                                          -----------------------------------------------------
                                                  DOMESTIC                     FOREIGN
                                          -------------------------   -------------------------
                                            ASSETS      ACCUMULATED     ASSETS      ACCUMULATED
                                            EXCEED       BENEFITS       EXCEED       BENEFITS
                                          ACCUMULATED     EXCEED      ACCUMULATED     EXCEED
                                           BENEFITS       ASSETS       BENEFITS       ASSETS
                                          -----------   -----------   -----------   -----------
Actuarial present value of benefit
  obligations:
  Vested benefit obligation.............     $168          $ 51           $39          $ 33
  Accumulated benefit obligation........     $191          $ 56           $39          $ 32
                                             ====          ====           ===          ====
Projected benefit obligation............     $242          $ 72           $46          $ 34
Plan assets at fair value...............      228            --            47            --
                                             ----          ----           ---          ----
Projected benefit obligations in excess
  of plan assets........................      (14)          (72)            1           (34)
Unrecognized net (gain)/loss............      (16)            6             4            (1)
Unrecognized net obligations............       15            12            --             2
                                             ----          ----           ---          ----
Pension asset (liability) recognized in
  the consolidated balance sheet........     $(15)         $(54)          $ 5          $(33)
                                             ====          ====           ===          ====

                                                                  1996
                                          -----------------------------------------------------
                                                  DOMESTIC                     FOREIGN
                                          -------------------------   -------------------------
                                            ASSETS      ACCUMULATED     ASSETS      ACCUMULATED
                                            EXCEED       BENEFITS       EXCEED       BENEFITS
                                          ACCUMULATED     EXCEED      ACCUMULATED     EXCEED
                                           BENEFITS       ASSETS       BENEFITS       ASSETS
                                          -----------   -----------   -----------   -----------
Actuarial present value of benefit
  obligations:
  Vested benefit obligation.............     $138          $ 45           $39          $ 29
  Accumulated benefit obligation........     $154          $ 49           $39          $ 29
                                             ====          ====           ===          ====
Projected benefit obligation............     $188          $ 63           $43          $ 31
Plan assets at fair value...............      184            --            46            --
                                             ----          ----           ---          ----
Projected benefit obligations (in excess
  of) less than plan assets.............       (4)          (63)            3           (31)
Unrecognized net (gain)/loss............       (6)            4             2            --
Unrecognized net obligations............       17             8            --             2
                                             ----          ----           ---          ----
Pension asset (liability) recognized in
  the consolidated balance sheet........     $ (7)         $(51)          $ 5          $(29)
                                             ====          ====           ===          ====

     The principal weighted average assumptions used to determine the pension expense and the value of the projected benefit obligation were as shown below:

                                                  1997    1996    1997    1996
                                                  ----    ----    ----    ----
                                                    DOMESTIC        FOREIGN
                                                  ------------    ------------
Discount rate...................................  7.25%   7.50%   6.68%   7.44%
Rate of return on invested capital..............  9.75%   9.75%   7.82%   8.09%
Salary increase assumption......................  4.50%   4.50%   4.62%   5.43%

     Retirement Savings Plan -- The Company maintains a qualified retirement savings plan under Section 401(k) of the Internal Revenue Code. This plan allows eligible employees to contribute from 2% to 16%

                        ITT CORPORATION AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

of their pretax pay subject to certain limits, as defined. The Company contributes an amount equal to 1% of an eligible employee's pay to the plan regardless of each employee's individual contribution decision. Employees are 100% vested in this contribution at all times. In addition, the Company matches 50% of eligible employees contributions to the plan up to a maximum of 5% of pretax pay. This matching contribution is 20% vested each year and fully vested after five years of employment with the Company. Both the retirement and matching contributions made by the Company are invested in the Company's common stock. Contribution expense related to this plan was $10 in 1997 and $10 in 1996. Prior to the Distribution, the Company participated in ITT Industries' Investment and Savings Plans. The contribution expenses related to these plans which were charged to the Company were $9 in 1995.

     Postretirement Health and Life -- The Company and its subsidiaries provide health care and life insurance benefits for certain eligible retired employees. The Company has prefunded a portion of the health care and life insurance obligations through trust funds where such prefunding can be accomplished on a tax effective basis. Postretirement health care and life insurance benefits expenses were comprised of the following:

                                                          1997    1996    1995
                                                          ----    ----    ----
Service cost............................................  $ 1     $ 1     $ 1
Interest cost...........................................    2       2       2
Return on assets........................................   (4)     (2)     (2)
Net amortization and deferral...........................    1      (1)     --
                                                          ---     ---     ---
Net periodic expense....................................  $--     $--     $ 1
                                                          ===     ===     ===

     The following table sets forth the funded status of the postretirement benefit plans other than pensions, amounts recognized in the Company's Consolidated Balance Sheet at December 31, 1997 and 1996 and the principal weighted average assumptions inherent in their determination:

                                                              1997     1996
                                                              -----    -----
Accumulated postretirement benefit obligation...............  $  24    $  23
Plan assets at fair value...................................     18       14
                                                              -----    -----
Accumulated postretirement benefit obligation in excess of
  plan assets...............................................     (6)      (9)
Unrecognized net gain.......................................     (8)      (8)
Unrecognized past service liability.........................     (3)      (4)
                                                              -----    -----
Liability recognized in the consolidated balance sheet......  $ (17)   $ (21)
                                                              =====    =====
Discount rate...............................................   7.25%    7.50%
Rate of return on invested assets...........................   9.75%    9.75%
Ultimate health care trend rate.............................   5.00%    5.00%

     The assumed rate of future increases in the per capita cost of health care (the "health care trend rate") was 7.5% for 1997, decreasing gradually to 5.0% in the year 2001 and remaining at that level thereafter. Increasing the table of health care trend rates by 1% per year would have the effect of increasing the accumulated postretirement benefit obligation by $1 and the annual expense by $0.1. To the extent that the actual experience differs from the inherent assumptions, the effect will be amortized over the average future service of the covered active employees.

LEASES AND RENTALS

     As of December 31, 1997, minimum rental commitments under operating leases were $37, $35, $33, $32 and $32 for 1998, 1999, 2000, 2001, and 2002,
respectively. For the remaining years, such commitments amounted to $292, aggregating total minimum lease payments of $461.

                        ITT CORPORATION AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Rental expenses for operating leases were $39, $47 and $50 in 1997, 1996 and 1995, respectively.

CAPITAL STOCK

     The Company is authorized to issue 50 million shares of preferred stock, none of which was outstanding at December 31, 1997.

     In connection with the Distribution, the Company issued one Series A Participating Cumulative Preferred Stock Purchase Right (a "Right") for each share of the Company's common stock outstanding. Additionally, Rights will be issued in respect of common stock subsequently issued until the Rights Distribution Date, as defined, and, in certain circumstances, with respect to common stock issued after the Rights Distribution Date. In the event a person or group has acquired, or has obtained the right to acquire, beneficial ownership of more than 15% of the outstanding shares of common stock or certain specified tender offers occur for more than 15% of the common stock, or in the event the Company is acquired in a merger or other business combination or certain other specified events occur, the Right entitles each holder, subject to certain exceptions, to purchase the number of 1/1,000ths of a share of Series A Participating Cumulative Preferred Stock of the Company equivalent to the number of shares of the Company's common stock or common stock of the surviving corporation or other specified entity, as applicable, which have a market value of twice the specified Purchase Price at the relevant date. The Rights, which do not have voting rights, will be redeemed by the Company at a price of $.01 per Right in connection with the acquisition of the Company by Starwood.

STOCK INCENTIVE PLANS

     Concurrent with the Distribution, ITT adopted the 1995 ITT Corporation Incentive Stock Plan (the "1995 Plan") for key employees. Awards may be made under the 1995 Plan through the year 2005. The 1995 Plan provides for the granting of nonqualified or incentive stock options, stock appreciation rights payable in stock or cash, performance shares, restricted stock or any combination of the foregoing.

     In connection with the Distribution, ITT granted substitute stock options to acquire 6,276,596 of ITT's common shares, all of which were outstanding at December 31, 1995. These substitute options replaced 2,627,591 options which were outstanding prior to the Distribution, and maintain the same economic value, vesting, expiration dates and other restrictions, terms and conditions which existed under the ITT Industries stock incentive plans.

     The 1995 Plan limits awards to employees to no more than 1.5% of the issued and outstanding shares (including treasury shares) on the last day of each year plus any unused portions of such limit carried over from prior years. Additionally, no more than 5,000,000 shares may be available for incentive stock options and no more than 20% of the total may be available for awards of restricted stock or performance shares under the 1995 Plan. No more than 10% of the annual limit may be granted to any one person. The exercise price of each stock option granted is equal to the closing price of ITT's common stock on the date of grant. Generally, stock options have a maximum term of ten years and vest ratably over a three year period from the date of grant. Options granted to senior officers of ITT vest after nine years from the grant date or upon attaining certain defined market price levels of ITT's common stock, whichever occurs first.

                        ITT CORPORATION AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes ITT's stock option activity as of and for the year ended December 31, 1997:

                                                                             WEIGHTED-
                                                                              AVERAGE
                                                                             EXERCISE
                                                              OPTIONS     PRICE PER SHARE
                                                             ---------    ---------------
Outstanding at the Distribution Date and at December 31,
  1995.....................................................  6,276,596        $37.24
Granted....................................................  1,741,546        $55.80
Exercised..................................................   (288,107)       $33.84
Forfeited..................................................   (116,256)       $49.66
                                                             ---------
Outstanding at December 31, 1996...........................  7,613,779        $41.43
Granted....................................................  2,105,300        $57.86
Exercised..................................................    873,268        $41.21
Forfeited..................................................   (246,344)       $50.93
                                                             ---------        ------
Outstanding at December 31, 1997...........................  8,599,467        $45.20
                                                             =========        ======
Exercisable at December 31, 1997...........................  6,632,864        $41.97
                                                             =========        ======

     The following table summarizes information about ITT's outstanding stock options at December 31, 1997:

                              OPTIONS OUTSTANDING                   OPTIONS EXERCISABLE
                  --------------------------------------------   -------------------------
                    NUMBER         WEIGHTED-        WEIGHTED-                   WEIGHTED-
                  OUTSTANDING       AVERAGE          AVERAGE       NUMBER        AVERAGE
   RANGE OF           AT           REMAINING        EXERCISE     EXERCISABLE    EXERCISE
EXERCISE PRICES    12/31/97*    CONTRACTUAL LIFE   PRICE/SHARE    12/31/97     PRICE/SHARE
---------------   -----------   ----------------   -----------   -----------   -----------
$18.00 - $25.04      536,786    3.4 years...         $20.02         536,786      $20.02
$27.81 - $38.15    2,751,054    6.3 years...         $35.15       2,751,054      $35.15
$45.53 - $63.75    5,239,627    8.2 years...         $52.61       3,345,024      $51.11
$68.50 - $81.75       72,000    9.9 years...         $77.53              --          --
                   ---------                                      ---------
                   8,599,467                                      6,632,864

---------------
* Included in the number of shares outstanding at 12/31/97 are 35,000 non exercisable options, granted during 1997 at exercise prices of $63.75 and $68.50, that will become exercisable in whole or in part upon achievement of specified market prices for ITT's common stock or fully exercisable after the passage of nine years from the date of grant, whichever occurs first.

     Upon the occurrence of an acceleration event, as defined, all outstanding stock options will become immediately exercisable for 60 days beginning on the date of the event. Additionally, limited stock appreciation rights ("SARs") are attached to each outstanding option and become exercisable, upon forfeit of the option, for 60 days beginning with the day after an acceleration event. Such SARs allow option holders to receive, when exercised, cash payments equal to the spread between a formula market price and the applicable option price, less withholding taxes.

     ITT applied APB Opinion 25 "Accounting for Stock Issued to Employees" and related interpretations; accordingly, compensation cost was not recognized for grants of stock options at market price. In November 1997, the Board of Directors approved the Starwood offer. Due to the election of the holder of each SAR to receive either cash, stock or a combination, variable accounting required an expense to be recognized for the difference between the option price and the formula market price totaling $342.

                        ITT CORPORATION AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Had compensation cost for grants been determined based on the fair value at the grant dates consistent with SFAS No. 123, "Accounting for Stock-Based Compensation", the Company's net income and earnings per share would have been reduced by $20 ($0.18 per share) and $6 ($0.05 per share) in 1996 and 1995, respectively. The fair value of each option grant used in the 1996 and 1995 pro forma amounts were estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1996 and 1995, respectively: dividend yield of zero for all years; expected volatility of 33 percent for all years; risk free interest rates of 5.3 percent and 6.4 percent; and an expected life of 4 years for all options.

     In addition to the 1995 Plan, ITT maintains a restricted stock plan for non-employee directors called the 1996 Restricted Stock Plan for Non-Employee Directors (the "1996 Restricted Stock Plan"). ITT has reserved 120,000 common shares for grants under the 1996 Restricted Stock Plan. Under this plan, grants of restricted shares are made automatically on the date of each Annual Meeting of Stockholders to each non-employee director elected at the meeting, or continuing in office following the meeting. The amount of each award is equal to (and in lieu of ) the annual retainer in effect for the calendar year within which the award date falls, divided by the fair market value of ITT's common stock. Grants of approximately 5,697 and 7,165 restricted shares, resulting in $1 of expense for each grant, were made under this plan in 1997 and 1996, all of which were outstanding on December 31, 1997. These shares vested in 1998 upon the acceleration event.

     ITT converted 127,401 substitute restricted common shares from the ITT Industries employee stock incentive plans on the Distribution Date, all of which were outstanding at December 31, 1995. During 1997 and 1996, 0 and 7,964 of these restricted shares vested. Amortization expense recorded during 1997 and 1996 was $1 and $1 related to these employee restricted stock awards. The remaining restricted shares, which were outstanding at December 31, 1997, vested on February 12, 1998.

DERIVATIVE FINANCIAL INSTRUMENTS

     The Company has entered into four forward exchange contracts with major financial institutions to hedge exchange rate exposure on the Company's foreign currency denominated assets. The dollar equivalent of the contractual amounts of these hedges at December 31, 1997 and 1996, were $68 and $300, respectively. The contracts mature in 1998. The total unrealized gains (losses) on these contracts at December 31, 1997 and 1996 were $4 and $(25), respectively and approximate the fair value of these contracts. The fair value of forward exchange contracts is the estimated amount the Company would pay to terminate the contracts at the reporting date.

     From time to time the Company uses derivatives to manage its exposure to interest rate fluctuations on its variable rate debt in U.S. dollars and other currencies. The Company currently has three interest rate swaps in place with an aggregate notional amount of $94 and $95 at December 31, 1997 and 1996, respectively in which the Company pays fixed rates and receives variable rates. The estimated unrealized loss on these interest rate swaps was $2 and $8 at December 31, 1997 and 1996, respectively. The unrealized loss represents the amount the Company would pay to terminate the swap agreements based on current interest rates. In addition, the Company has two currency swaps in place with an aggregate notional amount of $226 and no unrealized loss or gain.

COMMITMENTS AND CONTINGENCIES

     The Company and its subsidiaries are involved in various legal matters, some of which include claims for substantial sums. Reserves have been established when the outcome is probable and can be reasonably estimated. While the ultimate results of claims and litigation cannot be determined, the Company does not expect that the resolution of all legal matters will have a material adverse effect on its consolidated results of operations, financial position or cash flow.

                        ITT CORPORATION AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Company has guaranteed certain loans and commitments of various ventures to which it is a party. These commitments, which in the aggregate were approximately $91 at December 31, 1997, are not expected to have a material adverse effect on the Company's consolidated financial position or results of operations.

     For purposes of governing certain of the ongoing relationships between the Company and ITT Industries after the Distribution and to provide for an orderly transition, the Company and ITT Industries have entered into various agreements including a Distribution Agreement, Employee Benefits Services and Liability Agreement, Tax Allocation Agreement and Intellectual Property Transfer and License Agreements. The Company may be liable to or due reimbursement from ITT Industries relating to the resolution of certain pre-distribution matters under these agreements.

SUBSEQUENT EVENTS

     On February 23, 1998 Starwood completed the acquisition of the Company. Each outstanding share of common stock of the Company, together with the associated Right, other than those that were converted into cash pursuant to a cash election by the holder (and other than shares owned directly or indirectly by ITT or Starwood, which shares were canceled), was converted into 1.543 paired shares. Pursuant to cash election procedures, approximately 35,196,000 shares of the Company's common stock, representing approximately 30% of the outstanding shares, were converted into $85 in cash per share. In addition, each share of the Company's common stock was converted into additional cash consideration in the amount of $.37493151, which amount represents the interest that would have accrued (without compounding) on $85 at an annual rate of 7% during the period from and including January 31, 1998 to but excluding the date of the closing (February 23, 1998). As of February 24, 1998, all outstanding securities of the Company were de-listed from trading on the New York Stock Exchange.

                        ITT CORPORATION AND SUBSIDIARIES
                      QUARTERLY RESULTS FOR 1997 AND 1996
                                  (UNAUDITED)
                         (IN MILLIONS EXCEPT PER SHARE)

                                                           THREE MONTHS ENDED
                                                -----------------------------------------
                                                MAR. 31    JUNE 30    SEPT. 30    DEC. 31     YEAR
                                                -------    -------    --------    -------    ------
1997
Revenues......................................  $1,333     $1,482      $1,458     $1,626     $5,899
Costs and Expenses............................  $1,316     $1,342      $1,325     $2,151     $6,134
Income (loss) from continuing operations......  $   95     $  183      $   43     $ (591)    $ (270)
Income (loss) from discontinued operations....  $  (15)    $   14      $   15     $   11     $   25
Extraordinary item............................  $   --     $   --      $   --     $  (42)    $  (42)
Cumulative effect of accounting change........  $  (11)    $   --      $   --     $   --     $  (11)
Net Income....................................  $   69     $  197      $   58     $ (622)    $ (298)
Earnings Per Share:
Basic --
  Income (loss) from continuing operations      $  .82     $ 1.57      $  .37     $(5.04)    $(2.31)
  Income (loss) from discontinued
     operations...............................  $ (.13)    $  .12      $  .13     $  .09     $  .21
  Extraordinary item..........................  $   --     $   --      $   --     $ (.36)    $ (.36)
  Cumulative effect of accounting change......  $ (.10)    $   --      $   --     $   --     $ (.09)
  Net income..................................  $  .59     $ 1.69      $  .50     $(5.31)    $(2.55)
Diluted --
  Income (loss) from continuing operations....  $  .81     $ 1.55      $  .36     $(5.04)    $(2.31)
  Income (loss) from discontinued
     operations...............................  $ (.13)    $  .12      $  .13     $  .09     $  .21
  Extraordinary item..........................  $   --     $   --      $   --     $ (.36)    $ (.36)
  Cumulative effect of accounting change......  $ (.09)    $   --      $   --     $   --     $ (.09)
  Net Income..................................  $  .59     $ 1.67      $  .49     $(5.31)    $(2.55)
1996
Revenues......................................  $1,290     $1,450      $1,430     $1,548     $5,718
Costs and Expenses............................  $1,203     $1,305      $1,309     $1,402     $5,219
Income from continuing operations.............  $   35     $   73      $   60     $   58     $  226
Income (loss) from discontinued operations....  $  (15)    $   23      $    7     $    8     $   23
Net Income....................................  $   20     $   96      $   67     $   66     $  249
Earnings Per Share:
Basic --
  Income from continuing operations...........  $  .30     $  .62      $  .51     $  .50     $ 1.93
  Income (loss) from discontinued
     operations...............................  $ (.13)    $  .20      $  .06     $  .07     $  .20
  Net Income..................................  $  .17     $  .82      $  .57     $  .57     $ 2.13
Diluted --
  Income from continuing operations...........  $  .30     $  .62      $  .51     $  .50     $ 1.91
  Income (loss) from discontinued
     operations...............................  $ (.13)    $  .19      $  .06     $  .07     $  .20
  Net Income..................................  $  .17     $  .81      $  .57     $  .57     $ 2.11

                        ITT CORPORATION AND SUBSIDIARIES
                          BUSINESS SEGMENT INFORMATION
                                 (IN MILLIONS)

                                                        REVENUES                   INCOME
                                                ------------------------    ---------------------
                                                 1997     1996     1995     1997    1996    1995
                                                ------   ------   ------    -----   -----   -----
Hotels........................................  $4,687   $4,433   $4,164    $ 400   $ 371   $ 197
Gaming........................................   1,123    1,159    1,045      151     219     191
                                                ------   ------   ------    -----   -----   -----
  Ongoing Segments............................   5,810    5,592    5,209      551     590     388
Dispositions..................................      89      126      187      (47)     (8)     11
                                                ------   ------   ------    -----   -----   -----
  Total Segments..............................   5,899    5,718    5,396      504     582     399
Other.........................................                               (739)    (83)     (5)
                                                                            -----   -----   -----
                                                                             (235)    499     394
Interest expense, net.........................                                (94)    (96)   (152)
Miscellaneous income (expense), net...........                                227       3       5
Income tax expense............................                               (159)   (173)    (87)
Minority equity...............................                                 (9)     (7)      1
                                                                            -----   -----   -----
Income (loss) from continuing operations......                               (270)    226     161
Discontinued operations (after tax)...........                                 25      23     (14)
Extraordinary item............................                                (42)     --      --
Cumulative effect of accounting change........                                (11)     --      --
                                                ------   ------   ------    -----   -----   -----
                                                $5,899   $5,718   $5,396    $(298)  $ 249   $ 147
                                                ======   ======   ======    =====   =====   =====

                                IDENTIFIABLE ASSETS        GROSS PLANT ADDITIONS        DEPRECIATION
                              ------------------------    -----------------------    ------------------
                               1997     1996     1995      1997     1996    1995     1997   1996   1995
                              ------   ------   ------    -------   -----   -----    ----   ----   ----
Hotels......................  $4,263   $4,543   $3,774    $  247    $267    $278     $149   $125   $106
Gaming......................   3,208    2,549    2,342       703     208     102       41     36     49
Dispositions................     386      344      299       115      49      33        8      8      6
                              ------   ------   ------    ------    ----    ----     ----   ----   ----
Total Segments..............   7,857    7,436    6,415     1,065     524     413      198    169    161
Other.......................     668    1,486    1,810         3      39       3        6      7      8
                              ------   ------   ------    ------    ----    ----     ----   ----   ----
                              $8,525   $8,922   $8,225    $1,068    $563    $416     $204   $176   $169
                              ======   ======   ======    ======    ====    ====     ====   ====   ====

     Hotels: Operates a worldwide network of hotels and resorts under the Sheraton name, including the hotels and resorts in the ITT Sheraton Luxury Collection.

     Gaming: Includes the casino operations of ITT Sheraton Gaming Corporation and effective January 31, 1995, includes the newly acquired operations of Caesars. Caesars owns and operates three hotel/casinos in Las Vegas and Stateline, Nevada, and in Atlantic City, New Jersey. In conjunction with another partner, Caesars manages a casino owned by the Ontario government in Windsor, Canada.

     "Dispositions" include the operating results of certain gaming operations which are held for sale in Las Vegas, Nevada.

     "Income" consists of gross profit on revenues less operating expenses incurred. "Other" includes non-operating income and corporate expenses. Intercompany revenues, which are priced on an arm's-length basis, are not material.

                        ITT CORPORATION AND SUBSIDIARIES
                   GEOGRAPHICAL INFORMATION -- TOTAL SEGMENTS
                                 (IN MILLIONS)

                                   REVENUES             OPERATING INCOME       IDENTIFIABLE ASSETS
                           ------------------------    ------------------    ------------------------
                            1997     1996     1995     1997   1996   1995     1997     1996     1995
                           ------   ------   ------    ----   ----   ----    ------   ------   ------
U.S......................  $3,282   $3,209   $3,038    $227   $358   $240    $5,115   $4,596   $4,281
Western Europe...........     837      890      827      90     91     48     1,547    1,920    1,544
Canada and Other.........   1,780    1,619    1,531     187    133    111     1,195      920      590
                           ------   ------   ------    ----   ----   ----    ------   ------   ------
Total Segments...........  $5,899   $5,718   $5,396    $504   $582   $399    $7,857   $7,436   $6,415
                           ======   ======   ======    ====   ====   ====    ======   ======   ======

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of Westin
  Hotels & Resorts Worldwide, Inc.:

     We have audited the accompanying combined balance sheet of Westin Hotels & Resorts Worldwide, Inc. and subsidiaries and certain affiliates (Westin Combined) as of December 31, 1997, the consolidated balance sheet of W&S Hotel L.L.C. and subsidiaries as of December 31, 1996, and the related combined and consolidated statements of operations, changes in shareholders' equity (deficit), members' equity and cash flows for the years ended December 31, 1997 and 1996 and for the period from acquisition (May 12, 1995) through December 31, 1995. We have also audited the accompanying combined statements of operations, changes in net assets and cash flows of the predecessor business (as defined in Note 1) for the period from January 1, 1995 through May 12, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Westin Combined and the consolidated financial position of W&S Hotel L.L.C. and subsidiaries as of December 31, 1997 and 1996, and the combined and consolidated results of their operations and their cash flows for the years ended December 31, 1997 and 1996 and for the period from acquisition (May 12, 1995) through December 31, 1995, and the combined results of operations, changes in net assets and cash flows of the predecessor business for the period from January 1, 1995 through May 12, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Seattle, Washington,
March 11, 1998

                              WESTIN COMBINED AND
                         W&S HOTEL L.L.C. CONSOLIDATED

                                 BALANCE SHEETS
                                  (THOUSANDS)

                                                                                  W&S HOTEL L.L.C.
                                                              WESTIN COMBINED       CONSOLIDATED
                                                             DECEMBER 31, 1997    DECEMBER 31, 1996
                                                             -----------------    -----------------
                                              ASSETS
Current assets:
  Cash and cash equivalents, including restricted cash of
     $8,936 at December 31, 1997...........................     $   16,078            $ 10,642
  Marketable securities available for sale.................          4,709                  --
  Receivables:
     Guest and trade accounts, less allowance for doubtful
       accounts of $3,387 and $1,937.......................         45,139              32,621
     Accounts due from affiliates..........................          7,156               2,098
     Refundable taxes......................................          4,110               2,852
     Other.................................................         21,128              13,582
                                                                ----------            --------
       Net receivables.....................................         77,533              51,153
  Deferred income taxes....................................          1,898               1,731
  Inventories..............................................          1,376               1,119
  Prepaid expenses and other...............................          4,192               4,940
                                                                ----------            --------
          Total current assets.............................        105,786              69,585
Noncurrent receivables.....................................         11,028              12,139
Noncurrent receivables from affiliates.....................         16,623              12,771
Investments in partnerships................................         18,441              31,427
Property and equipment, net................................        578,165             259,875
Intangible and other assets, net, including restricted cash
  of $12,260 and $4,264....................................        376,614             388,240
                                                                ----------            --------
                                                                $1,106,657            $774,037
                                                                ==========            ========

      The accompanying notes are an integral part of these balance sheets.

                              WESTIN COMBINED AND
                         W&S HOTEL L.L.C. CONSOLIDATED

                                 BALANCE SHEETS
                                  (THOUSANDS)

                                                                                  W&S HOTEL L.L.C.
                                                              WESTIN COMBINED       CONSOLIDATED
                                                             DECEMBER 31, 1997    DECEMBER 31, 1996
                                                             -----------------    -----------------
                                 LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
  Notes payable............................................     $    1,515            $  2,506
  Notes payable to affiliate...............................         37,290                  --
  Current maturities of long-term debt.....................        190,186               1,863
  Trade accounts payable...................................         19,529              12,754
  Accrued expenses.........................................         68,904              62,673
  Payable to affiliates....................................          2,302               3,038
  Income taxes.............................................            473               1,204
  Other....................................................          5,229               1,437
                                                                ----------            --------
          Total current liabilities........................        325,428              85,475
Long-term obligations:
  Long-term debt...........................................        661,148             432,132
  Other....................................................         53,610              47,725
                                                                ----------            --------
          Total long-term obligations......................        714,758             479,857
                                                                ----------            --------
Deferred income taxes......................................        108,949             126,251
Commitments and contingencies
Equity (deficit):
  Shareholders' deficit....................................        (44,804)                 --
  Members' equity..........................................             --              82,775
  Foreign currency translation adjustments.................           (510)               (321)
  Unrealized gain on marketable securities.................          2,836                  --
                                                                ----------            --------
          Total equity (deficit)...........................        (42,478)             82,454
                                                                ----------            --------
                                                                $1,106,657            $774,037
                                                                ==========            ========

      The accompanying notes are an integral part of these balance sheets.

                 WESTIN COMBINED, W&S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                            STATEMENTS OF OPERATIONS
                                  (THOUSANDS)

                                                                                               PREDECESSOR
                                              WESTIN              W&S HOTEL L.L.C.              BUSINESS
                                             COMBINED               CONSOLIDATED                COMBINED
                                           ------------   --------------------------------   ---------------
                                            YEAR ENDED     YEAR ENDED      MAY 12, 1995      JANUARY 1, 1997
                                           DECEMBER 31,   DECEMBER 31,        THROUGH            THROUGH
                                               1997           1996       DECEMBER 31, 1995    MAY 12, 1995
                                           ------------   ------------   -----------------   ---------------
Operating revenues:
  Rooms..................................    $153,642       $102,091         $ 60,352            $32,149
  Food and beverage......................      77,917         52,036           32,869             18,743
  Hotel management services..............      54,534         50,310           26,517             15,619
  Hotel management services from
     affiliates..........................      15,452          8,206            3,089              1,475
  Other departmental and operating
     revenues............................      29,355         25,422           15,975              6,164
                                             --------       --------         --------            -------
          Total operating revenues.......     330,900        238,065          138,802             74,150
                                             --------       --------         --------            -------
Operating expenses:
  Rooms..................................      33,234         23,221           14,169              8,401
  Food and beverage......................      53,809         36,569           23,373             14,831
  General, administrative and
     marketing...........................      61,775         51,748           35,748             18,633
  Property maintenance and energy........      19,303         14,390            9,210              5,317
  Rent...................................      14,257         10,898            4,947              2,596
  Depreciation and amortization..........      50,340         42,566           25,548              9,448
  Local taxes and insurance..............      12,846          8,267            4,955              3,376
  Other..................................      11,621         11,128            7,987              3,169
                                             --------       --------         --------            -------
          Total operating expenses.......     257,185        198,787          125,937             65,771
                                             --------       --------         --------            -------
          Operating income...............      73,715         39,278           12,865              8,379
                                             --------       --------         --------            -------
Other income (expense):
  Interest expense.......................     (48,525)       (41,965)         (28,391)            (7,103)
  Interest income........................       4,775          1,712            1,348                999
  Share of earnings of partnerships......       1,724          5,036               55              2,464
  Foreign exchange loss..................        (393)          (127)            (188)               (35)
  Other, net.............................      14,456           (702)           4,104                972
                                             --------       --------         --------            -------
     Other income (expense)..............     (27,963)       (36,046)         (23,072)            (2,703)
                                             --------       --------         --------            -------
     Income (loss) before income taxes
       and extraordinary item............      45,752          3,232          (10,207)             5,676
Income tax expense (benefit).............      15,533          3,904             (653)             3,532
                                             --------       --------         --------            -------
     Income (loss) before extraordinary
       item..............................      30,219           (672)          (9,554)             2,144
Extraordinary loss from extinguishment of
  debt, net of tax of $2,190.............      (3,517)            --               --                 --
                                             --------       --------         --------            -------
          Net income (loss)..............    $ 26,702       $   (672)        $ (9,554)           $ 2,144
                                             ========       ========         ========            =======

        The accompanying notes are an integral part of these statements.

                                WESTIN COMBINED

                    STATEMENT OF CHANGES IN EQUITY (DEFICIT)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (THOUSANDS)

W&S Hotel L.L.C. members' equity, December 31, 1996.........  $  82,775
  Collection of notes receivable for equity contributions...        600
  Net income................................................     26,702
  Capital contributions.....................................     47,183
  Less notes receivable for equity contributions............       (780)
  Returns to owners.........................................   (201,284)
                                                              ---------
Westin Combined shareholders' deficit, December 31, 1997....  $ (44,804)
                                                              =========

--------------------------------------------------------------------------------

                                W&S HOTEL L.L.C.

                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
           FOR THE PERIOD FROM MAY 12, 1995 THROUGH DECEMBER 31, 1995
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (THOUSANDS)

                                                              CLASS A    CLASS B
                                                              MEMBERS    MEMBER      TOTAL
                                                              -------    -------    -------
Balance, May 12, 1995.......................................  $    --      $--      $    --
  Capital contributions.....................................   95,640       1        95,641
  Less notes receivable for equity contributions............   (4,640)     --        (4,640)
  Net loss..................................................   (9,553)     (1)       (9,554)
Balance, December 31, 1995..................................   81,447      --        81,447
  Collection of notes receivable for equity contributions...    2,000      --         2,000
  Net loss..................................................     (672)     --          (672)
                                                              -------      --       -------
Balance, December 31, 1996..................................  $82,775      $--      $82,775
                                                              =======      ==       =======

--------------------------------------------------------------------------------

                              PREDECESSOR BUSINESS

                  COMBINED STATEMENT OF CHANGES IN NET ASSETS
            FOR THE PERIOD FROM JANUARY 1, 1995 THROUGH MAY 12, 1995
                                  (THOUSANDS)

Net assets, December 31, 1994...............................  $243,255
  Capital contributions.....................................    19,946
  Net income................................................     2,144
  Returns to owner of predecessor business..................   (21,623)
  Intercompany tax sharing agreement recorded as contributed
     capital................................................       660
                                                              --------
Net assets, May 12, 1995....................................  $244,382
                                                              ========

        The accompanying notes are an integral part of these statements.

                 WESTIN COMBINED, W&S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                            STATEMENTS OF CASH FLOWS
                                  (THOUSANDS)

                                                                                                                   PREDECESSOR
                                                     WESTIN COMBINED        W&S HOTEL L.L.C. CONSOLIDATED       BUSINESS COMBINED
                                                    -----------------   -------------------------------------   -----------------
                                                                                              MAY 12, 1995       JANUARY 1, 1995
                                                       YEAR ENDED          YEAR ENDED            THROUGH             THROUGH
                                                    DECEMBER 31, 1997   DECEMBER 31, 1996   DECEMBER 31, 1995     MAY 12, 1995
                                                    -----------------   -----------------   -----------------   -----------------
Cash flows from operating activities:
  Net income (loss)...............................      $  26,702            $  (672)            $(9,554)            $ 2,144
  Adjustments to reconcile net income (loss) to
    net cash provided by (used in) operating
    activities:
    Depreciation and amortization.................         50,340             42,566              25,548               9,448
    (Gains) losses on investments.................        (20,969)                --                  --                 101
    Deferred income tax expense (benefit).........        (17,341)              (727)             (3,128)              1,183
    Extraordinary loss from extinguishment of
      debt, net of taxes..........................          3,517                 --                  --                  --
    Benefit of intercompany tax sharing agreement
      recorded as contributed capital.............             --                 --                  --                 660
    Gain on curtailment of management retirement
      plan and postretirement health plan.........         (1,850)                --              (4,186)                 --
    Distributions received in excess of (less
      than) share of earnings of partnerships.....          2,681             (1,658)              3,314              (2,464)
    Accrued compensation..........................          2,642                206               2,040                  --
    Pension and other post-retirement benefits
      greater than (less than) plan
      contributions...............................           (280)                44                 819                 (27)
    Increase (decrease) in estimated insurance
      claims payable..............................         (3,554)            (2,576)                397                (410)
    Net change in noncurrent receivables for
      interest and management fees................         (6,410)            (3,402)               (656)                 50
  Change in assets and liabilities, net of effects
    from the purchase of the predecessor business:
    Receivables, excluding current maturities of
      noncurrent receivables......................         (9,314)           (13,978)                (40)             (6,784)
    Trade accounts payable........................          4,404              3,865               1,489              (4,381)
    Accrued expenses..............................          3,232             11,182              11,389               5,337
    Other net changes in operating assets and
      liabilities.................................         14,815             (1,935)                (94)             (7,026)
                                                        ---------            -------             -------             -------
    Net cash provided by (used in) operating
      activities..................................         48,615             32,915              27,338              (2,169)
                                                        ---------            -------             -------             -------
Cash flows from investing activities:
  Payments for purchase of hotels, net of cash
    acquired of $2,948............................        (67,795)                --                  --                  --
  Payments for purchase of the predecessor
    business, net of cash acquired of $402 in
    1995..........................................             --             (6,143)            (88,637)                 --
  Return of (investment in) partnerships..........        (14,560)            22,000                  --                  --
  Acquisition of property and equipment...........        (41,633)           (20,317)             (5,729)               (537)
  Acquisition of management contracts.............        (10,153)            (4,878)                (43)                 --
  Proceeds from sale of investment in a
    partnership...................................         50,518                 --                  --                  --
  Investment in software..........................         (9,594)            (5,370)             (4,442)               (489)
  Net (increase) decrease in noncurrent
    receivables and investments...................        (14,256)           (16,638)                 23              (5,177)
  Additions to other assets.......................             14             (3,711)               (539)                 --
                                                        ---------            -------             -------             -------
    Net cash used in investing activities.........       (107,459)           (35,057)            (99,367)             (6,203)
                                                        ---------            -------             -------             -------
Cash flows from financing activities:
  Capital contributions...........................         47,003              2,000              91,001              19,946
  Returns to owners...............................       (201,284)                --                  --             (21,623)
  Net increase (decrease) in notes payable........         33,209               (318)               (738)             (2,336)
  Proceeds from long-term debt....................        196,591                 --               4,669                  --
  Repayment of long-term obligations..............        (11,959)           (11,575)               (226)               (398)
  Other...........................................            720                 --                  --                  --
                                                        ---------            -------             -------             -------
    Net cash provided by (used in) financing
      activities..................................         64,280             (9,893)             94,706              (4,411)
                                                        ---------            -------             -------             -------
Net increase (decrease) in cash and cash
  equivalents.....................................          5,436            (12,035)             22,677             (12,783)
Cash and cash equivalents, beginning of period....         10,642             22,677                  --              13,185
                                                        ---------            -------             -------             -------
Cash and cash equivalents, end of period..........      $  16,078            $10,642             $22,677             $   402
                                                        =========            =======             =======             =======

        The accompanying notes are an integral part of these statements.

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1.  BASIS OF PRESENTATION

     W&S Hotel L.L.C. (the LLC) acquired the stock of Westin Hotel Company and certain additional subsidiaries and affiliates on May 12, 1995 (the acquisition). Prior to the acquisition, the LLC had no material operations. On January 2, 1998, Westin Hotels & Resorts Worldwide, Inc. (Worldwide), the parent company of Westin Hotel Company, merged with Starwood Hotels & Resorts (the Trust). The capital stock of all affiliate companies controlled by the LLC prior to its termination were sold to the Trust and Starwood Hotels & Resorts Worldwide, Inc. (the Corporation, and together with the Trust, Starwood), a hotel management and operating company. In contemplation of these transfers, the LLC distributed the shares of Worldwide and its affiliates to the LLC members and terminated its existence prior to December 31, 1997. Accordingly, the 1997 financial statements presented reflect the combined results of Worldwide and its affiliates previously consolidated by the LLC (collectively referred to herein as Westin Combined). There are no material differences in the assets, liabilities or operations of the LLC and Westin Combined. The 1995 consolidated financial statements of the LLC include the results of operations of the acquired enterprises since the acquisition. The combined financial statements of the predecessor business include the results of operations of the acquired enterprises prior to the purchase but exclude businesses and assets not acquired. The LLC, Westin Combined, and the predecessor business are collectively referred to in these notes as the Company.

2.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  a. Description of Business

     The Company operates in the lodging industry under the name of Westin Hotels & Resorts. It owns, manages, franchises and represents upscale hotels and resorts in locations worldwide. All owned hotels and partnerships are located in the United States and its territories. Operating revenues from hotel operations consist of rooms, food and beverage and other operating department revenues generated by owned hotels. Operating revenues from management services are primarily for management, franchise and related services provided to non-owned hotels.

     The Company also provides workers' compensation, property, general and automobile liability coverage to the owned and managed hotels through its wholly owned subsidiary, Westel Insurance Company.

  b. Members' Equity

     The LLC was a limited liability company formed on November 21, 1994, under the laws of Delaware and was terminated during 1997.

     There were Class A members and a Class B member in the LLC. The Class A members were Woodstar Investor Partnership, an affiliate of Starwood Capital Group L.P.; WHWE L.L.C., an affiliate of Goldman, Sachs & Co.; and a senior executive of the Company. Nomura Asset Capital Corporation was the sole Class B member. Members' liability was limited to their respective capital contributions. Concurrence of the Class B member was required for certain decisions.

     Earnings and losses of the LLC were generally allocated to each member in accordance with their respective percentage interests, but losses were allocated first to members with positive equity balances. The percentage interests totaled 73% for Class A members and 27% for the Class B member. Generally, distributions of net proceeds from operations and excess refinancing proceeds were made to the Class A members to the extent of interest on their unreturned capital contributions, and thereafter, to all members in proportion to their respective percentage interests.

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The original Class A members committed to contribute capital up to $132,000,000 no later than May 12, 1998. As of December 31, 1996, these members had contributed cash of $93,000,000 and notes of $2,640,000. In lieu of receiving distributions, the Class A members reduced their capital commitment by approximately $18,000,000 through December 31, 1996. The remaining capital commitment and additional capital contributions were funded during 1997 in connection with hotel acquisitions described in Note 3. Distributions totaling $201,284,000 were made to the members during 1997.

  c. Combination and Consolidation

     The combined and consolidated financial statements include the accounts of the Company and the acquired subsidiaries. The combined and consolidated statements of operations also include the Company's share of net income from partnerships. All significant intercompany transactions and accounts have been eliminated.

  d. Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  e. Cash and Cash Equivalents

     Cash and cash equivalents consist of cash and highly liquid debt instruments bearing floating interest rates and other short-term investments purchased with a maturity of three months or less.

  f. Marketable Securities

     The Company's marketable securities are all available for sale. The securities are reported at fair value. Unrealized holding gains and losses on securities available for sale are reported net of tax as a separate component of equity until realized.

  g. Guest and Trade Receivables

     In the ordinary course of business, the Company extends credit to guests of owned hotels, primarily business travelers. In addition, the Company extends credit to managed and franchised hotels located principally in North America and Asia for the payment of management and marketing fees and for reimbursement of payroll and other expenses.

  h. Inventories

     Inventories include food, beverage and supplies and are valued at the lower of cost (first-in, first-out) or replacement market.

  i. Investments in Partnerships

     The Company's investments in partnerships that are not majority-owned or controlled are accounted for using the equity method.

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  j. Property and Equipment

     Depreciation and amortization of property and equipment are provided using the straight-line method over the assets' estimated useful lives as follows:

Buildings and leasehold
  improvements.....................  Shorter of 5-45 years or remaining lease term
Furniture, fixtures and
  equipment........................  2-12 years
Expendable supplies................  2-4 years

     The Company uses an annual group method of depreciation. Under this method, individual assets are not specifically identified for purposes of determining retirements. Fully depreciated asset groups are written off the year after they are fully depreciated. Proceeds from miscellaneous sales of depreciable property and equipment are credited to accumulated depreciation.

     Expendable supplies include linens, china, silverware and glassware. They are depreciated to 50% of the cost of initial stock. Replacements are expensed when purchased.

     Maintenance and repairs, including the cost of minor replacements, are charged to property maintenance expense accounts. The cost of additions and betterments of property are capitalized to property and equipment accounts.

     Interest incurred during the construction or renovation of hotels and related facilities is capitalized and amortized over the estimated useful lives of the assets. During 1997, $2,363,000 of interest was capitalized. There was no interest capitalized in any of the prior periods presented.

  k. Intangible and Other Assets

     Intangible and other assets include management contracts, goodwill, software, deferred loan costs, and restricted deposits. Management contracts represent the allocation of the Company's acquisition cost based on the estimated present value of income primarily from management agreements, less accumulated amortization. The direct costs incurred to obtain a management or franchise agreement are also capitalized. Goodwill represents the excess of the Company's acquisition cost over the net fair value of assets acquired and liabilities assumed, less accumulated amortization. Deferred loan costs and computer software are stated at cost, less accumulated amortization. Capitalized cost for computer software includes both external and internal labor costs directly attributable to the development of software. Restricted deposits result primarily from capital expenditure reserves required under certain property mortgage financing.

     The costs incurred to acquire management contracts are amortized using the straight-line method over the lives of the contracts. Goodwill is amortized using the straight-line method. Deferred loan costs are amortized using the straight-line method, which approximates the effective interest method over the contractual terms of the related indebtedness. Software costs are amortized using the straight-line method over the estimated economic lives of the software, not to exceed seven years. Estimated useful lives are as follows:

                                            WESTIN COMBINED AND
                                             W&S HOTEL L.L.C.     PREDECESSOR BUSINESS
                                            -------------------   --------------------
Management contracts......................      5-15 years              25 years
Goodwill..................................        40 years              40 years
Deferred loan costs.......................       2-7 years                   N/A
Software..................................       2-7 years               7 years

     The estimated lives of the management contracts include the weighted averages of the remaining contract periods as of the respective business acquisition dates. The predecessor owner acquisition occurred in 1988.

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Management periodically assesses the carrying value of intangible assets to determine whether any permanent impairment or changes in estimated useful lives have occurred.

  l. Long-Lived Assets

     The recoverability of management contract costs, goodwill and hotel investments are periodically evaluated to determine whether such costs will be recovered from future operations. Evaluations of goodwill are based on estimated undiscounted cash flow. Management contracts and hotel investments are individually evaluated based on estimated undiscounted cash flow. If the estimated undiscounted amounts are insufficient to recover the recorded assets, then the estimated amounts are discounted to determine the revised carrying value and a write-down for the difference is recorded.

  m. Preopening Expenses

     The Company defers preopening costs until the hotel opening date and
amortizes the total over one year.   n. Derivative Financial Instruments

     The Company enters into interest rate protection agreements to manage well-defined interest rate risk and does not use them for trading or speculative purposes. The Company's agreements are with major international financial institutions that are expected to fully perform under the terms of the agreements thereby reducing the credit risk from the transactions.

     Fees paid for interest rate protection agreements are recorded ratably as interest expense over the terms of the agreements and the related impact on the Company's cash flows is included in cash flows from operating activities.

     Gains or losses on interest rate protection agreements that the Company considers hedges, including hedges of anticipated refinancing transactions, are deferred. In order for gains or losses for anticipated refinancing transactions to be deferred the Company must determine, by reviewing its ability and intent to refinance, that it is probable that the anticipated refinancing will occur. If the Company concludes that an interest rate protection agreement no longer qualifies as a hedge, gains or losses would be recorded as other income or expense at each reporting date based on the amount that would have been paid or received to settle the agreement on the reporting date.

  o. Income Taxes

     The former members of the LLC were required to include their respective share of profits and losses in their separate income tax returns. Income taxes reflected in the financial statements relate to taxable corporations owned by the LLC included in the combined and consolidated financial statements.

     The operations of the predecessor business were included in the consolidated tax returns of the predecessor owner and its affiliates. Income taxes for the predecessor business have been computed assuming the Company was a stand-alone entity.

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and to operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  p. Foreign Currency Translation

     The financial statements include foreign currency amounts attributed to foreign subsidiaries and branches that have been translated into U.S. dollars using year-end exchange rates for assets and liabilities and average annual rates for revenues and expenses. Translation gains or losses arising from fluctuations in the year-end exchange rates are recorded as equity adjustments from foreign currency translations. Foreign exchange gains or losses recorded in the statements of operations include actual foreign exchange transactions and the effect of exchange rate fluctuations on assets or liabilities that are denominated in currencies other than their own.

  q. Advertising Costs

     The Company expenses the production costs of advertising the first time the advertising takes place.

  r. Equity Based Compensation

     The Company accounts for its equity-based compensation following the fair value accounting provisions of Statement of Financial Accounting Standards
(SFAS) No. 123, Accounting for Stock-Based Compensation. The predecessor business did not have equity-based compensation arrangements.

  s. Other, Net

     Other, net reported on the statements of operations includes gains on disposal of investments in partnership, gains on curtailment of benefit plans, a litigation settlement charge and miscellaneous income and expense. For the year ended December 31, 1997, other, net includes a gain of $20,969,000 for the sale of a partnership interest.

  t. Reclassifications

     Certain reclassifications have been made to the Company's prior period financial statements to conform with the 1997 presentation.

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  ACQUISITIONS

     On May 12, 1995, the LLC acquired all of the stock of Westin Hotel Company and certain additional enterprises, which are collectively referred to as the predecessor business. The acquisition has been accounted for using the purchase method of accounting. Accordingly, the total cost has been allocated to the assets purchased and the liabilities assumed based upon the fair values at the date of acquisition. The purchase price in excess of the estimated fair value of the net assets acquired was $154,079,000 and has been recorded as goodwill. Valuation allowances for deferred tax assets resulting principally from net operating losses and foreign tax credit carryforwards were recorded as part of the acquisition. As those net operating losses or foreign tax credits are used, goodwill has been reduced accordingly. A summary of the acquisition of the predecessor business follows:

                                                              (THOUSANDS)
Purchase price of net assets acquired.......................   $ 537,700
Less purchase price adjustments.............................     (27,420)
Transaction costs...........................................      20,063
                                                               ---------
          Total cost........................................     530,343
Less:
  Long-term debt............................................    (439,284)
  Unexpended proceeds from long-term debt...................       4,669
  Current liabilities assumed...............................        (445)
  Interest earned on earnest money deposit..................        (101)
  Cash acquired.............................................        (402)
                                                               ---------
Net cash paid for acquisition in 1996 and 1995..............   $  94,780
                                                               =========

     On March 4, 1997, the Company acquired a 573-room hotel located in Indianapolis, Indiana for approximately $57,948,000, net of cash acquired. The acquisition was funded with existing cash of $10,348,000 and $47,600,000 of indebtedness secured by the hotel.

     On May 15, 1997, the Company acquired a 285-room resort located on Great Cruz Bay in St. John, U.S. Virgin Islands for approximately $30,300,000, net of cash acquired. The acquisition was funded with existing cash of $10,300,000 and $20,000,000 of indebtedness secured by the resort.

     On June 4, 1997, the Company purchased mortgage notes secured by a 1,068 room hotel in Atlanta, Georgia for approximately $114,009,000, net of cash acquired. The acquisition of the notes resulted in operating and ownership control and was accounted for as a purchase of the hotel. The purchase was funded with $90,000,000 of debt secured by the hotel, assumed capital leases of $1,037,000 and $22,972,000 of cash primarily from LLC Class A member contributions and the issuance of Subordinated Notes.

     On June 24, 1997, the Company acquired a 420-room hotel in Denver, Colorado for approximately $77,389,000, net of cash acquired. The purchase was funded with $53,200,000 of debt secured by the hotel, assumed capital leases of $14,000 and $24,175,000 of cash primarily from Class A member contributions and the issuance of Subordinated Notes.

     The 1997 acquisitions have been accounted for under the purchase method of accounting.

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The following unaudited pro forma information presents a summary of combined results of operations of the Company and the hotels acquired in 1997 as if the acquisitions had occurred on January 1, 1996:

                                                         YEAR ENDED DECEMBER 31,
                                                         ------------------------
                                                            1997          1996
                                                         ----------    ----------
                                                               (THOUSANDS)
Operating revenues.....................................   $369,102      $340,838
Net income.............................................   $ 27,162      $    630

     These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments, such as additional depreciation expense as a result of a step-up in the basis of fixed assets and increased interest expense on acquisition debt. They do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on January 1, 1996, or of future results of operations of the combined entities.

4.  CASH MANAGEMENT

     The Company invests cash in excess of operating needs in short-term investments in which its funds are available upon request. Under the program, participants' cash receipts are deposited in a centralized bank account. The full amount of the funds in the centralized account is available for use by the participants in their normal operations. Interest income or expense is allocated to participants that are not wholly owned based upon their net funds deposited or borrowed under the program. The interest rate is based upon the average yield of investments in the centralized account.

     At December 31, 1997 and 1996, the payable to affiliates includes $1,614,000 and $3,010,000, respectively, representing net cash transfers under the hotel cash management program.

5.  OTHER CURRENT RECEIVABLES

     A summary of other current receivables at December 31 follows:

                                                            1997       1996
                                                           -------    -------
                                                              (THOUSANDS)
Reimbursable payroll costs...............................  $10,436    $ 9,428
Insurance claims receivable..............................    2,728          2
Indemnified taxes recoverable from predecessor owner.....       --      1,324
Current portion of noncurrent receivables................    4,640         50
Other....................................................    3,324      2,778
                                                           -------    -------
                                                           $21,128    $13,582
                                                           =======    =======

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  NONCURRENT RECEIVABLES

     Noncurrent receivables are due primarily from hotels located in North America and the Pacific Rim, which have entered into management agreements with the Company. The following is a summary of noncurrent receivables as of December 31:

                                                               1997       1996
                                                              -------    -------
                                                                 (THOUSANDS)
Partially secured hotel loan (including accrued interest of
  $187 in 1996), interest at 10%. Repayment is monthly from
  available cash flow, as defined. The loan is guaranteed by the hotel owner and secured by real estate. The loan
  maturity coincides with the life of the management
  agreement, which has an initial five-year term through
  2001, and three five-year renewal periods ................  $12,444    $ 9,910
Management fees (including interest of $304 in 1997 and
  1996), collection deferred pursuant to management
  agreement terms and conditions, net of unamortized
  discounts of $464 in 1997 and $574 in 1996, based on
  imputed interest rates of 9.25% and 8.875%, and net of
  allowance for doubtful accounts of $425 in 1996. Payments
  are due upon availability of funds .......................    1,234        975
Other notes and noncurrent receivables (including interest
  of $30 in 1997 and $341 in 1996), net of unamortized
  discounts of $142 in 1997 and $143 in 1996. Interest rates are from zero to prime plus 2%, and maturities range from
  1998 to 2024 .............................................    1,990      1,304
                                                              -------    -------
                                                               15,668     12,189
Less current maturities (included in other current
  receivables)..............................................    4,640         50
                                                              -------    -------
                                                              $11,028    $12,139
                                                              =======    =======

     Noncurrent receivables from affiliates include amounts due primarily from partially owned hotels located in North America and an advertising association. The following is a summary of noncurrent receivables from affiliates as of December 31:

                                                               1997       1996
                                                              -------    -------
                                                                 (THOUSANDS)
Management fees, collection deferred pursuant to management
  agreement terms and conditions, net of unamortized
  discounts of $3,656 in 1997 and $3,297 in 1996, based on
  imputed interest rates ranging from 9.5% to 8.875%,
  payments are due upon availability of funds. .............  $11,431    $ 7,104
Loan to WHR Advertising Association, interest rate at prime,
  final payment due in 1999 ................................    4,622      5,167
Other.......................................................    3,000        500
                                                              -------    -------
                                                               19,053     12,771
Less current maturities.....................................    2,430         --
                                                              -------    -------
                                                              $16,623    $12,771
                                                              =======    =======

     During 1996 the Company loaned funds to WHR Advertising Association (the Association), a cooperative corporation which coordinates advertising and related promotional activities on behalf of hotels worldwide that are operated subject to either a management or a franchise agreement and whose owners are Association members. The Company's owned hotels are Association members, and represent 14% of the Association's voting interests. The Company does not have an equity interest in the Association and does not

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

control the Association's board of directors. The loan will be repaid from contributions by members of the Association.

7.  INVESTMENTS IN PARTNERSHIPS

     Summarized financial information of investments in partnerships accounted for by the equity method follows (amounts for partnerships investments include the effects of purchase allocation, dollars in thousands):

                                          WESTIN
                               BILTMORE   O'HARE    GALLERIA    PROJECTS
                                HOTEL      HOTEL     HOTEL        UNDER
                               PARTNERS   VENTURE   VENTURE    DEVELOPMENT   OTHERS     TOTAL
                               --------   -------   --------   -----------   -------   --------
As of December 31, 1997
  Assets
     Current assets..........  $     --   $ 5,451   $ 4,184      $14,450     $ 3,102   $ 27,187
     Noncurrent assets.......        --    38,414    53,958       60,393      42,917    195,682
                               --------   -------   -------      -------     -------   --------
                               $     --   $43,865   $58,142      $74,843     $46,019   $222,869
                               ========   =======   =======      =======     =======   ========
  Liabilities and Equity
     Current liabilities.....  $     --   $ 5,012   $ 4,903      $ 6,828     $ 2,758   $ 19,501
     Long-term obligations...        --    35,745    50,043        6,044      38,090    129,922
                               --------   -------   -------      -------     -------   --------
                                     --    40,757    54,946       12,872      40,848    149,423
     Equity..................        --     3,108     3,196       61,971       5,171     73,446
                               --------   -------   -------      -------     -------   --------
                               $     --   $43,865   $58,142      $74,843     $46,019   $222,869
                               ========   =======   =======      =======     =======   ========
     The Company's
       investment............  $     --   $ 1,669   $   639      $13,885     $ 2,248   $ 18,441
                               ========   =======   =======      =======     =======   ========
As of December 31, 1996
  Assets
     Current assets..........  $  9,757   $ 6,698   $ 5,713      $    --     $ 1,178   $ 23,346
     Noncurrent assets.......   119,039    40,295    54,297          836      37,525    251,992
                               --------   -------   -------      -------     -------   --------
                               $128,796   $46,993   $60,010      $   836     $38,703   $275,338
                               ========   =======   =======      =======     =======   ========
  Liabilities and Equity
     Current liabilities.....  $ 14,127   $ 5,125   $ 5,755      $    --     $ 1,433   $ 26,440
     Long-term obligations...    65,079    34,097    50,503           --      31,581    181,260
                               --------   -------   -------      -------     -------   --------
                                 79,206    39,222    56,258           --      33,014    207,700
     Equity..................    49,590     7,771     3,752          836       5,689     67,638
                               --------   -------   -------      -------     -------   --------
                               $128,796   $46,993   $60,010      $   836     $38,703   $275,338
                               ========   =======   =======      =======     =======   ========
     The Company's
       investment............  $ 24,795   $ 4,041   $   751      $   418     $ 1,422   $ 31,427
                               ========   =======   =======      =======     =======   ========

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                                                     WESTIN
                                          BILTMORE   O'HARE    GALLERIA
                                           HOTEL      HOTEL     HOTEL
                                          PARTNERS   VENTURE   VENTURE    OTHERS     TOTAL
                                          --------   -------   --------   -------   --------
For the year ended December 31, 1997:
  Operating revenues....................  $    --    $31,420   $31,551    $16,723   $ 79,694
  Operating expenses....................       --     23,480    19,904     10,713     54,097
  Depreciation and amortization.........       --      2,862     4,702      3,155     10,719
                                          -------    -------   -------    -------   --------
     Operating income...................       --      5,078     6,945      2,855     14,878
  Interest expense......................       --     (2,268)   (5,749)    (2,618)   (10,635)
  Other income (expense)................       --          7       (53)      (250)      (296)
                                          -------    -------   -------    -------   --------
     Net income (loss)..................  $    --    $ 2,817   $ 1,143    $   (13)  $  3,947
                                          =======    =======   =======    =======   ========
     The Company's share................  $    --    $ 1,368   $   229    $   127   $  1,724
                                          =======    =======   =======    =======   ========
For the year ended December 31, 1996:
  Operating revenues....................  $55,653    $29,395   $30,586    $ 8,446   $124,080
  Operating expenses....................   39,847     22,268    20,124      4,067     86,306
  Depreciation and amortization.........    5,298      2,029     3,344      2,114     12,785
                                          -------    -------   -------    -------   --------
     Operating income...................   10,508      5,098     7,118      2,265     24,989
  Interest expense......................   (5,851)    (2,214)   (5,638)    (2,418)   (16,121)
  Other expense.........................       --         --      (150)        --       (150)
                                          -------    -------   -------    -------   --------
     Net income (loss)..................  $ 4,657    $ 2,884   $ 1,330    $  (153)  $  8,718
                                          =======    =======   =======    =======   ========
     The Company's share................  $ 3,406    $ 1,402   $   266    $   (38)  $  5,036
                                          =======    =======   =======    =======   ========
For the period from May 12, 1995 through
  December 31, 1995:
  Operating revenues....................  $19,554    $18,199   $17,879    $ 4,608   $ 60,240
  Operating expenses....................   17,348     13,386    12,771      2,013     45,518
  Depreciation and amortization.........    2,636      1,613     2,134      1,274      7,657
                                          -------    -------   -------    -------   --------
     Operating income (loss)............     (430)     3,200     2,974      1,321      7,065
  Interest expense......................   (2,321)    (1,520)   (3,619)    (1,824)    (9,284)
  Other income (expense)................       --         92      (223)        --       (131)
                                          -------    -------   -------    -------   --------
     Net income (loss)..................  $(2,751)   $ 1,772   $  (868)   $  (503)  $ (2,350)
                                          =======    =======   =======    =======   ========
     The Company's share................  $  (507)   $   862   $  (174)   $  (126)  $     55
                                          =======    =======   =======    =======   ========
For the period from January 1, 1995
  through May 12, 1995:
  Operating revenues....................  $22,286    $ 9,236   $10,182    $ 3,025   $ 44,729
  Operating expenses....................   13,365      7,969     7,759      1,520     30,613
  Depreciation and amortization.........    2,200        773       395        291      3,659
                                          -------    -------   -------    -------   --------
     Operating income...................    6,721        494     2,028      1,214     10,457
  Interest expense......................   (1,540)      (867)   (2,049)    (1,046)    (5,502)
  Other income (expense)................       --         44       (24)        --         20
                                          -------    -------   -------    -------   --------
     Net income (loss)..................  $ 5,181    $  (329)  $   (45)   $   168   $  4,975
                                          =======    =======   =======    =======   ========
     The Company's share................  $ 2,591    $  (160)  $    (9)   $    42   $  2,464
                                          =======    =======   =======    =======   ========

     The LLC had a 50% ownership interest in Biltmore Hotel Partners, which owned the Arizona Biltmore located in Phoenix, Arizona. Additionally, the LLC received a preferred return on invested capital of $22,000,000. This amount, which had previously been included in investments in partnerships, was repaid to the LLC during the year ended December 31, 1996. In February 1997, the LLC sold its interest in Biltmore

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Hotel Partners for $50,518,000. This transaction generated a pre-tax gain of approximately $20,969,000, and net proceeds after a required repayment of long-term debt were approximately $44,000,000. The net proceeds from this transaction have been utilized to fund a portion of the Company's hotel acquisitions.

     The Company has an approximate 49% ownership interest in the Westin O'Hare Hotel Venture located at the O'Hare Airport in Chicago, Illinois, a 20% ownership interest in the Galleria Hotel Venture located in Dallas, Texas, a 25% ownership interest in Sixth & Virginia Properties (The Westin Office Building) located in Seattle, Washington, an approximate 23% interest in LCWW Partners (The Westin La Cantera currently under development in San Antonio, Texas) and an approximate 16% interest in Savannah Harbor Resort Developers LLC (The Westin Savannah Harbor Resort currently under development in Savannah, Georgia). The Company has agreed to fund 50% of certain predevelopment costs of The Westin La Cantera.

     Additionally, the Company has an effective ownership interest of approximately 8% in Westin Hotels Limited Partnership (WHLP), which owns The Westin Michigan Avenue in Chicago and The Westin St. Francis in San Francisco, but has reduced the investment basis and share of earnings to zero because of priorities associated with other investor returns. At December 31, 1997, WHLP had assets of $269,785,000 and equity of $65,190,000. At December 31, 1996, WHLP had assets of $263,148,000 and equity of $68,381,000. WHLP had revenues of $127,053,000, $110,950,000, $51,791,000 and $45,453,000 and net income (loss) of
$9,691,000, $6,978,000, $4,244,000 and ($2,531,000) for the year ended December
31, 1997, the year ended December 31, 1996, the period from May 12, 1995 through December 31, 1995 and the period from January 1, 1995 through May 12, 1995, respectively.

     Investments include unamortized cost in excess of the Company's share of the net assets of partnerships of $4,704,000 at December 31, 1997 and $24,360,000 at December 31, 1996 ($19,700,000 was attributable to the investment in Biltmore Hotel Partners). This amount is being amortized into income over the lives of the underlying assets.

     Partnership distributions totaled $4,405,000 in 1997; $25,378,000 in 1996 (including $22,000,000 from Biltmore Hotel Partners); $3,369,000 from May 12, 1995 through December 31, 1995; and none from January 1, 1995 through May 12, 1995.

8.  PROPERTY AND EQUIPMENT

     A summary of property and equipment at December 31 follows:

                                                                1997        1996
                                                              --------    --------
                                                                  (THOUSANDS)
Buildings and leasehold improvements........................  $466,701    $206,713
Furniture, fixtures and equipment...........................    94,304      45,938
Expendable supplies.........................................     8,353       3,931
                                                              --------    --------
                                                               569,358     256,582
Less accumulated depreciation and amortization..............    58,180      30,014
                                                              --------    --------
                                                               511,178     226,568
Construction in progress....................................     5,859       2,307
Land........................................................    61,128      31,000
                                                              --------    --------
Net property and equipment..................................  $578,165    $259,875
                                                              ========    ========

     Depreciation expense totaled $28,178,000 in 1997; $18,850,000 in 1996;
$11,074,000 from May 12, 1995 through December 31, 1995; and $3,084,000 from
January 1, 1995 through May 12, 1995.

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

9.  INTANGIBLE AND OTHER ASSETS

     A summary of intangible and other assets at December 31 follows:

                                                                1997        1996
                                                              --------    --------
                                                                  (THOUSANDS)
Management contracts, less accumulated amortization of
  $38,970 and $24,464.......................................  $175,412    $203,517
Goodwill, less accumulated amortization of $10,063 and
  $6,210....................................................   142,154     147,869
Prepaid pension and postretirement benefits.................    14,350      18,483
Deferred loan costs, less accumulated amortization of $581
  and $4,577................................................    10,319       2,283
Software, less accumulated amortization of $2,025 and
  $468......................................................    17,572      11,086
Restricted deposits.........................................    12,260       4,264
Other, net..................................................     4,547         738
                                                              --------    --------
                                                              $376,614    $388,240
                                                              ========    ========

     A summary of intangible asset amortization expenses follows:

                                                                                 JANUARY 1,
                                                                MAY 12, 1995        1995
                                      YEAR ENDED DECEMBER 31      THROUGH         THROUGH
                                      ----------------------    DECEMBER 31,      MAY 12,
                                        1997          1996          1995            1995
                                      --------      --------    ------------    ------------
                                                           (THOUSANDS)
Management contracts................  $14,506       $15,036        $9,428          $3,807
Goodwill............................    3,853         3,800         2,410           2,189
Deferred loan costs.................    2,246         2,784         1,793              --
Software............................    1,557         2,096           843             368

10.  ACCRUED EXPENSES

     A summary of accrued expenses at December 31 follows:

                                                               1997       1996
                                                              -------    -------
                                                                 (THOUSANDS)
Salaries, wages and benefits................................  $29,982    $27,012
Self-insurance and current portion of estimated insurance
  claims payable............................................   15,111     14,284
Estimated liability for frequent guest programs.............    4,539      5,537
Accrued interest............................................    1,587      5,087
Other.......................................................   17,685     10,753
                                                              -------    -------
                                                              $68,904    $62,673
                                                              =======    =======

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

11.  LONG-TERM DEBT

     A summary of long-term debt at December 31, follows:

                                                                1997        1996
                                                              --------    --------
                                                                  (THOUSANDS)
Senior Credit Facility at LIBOR plus 1.625%, varying
  principal payments due from 1998 to 2002..................  $630,000    $     --
Senior Secured Notes, interest at LIBOR plus 3.25%, repaid
  in 1997...................................................        --     326,625
Subordinated Notes, interest at LIBOR plus 2.5%, repaid in
  1997......................................................        --     102,284
Mortgages and other secured notes, interest at 8.56% to
  9.214% and LIBOR plus 2.75%, interest rate adjustments
  occur on specified dates for two notes and on optional
  repayment dates during 2009 to 2012 for all notes, varying
  principal payments due through maturity in 2020 to 2023...   186,276          --
Secondary secured obligations, interest at LIBOR plus 2.5%
  and LIBOR plus 2.56% increasing to a maximum rate of
  defined U.S. Treasury security yields plus 6.06%, varying
  principal payments due through maturity in 2001 to 2005...    26,624          --
Other, including capital lease obligations of $7,903 in 1997
  and $4,495 in 1996........................................     8,434       5,086
                                                              --------    --------
                                                               851,334     433,995
Less current maturities.....................................   190,186       1,863
                                                              --------    --------
                                                              $661,148    $432,132
                                                              ========    ========

     Substantially all property and equipment is pledged as security under the long-term debt agreements at December 31, 1997.

     In December 1997, the Company amended the May 1997 Senior Credit Facility described below. The new facility totaled $630,000,000 and is comprised of a revolving facility of $50,000,000, a Series A term loan of $412,000,000 and a Series B term loan of $168,000,000. In addition to the replacement of the May 1997 Senior Credit Facility, proceeds from this facility prepaid the Subordinated Notes and the remainder of the proceeds were distributed to the LLC members. The Company is obligated by the Series A term loan to make scheduled repayments through maturity. The revolving facility and the Series A term loan mature in 2002; the Series B term loan matures in 1998.

     This refinancing resulted in an early extinguishment of the Subordinated Notes and notes under the May 1997 Senior Credit Facility described below. Unamortized deferred loan costs associated with these notes were written-off as an extraordinary after-tax charge totaling $3,517,000.

     There are restrictive covenants under the Revolving Credit Facility, Series A term loan and Series B term loan. These covenants include limitations on indebtedness, capital expenditures, dividends and distributions; leverage, fixed charge coverage, and interest coverage ratios; and net worth minimums.

     In May 1997, the Company elected not to exercise its option to extend the due date of the Senior Secured Notes and repaid the notes with the proceeds of a $331,000,000 Senior Credit Facility. This facility was comprised of a revolving facility of $50,152,000, and a term facility of $280,848,000.

     At December 31, 1997 the Company had an interest rate protection agreement which limits its exposure to interest rate increases for a notional amount of $112,500,000 related to the Senior Credit Facility. This agreement, which terminates in June 2000, provides for interest rate protection in the event that floating

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

interest rates exceed certain levels. The Company's position in this agreement was an insignificant amount at December 31, 1997.

     The mortgage loans incurred in 1997 are secured by the acquired hotel property and equipment. The loan agreements typically require the hotels to fund reserves for taxes, insurance and debt service (current restricted cash) and for capital replacement (noncurrent restricted cash).

     The acquired resort located in the U.S. Virgin Islands has a total loan facility of $29,500,000. The resort has borrowed $25,240,000 through December 31, 1997 and will borrow the remaining $4,260,000 in connection with its renovation.

     Annual maturities of long-term debt outstanding at December 31, 1997 were as follows:

                                                   (THOUSANDS)
                                                   -----------
1998.............................................   $190,186
1999.............................................     38,909
2000.............................................     59,734
2001.............................................    166,200
2002.............................................    211,843
2003 and thereafter..............................    184,462

     Interest cost paid, net of interest capitalized, amounted to $52,025,000, in 1997; $41,981,000 in 1996; $23,401,000 from May 12, 1995 through December 31,
1995; and $8,574,000 from January 1, 1995 through May 12, 1995.

     During 1995, in connection with its borrowing under the Senior Secured Notes, the Company entered into an interest rate protection agreement with the lender, which was the sole Class B member of the LLC. On the basis of interest rates as of December 31, 1996, the settlement amount due to the lender would have been approximately $5,449,000 had the Company repaid the outstanding principal of the Senior Secured Notes on December 31, 1996.

     The Company accounted for the interest rate protection agreement as a hedge against its anticipated future refinancing debt risk. Accordingly, the Company deferred recognition of changes in the estimated settlement amount of the agreement. In connection with the repayment of the Senior Secured Notes, the Company settled the interest rate protection agreement associated with the Senior Secured Notes for an insignificant amount.

     The interest rate protection agreement also required that the Company pay an interest rate management fee equal to an annual rate of 0.93 percent of the Senior Secured Note amount. This fee, which was approximately $1,052,000 in 1997, $3,098,000 in 1996 and $2,002,000 from May 12, 1995 to December 31, 1995, is included in interest expense.

     The predecessor owner borrowed funds when it acquired the predecessor business. The related interest cost has not been included in the predecessor business financial statements as that debt has not been assumed by the LLC and there are no ongoing guarantees or pledges of the Company's assets relating to that debt.

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

12.  INCOME TAXES

     Income tax expense (benefit) includes the following components (in thousands):

                                                            MAY 12, 1995
                                                              THROUGH       JANUARY 1, 1995
                                                            DECEMBER 31,        THROUGH
                                        1997       1996         1995         MAY 12, 1995
                                      --------    ------    ------------    ---------------
Current:
  Federal...........................  $ 27,750    $1,847      $   897           $  785
  State.............................     2,559       423          110              516
  Foreign...........................     2,565     2,361        1,468            1,048
                                      --------    ------      -------           ------
                                        32,874     4,631        2,475            2,349
                                      --------    ------      -------           ------
Deferred:
  Federal...........................   (15,132)     (625)      (3,720)           1,227
  State.............................    (2,555)     (388)         592              (44)
  Foreign...........................       346       286           --               --
                                      --------    ------      -------           ------
                                       (17,341)     (727)      (3,128)           1,183
                                      --------    ------      -------           ------
Total income tax expense
  (benefit).........................  $ 15,533    $3,904      $  (653)          $3,532
                                      ========    ======      =======           ======

     A reconciliation of the United States federal statutory rate to the Company's effective tax rate is as follows:

                                                             MAY 12, 1995
                                                               THROUGH       JANUARY 1, 1995
                                                             DECEMBER 31,        THROUGH
                                         1997      1996          1995         MAY 12, 1995
                                         ----      ----      ------------    ---------------
U.S. Federal statutory rate............  35.0%      35.0%        35.0%             35.0%
Increase (decrease) in tax rate
  resulting from:
  U.S. state taxes.....................  (0.1)       2.4         (3.9)              6.5
  Foreign taxes........................   0.4       38.7         (0.1)               --
  Goodwill amortization................   2.9       41.2         (8.3)             13.5
  Change in valuation allowances.......   0.3       (1.7)        (1.2)            (13.6)
  Other, including non-deductible
     expenses..........................  (4.5)       5.2        (15.1)             20.8
                                         ----      -----        -----             -----
Effective tax rate.....................  34.0%     120.8%         6.4%             62.2%
                                         ====      =====        =====             =====

     The Company had previously recorded an income tax benefit for foreign tax credits generated in the period from May 12, 1995 through December 31, 1995. The Company could not claim these credits in its 1995 federal income tax return and recorded additional income tax expense of approximately $950,000 for this item in 1996.

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31 follow:

                                                                1997        1996
                                                              --------    --------
                                                                  (THOUSANDS)
Deferred tax liabilities:
  Current assets............................................  $    507    $     --
  Investments in partnerships...............................    27,714      37,783
  Property and equipment....................................    25,163      19,391
  Intangible and other assets...............................    80,006      95,025
  Long-term debt............................................       217          --
                                                              --------    --------
          Total deferred tax liabilities....................   133,607     152,199
                                                              --------    --------
Deferred tax assets:
  Current assets............................................        --         151
  Noncurrent receivables....................................     3,299       3,873
  Current liabilities.......................................     7,843       5,223
  Long-term debt............................................        --         411
  Other long-term obligations...............................    12,525      11,848
  Federal, state and local net operating loss
     carryforwards..........................................     6,722       8,462
  Foreign tax credit carryforwards..........................    16,106      16,965
  Alternative minimum tax credit carryforwards..............     1,339       2,443
  General business credit carryforwards.....................       218         855
                                                              --------    --------
     Total deferred tax assets..............................    48,052      50,231
     Valuation allowance....................................   (21,496)    (22,552)
                                                              --------    --------
     Net deferred tax assets................................    26,556      27,679
                                                              --------    --------
Net deferred tax liabilities................................  $107,051    $124,520
                                                              ========    ========

     At December 31, 1997, the Company's taxable subsidiaries had net operating losses available for carryforward to future years of $6,683,000 for federal income tax purposes that will expire in the years 2005 through 2010. The Company's taxable subsidiaries also had net operating losses available for carryforward to future years relating to various city and state tax jurisdictions that aggregate $48,774,000 and expire in the years 1998 through 2011.

     The foreign tax credits available for carryforward to future years of $16,106,000 will expire in 1999. The Company's alternative minimum tax credit carryforwards of $1,339,000 may be used indefinitely to reduce future regular federal income taxes to the extent regular federal income taxes exceed alternative minimum tax. The general business credits available for carryforward to future years of $218,000 will expire in the years 2002 through 2010.

     Substantially all of the Company's valuation allowance is for net operating loss and tax credit carryforwards generated through May 12, 1995. Future tax benefits from these net operating loss and tax credit carryforwards for which a valuation allowance has been provided will reduce goodwill. During 1997 and 1996 goodwill was reduced by $1,862,000 and $472,000, respectively, for tax benefits from tax credits and operating loss carryforwards.

     The Company's valuation allowance decreased by a net $1,056,000 during 1997. This decrease was principally due to the use of tax credits and expiration of net operating loss carryforwards for which a valuation allowance had previously been provided. The Company's valuation allowance decreased a net $2,869,000

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

during 1996 due, principally, to the expiration of tax credits and net operating loss carryforwards for which a valuation allowance had previously been recorded. The Company's valuation allowance increased by $125,000 from May 12, 1995 through December 31, 1995 and decreased by $769,000 from January 1, 1995 through May 12, 1995. The changes in the valuation allowance were primarily due to the net generation or utilization of federal and state operating losses during the respective periods.

     Federal, state and foreign income tax payments amounted to $32,673,000 in 1997; $6,432,000 in 1996; $2,499,000 for May 12, 1995 through December 31, 1995;
and $1,670,000 for January 1, 1995 through May 12, 1995.

     The Company is indemnified by the predecessor owner against taxes for periods prior to the acquisition subject to $2,000,000 to be paid by the Company after an agreed amount of current taxes are paid. The Company has recorded the $2,000,000 obligation in deferred income tax liabilities.

13.  OTHER LONG-TERM OBLIGATIONS

     A summary of other long-term obligations at December 31 follows:

                                                               1997       1996
                                                              -------    -------
                                                                 (THOUSANDS)
Estimated insurance claims payable..........................  $22,795    $26,349
Accrued pension and postretirement liability................   16,463     17,121
Obligation to prior owner of acquired hotel.................    3,719         --
Other.......................................................   10,633      4,255
                                                              -------    -------
                                                              $53,610    $47,725
                                                              =======    =======

14.  ESTIMATED INSURANCE CLAIMS PAYABLE

     Under a captive insurance program, the Company provides insurance coverage for workers' compensation, automobile and general liability claims arising at hotel properties owned or managed by the Company through policies written directly and through assumed reinsurance arrangements. Estimated insurance claims payable represent outstanding claims and those estimated to have been incurred but not reported based upon historical loss experience. Actual costs may vary from estimates based on trends of losses for filed claims and claims estimated to be incurred but not yet filed.

     A summary of estimated insurance claims payable at December 31 follows:

                                                               1997       1996
                                                              -------    -------
                                                                 (THOUSANDS)
Estimated insurance claims payable..........................  $30,795    $34,449
Less current portion (included in accrued expenses).........    8,000      8,100
                                                              -------    -------
Noncurrent portion (included in other long-term
  obligations)..............................................  $22,795    $26,349
                                                              =======    =======

     At December 31, 1997, standby letters of credit amounting to $26,000,000 had been issued to provide collateral for the estimated claims. The letters of credit are guaranteed by the predecessor owner.

     Underwriting profit with respect to the captive insurance program amounted to $8,467,000 in 1997; $7,335,000 in 1996; $4,330,000 from May 12, 1995 through
December 31, 1995; and $2,381,000 from January 1, 1995 through May 12, 1995. Amounts related to premium income are included in other departmental and operating revenues. Claims expenses are included in other operating expenses.

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

15.  PENSIONS

     The Company sponsors two domestic defined benefit plans and several defined contribution plans. The Company has determined that it will primarily use defined contribution plans to provide retirement benefits to employees.

     In December 1995, the Company amended its qualified noncontributory defined benefit plan for management employees (Management Retirement Plan) to curtail any further benefit accruals beyond December 31, 1995. All benefits earned under the plan were vested at December 31, 1995. The plan has not been terminated. The Company recognized a curtailment gain of $4,186,000 in accordance with SFAS No. 88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Terminated Benefits, in the May 12, 1995 through December 31, 1995 consolidated statement of operations.

     A noncontributory, nonqualified Supplemental Executive Retirement Plan provides benefits for certain executives. The plan is unfunded apart from general assets of the Company.

     The Company also sponsors a qualified investment and profit-sharing plan covering domestic employees that meet certain minimum service requirements. Participants are able to contribute a portion of their compensation to the plan. The Company matches participant contributions up to a certain portion of participant base pay. The Company also makes profit-sharing contributions to the plan based on a portion of participants' base pay. The amount of expense for investment matching and profit sharing totaled $1,955,000 in 1997; $1,300,000 in 1996; $1,157,000 from May 12, 1995 through December 31, 1995; and $659,000 from
January 1, 1995 through May 12, 1995.

     The Company sponsors nonqualified deferred compensation plans for executives. The Company makes matching contributions based on participant contributions and percentages of compensation. One of the executive deferred compensation plans also provides a fixed rate of return to participants. The costs of the executive deferred compensation plans are not significant.

     A summary of the components of pension cost for the defined benefit plans follows:

                                                                MAY 12, 1995    JANUARY 1, 1995
                                    YEAR ENDED DECEMBER 31,       THROUGH           THROUGH
                                    ------------------------    DECEMBER 31,        MAY 12,
                                      1997           1996           1995             1995
                                    ---------      ---------    ------------    ---------------
                                                            (THOUSANDS)
Service cost......................   $   580        $   520       $   592           $   342
Interest cost.....................     2,732          2,577         1,666             1,002
Actual return on plan assets......    (6,298)        (4,313)       (3,813)           (2,389)
Net amortization and deferral.....     3,226          1,757         2,197             1,427
                                     -------        -------       -------           -------
Net pension cost..................   $   240        $   541       $   642           $   382
                                     =======        =======       =======           =======

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The funded status and amounts reflected in the Company's balance sheets at December 31 follows:

                                              1997                          1996
                                   --------------------------    --------------------------
                                                 SUPPLEMENTAL                  SUPPLEMENTAL
                                   MANAGEMENT     EXECUTIVE      MANAGEMENT     EXECUTIVE
                                   RETIREMENT     RETIREMENT     RETIREMENT     RETIREMENT
                                      PLAN           PLAN           PLAN           PLAN
                                   ----------    ------------    ----------    ------------
                                                         (THOUSANDS)
Actual present value of benefit
  obligations:
  Vested benefit obligation......   $29,773        $ 10,203       $23,186        $  8,732
                                    =======        ========       =======        ========
  Accumulated benefit
     obligation..................   $29,773        $ 10,264       $23,186        $  8,732
                                    =======        ========       =======        ========
Plan assets at fair value........   $42,448        $     --       $36,955        $     --
Projected benefit obligation.....    29,773          16,539        23,186          13,686
                                    -------        --------       -------        --------
Projected benefit obligation less
  than (in excess of) plan
  assets.........................    12,675         (16,539)       13,769         (13,686)
Unrecognized net loss (gain) from
  past experience which differed
  from assumptions and from
  effects of changes in
  assumptions....................     1,675           4,331        (1,130)          2,843
                                    -------        --------       -------        --------
Prepaid pension cost included in
  intangible and other assets
  (accrued pension liability
  included in other long-term
  obligations)...................   $14,350        $(12,208)      $12,639        $(10,843)
                                    =======        ========       =======        ========

     Plan assets at December 31 were invested as follows:

                                                              1997    1996
                                                              ----    ----
Cash and cash equivalents...................................  100%     --
Common stock................................................   --      66%
Long-term bonds.............................................   --      34%

     The actuarial present value of the projected benefit obligation of the Supplemental Executive Retirement Plan was determined assuming an increase in future compensation levels of 5.5% and 6.0% at December 31, 1997 and 1996, respectively. Because benefits were frozen on December 31, 1995, no assumption for increases in future compensation levels was required in order to determine the present value of the projected benefit obligation of the Management Retirement Plan. An expected long-term rate of return on plan assets of 8.5% was used in each period. A discount rate of 8.5% was used during 1995 and was reduced to 7.5% on December 31, 1995. On December 31, 1997, the discount rate was reduced to 6% for the Management Retirement Plan and 7% for the Supplemental Executive Retirement Plan. The changes in the discount rate and future compensation levels have not had a significant impact on net pension costs.

     During 1997, the Company approved the termination of the management retirement plan. The Company plans to settle the accumulated obligations through nonparticipating insurance contracts. This transaction is expected to be completed in 1998.

16.  OTHER POSTRETIREMENT BENEFITS

     The Company sponsored two defined benefit postretirement plans that covered certain domestic salaried employees. One plan provided life insurance, and the other provides medical and dental benefits. The postretirement health care plan is contributory, with retiree contributions adjusted annually, and contains

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

other cost-sharing features such as deductibles and coinsurance. The Company funds the health plan on a pay-as-you-go basis.

     Net periodic postretirement benefit costs are as follows:

                                                   YEAR ENDED      MAY 12, 1995
                                                  DECEMBER 31        THROUGH       JANUARY 1, 1995
                                                 --------------    DECEMBER 31,        THROUGH
                                                 1997     1996         1995         MAY 12, 1995
                                                 -----    -----    ------------    ---------------
                                                                    (THOUSANDS)
                     LIFE
Service costs of benefits earned...............  $ 137    $ 203       $ 100             $  55
Interest cost on accumulated postretirement
  benefit obligation...........................    150      234         149                89
Actual return on plan assets...................   (271)    (476)       (338)             (191)
Net amortization and deferral..................     --       (6)         20               (96)
                                                 -----    -----       -----             -----
Net periodic postretirement benefit cost
  (benefit)....................................  $  16    $ (45)      $ (69)            $(143)
                                                 =====    =====       =====             =====
              MEDICAL AND DENTAL
Service costs of benefits earned...............  $ 147    $ 306       $ 365             $ 202
Interest cost on accumulated postretirement
  benefit obligation...........................    121      222         277               166
Net amortization and deferral..................   (382)    (327)         --                55
                                                 -----    -----       -----             -----
Net periodic postretirement benefit cost
  (benefit)....................................  $(114)   $ 201       $ 642             $ 423
                                                 =====    =====       =====             =====

     The plans' funded status at December 31 follows:

                                                                 1997               1996
                                                              ----------    ---------------------
                                                               MEDICAL                  MEDICAL
                                                              AND DENTAL     LIFE      AND DENTAL
                                                              ----------    -------    ----------
                                                                          (THOUSANDS)
Accumulated postretirement benefit obligation...............   $  (822)     $(3,410)    $(3,336)
Plan assets.................................................        --        9,348          --
Unrecognized net gain.......................................    (3,433)         (94)     (2,942)
                                                               -------      -------     -------
Prepaid (accrued) postretirement benefit cost included in
  intangible and other assets (accrued postretirement
  benefit cost included in other long-term obligations).....   $(4,255)     $ 5,844     $(6,278)
                                                               =======      =======     =======

     For measurement purposes, a 7.0% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1997; the rate was assumed to decrease gradually to 5% by 2007 and remain at that level thereafter. Increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1997 by $99,000 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year then ended by $7,000.

     An expected long-term rate of return on plan assets of 5% was used in 1997 and 1996. An expected long-term rate of return on plan assets of 5.7% was used in each of the other periods. A discount rate of 8.5% was used during 1995 and was reduced to 7.5% on December 31, 1995 and remained unchanged on December 31, 1996. The discount rate was reduced to 7% on December 31, 1997. The changes in the discount rate have not had a significant impact on postretirement benefit costs.

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     In August 1997, the Company terminated its postretirement life insurance plan. The insurance obligations were settled through the purchase of nonparticipating single premium insurance contracts, and the remaining plan assets, totaling approximately $6,446,000, were transferred to a voluntary employee benefit association (VEBA) to fund future medical expenses. Additionally, the Company amended its postretirement medical plan to exclude a substantial portion of its employees. A limited number of qualified employees and retirees will continue to receive this benefit. The Company has recorded a curtailment gain of $1,850,000 resulting from these benefit plan changes.

17.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying values of the Company's financial instruments approximate fair value as determined by the Company, using appropriate market information and valuation methodologies, as noted below. Considerable judgment is required to develop the estimates of fair value. Thus, the estimates provided below as of December 31 are not necessarily indicative of the amounts that could be realized in a current market exchange.

                                                                1997          1996
                                                              --------      --------
                                                                 CARRYING AMOUNT
                                                                  AND FAIR VALUE
                                                              ----------------------
                                                                   (THOUSANDS)
Financial assets:
  Current
     Cash and cash equivalents..............................  $ 16,078      $ 10,642
     Marketable securities available for sale...............     4,709            --
     Guest and trade accounts receivable....................    45,139        32,621
     Accounts due from affiliates...........................     7,156         2,098
     Refundable taxes.......................................     4,110         2,852
     Other current receivables..............................    21,128        13,582
  Noncurrent
     Noncurrent receivables excluding current portion.......    11,028        12,139
     Noncurrent receivables from affiliates.................    16,623        12,771
     Restricted cash included in intangible and other
       assets...............................................    12,260         4,264
Financial liabilities:
  Current
     Notes payable..........................................     1,515         2,506
     Notes payable to affiliate.............................    37,290            --
     Trade accounts payable.................................    19,529        12,754
     Accrued expenses.......................................    54,642        48,255
     Payable to affiliates..................................     2,302         3,038
     Income taxes...........................................       473         1,204
     Other current liabilities..............................     2,443         1,053
  Noncurrent
     Long-term debt including current portion...............   851,334       433,995
     Miscellaneous items included in other long-term
       obligations..........................................     7,190         2,362

     Current financial assets -- The carrying amounts of these items approximate fair value because of the short maturity of these instruments.

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Noncurrent financial assets -- The fair values have been estimated using the expected future cash flows, discounted at market interest rates.

     Current financial liabilities -- The carrying amounts of these items approximate fair value because of the short maturity of these instruments.

     Long-term debt -- The carrying amounts approximate fair value because interest rates on these instruments change with market interest rates.

     Other long-term obligations -- The fair values have been estimated using the expected future cash flows, discounted at market interest rates.

18.  COMMITMENTS AND CONTINGENCIES

     As of December 31, 1997, the Company had capital commitments for the following (thousands):

Capital expenditures........................................  $ 5,000
Loans and investments for new hotel ventures and management
  agreements................................................   13,700
                                                              -------
Total commitments...........................................  $18,700
                                                              =======

     Approximately $4,118,000 of these commitments will not require funding until 1999.

     The Company has also guaranteed its proportionate share of a joint venture indebtedness totaling $2,800,000 and has provided operating cash flow guarantees to a managed hotel owned by an affiliate totaling $2,500,000 annually for each of the next four years.

     The Company is a defendant in various lawsuits which are incidental to its business. Management believes that the ultimate resolution of these matters will not have a material effect on the Company's financial position or results of operations.

     In January 1996 the Company, its Chief Executive Officer and a consultant of the company were named defendants in a lawsuit filed by Radisson Hotels International, Inc. (Radisson). Radisson asserted claims for a patent infringement, trade secret misappropriation, unfair competition and breach of contract. The Company indemnified its consultant from Radisson's patent infringement claim and filed a counterclaim to declare Radisson's patent invalid. In 1997 the Company settled this matter and recorded an expense. The Company is pursuing insurance recoveries related to this matter.

19.  MANAGEMENT AND SERVICE AGREEMENT

     The Company provides management and related services to owned and nonowned hotels under agreements with terms generally ranging from 2 to 30 years. Fees paid to the Company are based primarily upon percentages of the hotels' gross operating revenues or gross operating profits as defined in the agreements.

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Company also maintains a corporate sales and marketing program. The hotels reimburse the Company pro rata for marketing services, including all costs in connection with hotel reservations. A financial summary of marketing activities follows:

                                                                MAY 12, 1995    JANUARY 1, 1995
                                    YEAR ENDED DECEMBER 31,       THROUGH           THROUGH
                                    ------------------------    DECEMBER 31,        MAY 12,
                                      1997           1996           1995             1995
                                    ---------      ---------    ------------    ---------------
                                                            (THOUSANDS)
Total expenses....................   $39,518        $35,550       $20,700           $11,572
Hotel reimbursements..............    29,237         27,144        16,710             9,588
Hotel reimbursements from
  affiliates......................     3,610          3,741         2,137               972
                                     -------        -------       -------           -------
Net cost (included in general,
  administrative and marketing
  expenses).......................   $ 6,671        $ 4,665       $ 1,853           $ 1,012
                                     =======        =======       =======           =======

     The net cost reflects the Company's pro rata share of sales, marketing and hotel reservation costs.

     Additionally, under the agreements, the Company generally provides hotels with the services of certain full-time employees. The Company is reimbursed for these employees' salaries and related benefits.

     Management and representation fees to partnerships carried on the equity basis of accounting are at terms that are comparable to fees under similar agreements with unrelated third parties.

20.  OPERATING LEASE OBLIGATIONS

     Operating lease agreements cover land, hotel buildings, office space, furniture and equipment at several locations. Lease terms generally provide that the Company is to pay minimum rentals, taxes, insurance, maintenance and utilities associated with the leased properties, as well as rentals based upon percentages of operating profits or revenues. Rent expense pursuant to percentages of operating profits totaled $3,535,000 and $3,633,000 for the years ended December 31, 1997 and 1996, respectively. Percentage rent was not material for 1995.

     Future minimum lease payments are as follows:

            YEAR ENDING DECEMBER 31,
            ------------------------               (THOUSANDS)
       1998......................................    $ 8,783
       1999......................................      7,717
       2000......................................      7,569
       2001......................................      6,703
       2002......................................      6,186
       2003 and thereafter.......................     41,208
                                                     -------
Total minimum lease payments.....................    $78,166
                                                     =======

     A portion of the minimum lease payments are recovered as part of the marketing services reimbursement.

21.  EQUITY-BASED COMPENSATION

     During the period from May 12, 1995 to December 31, 1995, the LLC awarded equity-based compensation to certain key employees. The equity-based compensation arrangements consisted of options granted to acquire up to 5% of the outstanding equity of the LLC or its subsidiaries. The options vested over a five-year period and were exercisable upon the earlier of five years or a change in control in or liquidation of

                WESTIN COMBINED, W & S HOTEL L.L.C. CONSOLIDATED
                            AND PREDECESSOR BUSINESS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

the LLC. The option strike prices increased from initial strike prices based on the fair value of the LLC at the date of employment, at annual rates ranging from 15% to 25%, with a weighted average rate of increase of 18%. Additional options were granted during 1996 representing approximately 0.25% of the total outstanding equity of the LLC or its subsidiaries. These options were exercisable based on the estimated fair value of the LLC or its subsidiaries at the grant date, increasing annually by 10% with similar vesting provisions as the options granted in 1995. All options granted were outstanding at December 31, 1996. Twenty percent of the options granted prior to December 31, 1995 were vested at December 31, 1996. No options were exercisable and no options were exercised, forfeited or expired during the period from May 12, 1995 to December 31, 1996. In connection with the liquidation of the LLC, the merger of Worldwide into the Trust and the sale of the capital stock of all affiliate companies to Starwood discussed in Note 1 (the Merger), the option holders exercised their options and received cash and Starwood paired shares in the same ratios as the LLC members.

     The LLC estimates the fair value of its stock options following the provisions of SFAS 123, Accounting for Stock-Based Compensation. Under the provisions of SFAS 123, the fair value of increasing strike price options is the difference between a risk-free interest rate that corresponds to the option period and the rate of increase of the option strike price. Since the rates of increase exceed the risk-free interest rates, the fair value of the options at the time of the award was zero. Accordingly, no compensation expense has been reflected in the accompanying financial statements.

     During 1997, the LLC offered certain executives of the Company the right to invest in restricted equity instruments which vest over four years. In connection with the Merger, the officers who elected to invest received cash and Starwood paired shares in the same ratios as the LLC members. The cash to be received by the officers in excess of amounts invested has been accrued as compensation expense in the accompanying financial statements. The fair value of the shares received by the officers is being amortized over the four year vesting period. Accrued compensation relating to this award was $2,642,000 at December 31, 1997.

22.  SUPPLEMENTAL CASH FLOW INFORMATION

     Equity was issued in exchange for notes receivable in 1997 for $780,000 and in the period May 12, 1995 through December 31, 1995 for $4,640,000.

     Capital lease obligations of $5,564,000, $4,888,000, $474,000 and $32,000 were incurred or assumed in connection with hotel acquisitions in 1997, 1996, the period May 12, 1995 through December 31, 1995 and the period January 1, 1995 through May 12, 1995, respectively.

     In 1997, Senior Secured Notes of $324,500,000 were refinanced with the proceeds of the May 1997 Senior Credit Facility of $331,000,000, net of $6,500,000 of deferred loan costs. Also in 1997, the May 1997 Senior Credit Facility of $331,000,000 and Subordinated Notes of $119,488,000 were refinanced with the proceeds of the Senior Credit Facility of $462,226,000, net of $11,738,000 of deferred loan costs.

23.  SUBSEQUENT EVENTS

     Through January 1998, the Company operated in Asia subject to an exclusive license granted by the predecessor owner to manage, franchise and invest in hotels in Asia under the Westin Hotels & Resorts name. The Company, through its successor owner (as more fully described in Note 1), purchased the rights to the exclusive license for approximately $36,000,000 and acquired a note receivable from Westin Hotels Limited Partnership for $34,000,000 plus accrued interest and certain deferred incentive management fees for $10,000,000.

                                                                      SCHEDULE I

                        ITT CORPORATION AND SUBSIDIARIES
                       VALUATION AND QUALIFYING ACCOUNTS

                                                                     ADDITIONS (DEDUCTIONS)
                                                       --------------------------------------------------
                                                                   CHARGED TO   WRITE-OFFS/
                                                        BALANCE    COSTS AND    RECOVERIES/     BALANCE
                     DESCRIPTION                       JANUARY 1    EXPENSES       OTHER      DECEMBER 31
                     -----------                       ---------   ----------   -----------   -----------
                                                                          IN MILLIONS
YEAR ENDED DECEMBER 31, 1997
Trade Receivables -- Allowance for doubtful
  accounts...........................................    $121         $65          $(74)         $112
Notes Receivable -- Allowance for doubtful
  accounts...........................................    $ 50         $--          $  7          $ 57
YEAR ENDED DECEMBER 31, 1996
Trade Receivables -- Allowance for doubtful
  accounts...........................................    $ 81         $39          $  1          $121
Notes Receivable -- Allowance for doubtful
  accounts...........................................    $ 98         $--          $(48)         $ 50
YEAR ENDED DECEMBER 31, 1995
Trade Receivables -- Allowance for doubtful
  accounts...........................................    $ 26         $50          $  5          $ 81
Notes Receivable -- Allowance for doubtful
  accounts...........................................    $ 78         $--          $ 20          $ 98

                    COMMON STOCK MARKET PRICE AND DIVIDENDS
                                   IN DOLLARS

                                                      THREE MONTHS ENDED        THREE MONTHS ENDED
                                                             1997                      1996
                                                      ------------------        ------------------
                                                       HIGH        LOW           HIGH        LOW
                                                      -------    -------        -------    -------
March 31,...........................................  $60.50     $41.13         $62.63     $47.38
June 30,............................................  $61.75     $57.33         $68.25     $56.88
September 30,.......................................  $68.63     $60.83         $66.63     $43.00
December 31,........................................  $82.63     $67.75         $46.50     $40.88

     The above table reflects the range of market prices of ITT common stock as reported in the consolidated transaction reporting system of the New York Stock Exchange, the principal market in which this security is traded, under the trading symbol "ITT".

     On December 19, 1995, ITT Industries distributed to its stockholders of record at the close of business on such date all of the outstanding shares of common stock of ITT, then a wholly owned subsidiary of ITT Industries. In such spin-off, holders of common stock of ITT Industries received one share of ITT's common stock for every one share of ITT Industries common stock held. On December 20, 1995, the common stock of ITT commenced "regular way" trading on the New York Stock Exchange under the symbol "ITT".

     During the period from January 1, 1998 through February 23, 1998, the high and the low reported market prices of ITT common stock were $83.88 and $79.69, respectively.

     The Company has not declared any dividends to date and at present has no plans to declare or pay any dividends.

     There were approximately 51,000 holders of record of ITT Common Stock on February 23, 1998.

                                       S-2